                                                                     EXHIBIT 4.1


                               U.S.$250,000,000.00

                           REVOLVING CREDIT AGREEMENT

                                      Among

                              PRIDE OFFSHORE, INC.,

                                  as Borrower,


                           PRIDE INTERNATIONAL, INC.,
                          MEXICO DRILLING LIMITED LLC,
                           PRIDE CENTRAL AMERICA, LLC,
                              PRIDE DRILLING, LLC,
                             PRIDE NORTH AMERICA LLC
                        PRIDE OFFSHORE INTERNATIONAL LLC
                                       and
                             PRIDE SOUTH PACIFIC LLC

                                 as Guarantors,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                              as Revolving Lenders,

                         CREDIT LYONNAIS NEW YORK BRANCH

  as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,

                CREDIT MUTUEL - CREDIT INDUSTRIEL ET COMMERCIAL,

                    as Mandated Lead Arranger and Bookrunner,

                           NATEXIS BANQUES POPULAIRES,

             as Mandated Lead Arranger, Bookrunner and Issuing Bank,

                                     NORDEA,

                 as Lead Arranger, Bookrunner and Issuing Bank,

                                       and
                                  NEDSHIP BANK,

                                as Co-Underwriter


                                  June 20, 2002

                                    CONTENTS

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                           REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (this "AGREEMENT") dated as of June 20, 2002 is among:

(1)   Pride Offshore, Inc., a Delaware corporation;

(2) Pride International, Inc., Mexico Drilling Limited LLC, Pride Central America, LLC, Pride Drilling, LLC, Pride North America LLC, Pride Offshore International LLC and Pride South Pacific LLC;

(3) Credit Lyonnais New York Branch (in its capacity as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender);

(4)   The Revolving Lenders (as defined in this Agreement);

(5)   The Issuing Banks (as defined in this Agreement);

(6) Credit Mutuel - Credit Industriel Et Commercial (in its capacity as Mandated Lead Arranger and Bookrunner) acting through respectively Banque de l'Economie, du Commerce et de la Monetique and Credit Industriel Et Commercial;

(7) Natexis Banques Populaires (in its capacity as Mandated Lead Arranger, Bookrunner and Issuing Bank);

(8)   Nordea (in its capacity as Lead Arranger, Bookrunner and Issuing Bank);
      and

(9)   Nedship Bank (in its capacity as Co-Underwriter).

It is agreed as follows:

                                    SECTION 1
                                 INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "ACCEPTABLE SECURITY INTEREST" in any Property means a Lien (a) which exists in favour of the Collateral Agent for the benefit of the Finance Parties; (b) which is superior to all other Liens except Permitted Liens;
      (c) which secures the Obligations; and (d) which is perfected and enforceable against all Persons in preference to any rights of any Person therein (other than rights in respect of Permitted Liens).

      "ACCESSION LETTER" means a document substantially in the form set out in
      Schedule 6 (Form of Accession Letter).

      "ACQUISITION" means any Going Concern Acquisition or any Asset
      Acquisition.

      "ADDITIONAL APPRAISAL REPORT" has the meaning set forth in Clause 25.10(d) (Rig Appraisal Reports).

      "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 25.12 (New Subsidiaries; Permitted Holding Company).

      "ADMINISTRATIVE AGENT" means Credit Lyonnais New York Branch in its capacity as agent of the Finance Parties pursuant to Clause 29 (Role of the Agents and the Arrangers), and any successor administrative agent pursuant to Clause 29 (Role of the Agents and the Arrangers).

      "AFFILIATE" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

      "AGENT" means the Administrative Agent or the Collateral Agent and "AGENTS" means all such Persons collectively.

      "APPRAISED VALUE PERCENTAGE" means (a) with respect to any Mortgaged Revolving Credit Facility Rig affected by a Collateral Disposition, one minus a fraction the numerator of which is the aggregate Market Value of all Mortgaged Revolving Credit Facility Rigs excluding such Mortgaged Revolving Credit Facility Rig affected by a Collateral Disposition as of the date of determination and the denominator of which is the aggregate Market Value of all Mortgaged Revolving Credit Facility Rigs including such Mortgaged Revolving Credit Facility Rig affected by a Collateral Disposition as of the date of determination (which date of determination shall be no later than 30 days after such Collateral Disposition has occurred) and (b) with respect to any Mortgaged Revolving Credit Facility Rig affected by a Casualty Event if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000, one minus a fraction the numerator of which is the aggregate Market Value of all Mortgaged Revolving Credit Facility Rigs reflecting such Casualty Event as of the date of determination and the denominator of which is the aggregate Market Value of all Mortgaged Revolving Credit Facility Rigs prior to the occurrence of the Casualty Event as of the date of determination (which date of determination shall be no later than 30 days after such Casualty Event has occurred).

      "APPROVED RIGBROKER" means Normarine Offshore Consultants, Inc., Johan G. Olsen Shipbrokers A\S or any other first-class, international, independent, sale and purchase offshore drilling rig broker reasonably acceptable to the Administrative Agent.

      "ARRANGER" means the Mandated Lead Arrangers or the Lead Arranger, and "ARRANGERS" means all such Persons collectively.

      "ASSET ACQUISITION" means, any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent Company or any of its Subsidiaries acquires any land or offshore drilling rig or vessel, or fleet of rigs or vessels, or any other asset the acquisition of which is not made to maintain or improve an existing asset.

      "AVAILABILITY PERIOD" means, in relation to a Facility, the period from and including the date of this Agreement to and including the Revolving Maturity Date.

      "AVAILABLE COMMITMENT" means, in relation to a Facility, a Revolving Lender's or, as the case may be, the Swingline Lender's, Commitment under that Facility minus:

      (a) the amount of its participation in any outstanding Utilisations under that Facility; and

      (b) in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date,

      other than that Revolving Lender's or, as the case may be, the Swingline Lender's participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

      "AVAILABLE FACILITY" means, in relation to the Swingline Facility, the Swingline Lender's Available Commitment in respect of that Facility and, in relation to the Revolving Credit Facility, the aggregate for the time being of each Revolving Lender's Available Commitment in respect of the Revolving Credit Facility less the amount of Swingline Loans then outstanding other than any amount of the Swingline Loan that is due to be repaid or prepaid on or before the proposed Utilisation Date.

      "BOOKRUNNER" means each of Credit Mutuel - Credit Industriel Et Commercial, Natexis Banques Populaires and Nordea.

      "BORROWER" means Pride Offshore, Inc., a Delaware corporation.

      "BREAK COSTS" means the amount (if any) by which:

      (a) the interest which a Revolving Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

      exceeds:

      (b) the amount which that Revolving Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Paris and which is also a TARGET Day.

      "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      "CAPITALIZED LEASE" of a Person means any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

      "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

      "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or government of a Participating Member State or issued by any agency thereof and backed by the full faith and credit of the United States of America or a Participating Member State, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Revolving Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or of any Participating Member State or any province or other jurisdiction thereof having combined capital and surplus of not less than U.S.$500,000,000 (or the equivalent in any other currency); (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Revolving Lender or of any commercial bank satisfying the requirements of clause (b) or (c) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government or government of a Participating Member State; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, province or other jurisdiction of the United States or any other foreign country, by any political subdivision or taxing authority of any such state, commonwealth, territory, province or other jurisdiction, the securities of which state, commonwealth, territory, province, other jurisdiction, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Revolving Lender or any commercial bank satisfying the requirements of clause (b) or (c) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "CASUALTY EVENT" means, with respect to any Mortgaged Revolving Credit Facility Rig owned by any Person, (a) any loss or damage to, or any condemnation or taking of, such Mortgaged Revolving Credit Facility Rig other than a Total Loss of any Mortgaged Revolving Credit Facility Rig, for which such Person receives, anticipates recovering or has filed a claim for Casualty Proceeds or (b) any Lien imposed by any Governmental Authority pursuant to Environmental Law and that has not been released or bonded within ten Business Days following the applicable Credit Party's receipt of notice of such imposition unless such Lien is being contested in good faith and by appropriate proceedings.

      "CASUALTY PROCEEDS" means the proceeds of any insurance, condemnation award or other compensation paid or payable to any Credit Party or the Collateral Agent in respect of any Casualty Event, less the reasonable fees, taxes and expenses paid to collect such proceeds.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

      "CERCLIS", or the "CERCLA INFORMATION SYSTEM", means the inventory maintained by the EPA of sites with potential Releases of Hazardous Substances that have been or may need to be addressed by the CERCLA program.

      "CHANGE OF CONTROL" means any of (a) any acquisition pursuant to which any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) other than a Permitted Holding Company has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Voting Stock of the Parent Company; (b) the Parent Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than a majority of the outstanding voting securities entitled to vote generally in the election of directors or Persons who serve similar functions of the surviving or resulting Person are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Parent Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Parent Company entitled to vote on such merger or consolidation, the stockholders of the Parent Company as of such record date or (z) a Permitted Holding Company; (c) the Parent Company, either individually or in conjunction with one or more of its Subsidiaries, sells, conveys, transfers or leases, or its Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Parent Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of its Subsidiaries, to any Person except as otherwise permitted by Clause 25.17 (Merger or Consolidation; Asset Sales); (d) the liquidation or dissolution of the Parent Company, (e) the first day on which a majority of the individuals who constitute the Board of Directors of the Parent Company are not Continuing Directors or (f) the Parent Company shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower.

      "CLOSING DATE" means the date on which the Administrative Agent delivers the notice referred to in Clause 4.1 (Initial Conditions Precedent).

      "CM-CIC" means Credit Mutuel - Credit Industriel Et Commercial (a brand name for Banque de l'Economie, du Commerce et de la Monetique).

      "CODE" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "COLLATERAL" means the Mortgaged Revolving Credit Facility Rigs and all other collateral as defined in each of the Security Documents.

      "COLLATERAL AGENT" means Credit Lyonnais New York Branch in its capacity as security trustee for the Finance Parties pursuant to Clause 29 (Role of the Agents and the Arrangers) and any successor collateral agent pursuant to Clause 29 (Role of the Agents and the Arrangers).

      "COLLATERAL DISPOSITION" means (a) the sale, transfer, contribution or other disposition by (i) the Borrower to any Person other than a Guarantor or (ii) any Guarantor to any Person other than the Borrower or any other Guarantor, of any Mortgaged Revolving Credit Facility Rig or (b) any Total Loss of any Mortgaged Revolving Credit Facility Rig.

      "COLLATERAL DISPOSITION PROCEEDS" means (a) with respect to any Collateral Disposition involving a sale, transfer, contribution or other disposition of a Mortgaged Revolving Credit Facility Rig, the gross proceeds thereof received by any Credit Party less the reasonable fees, taxes and expenses paid by such Person that are directly related to such sale and the amount of reserves, if any, recorded in accordance with GAAP for indemnity or other obligations of the Parent Company and its Subsidiaries directly related to such sale or the Mortgaged Revolving Credit Facility Rig and
      (b) with respect to any Collateral Disposition involving a Total Loss of a Mortgaged Revolving Credit Facility Rig, the proceeds of any insurance proceeds, condemnation award or other compensation paid or payable to any Credit Party or the Collateral Agent in respect of such Total Loss less the reasonable fees, taxes and expenses paid to collect such proceeds and the amount of reserves, if any, recorded in accordance with GAAP for indemnity or other obligations of the Parent Company and its Subsidiaries directly related to such sale or the Mortgaged Revolving Credit Facility Rig.

      "COMMITMENT" means a Revolving Commitment or a Swingline Commitment.

      "COMMITMENT FEE RATE" means a percentage rate per annum, calculated on each day, equal to 40% of the Margin applicable to Revolving Credit Loans on such day, provided that such percentage rate per annum shall not on any day exceed 1.00% per annum.

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

      "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated May 2002 (together with all amendments and supplements thereto) and furnished to the initial Finance Parties in connection with the syndication of (a) the Term Loans made under the Term Loan Agreement and (b) the Revolving Commitments made hereunder.

      "CONSOLIDATED EBITDA" means, for any period of determination, (a) Consolidated Operating Income for such period of determination plus (b) to the extent deducted in determining Consolidated Operating Income, depreciation, amortization and other non-cash expense for such period of determination, and cash costs directly related to the Acquisition by the Parent Company of Marine Drilling Companies, Inc. and its Subsidiaries, each calculated on a consolidated basis in accordance with GAAP; provided, however, that for each transaction effected on or prior to the time of calculation of Consolidated EBITDA that is reasonably expected to have the effect of increasing or decreasing Consolidated EBITDA by at least $10,000,000 during the twelve month period following the transaction date, the Pro Forma Consolidated EBITDA of such transaction shall be included in Consolidated EBITDA.

      "CONSOLIDATED NET DEBT" means, at any time, the Debt of the Group less Unrestricted Cash, each calculated on a consolidated basis as of such time; provided, however, that, unless the Parent Company elects otherwise, the MARAD Financing shall be excluded from Consolidated Net Debt if (i) the MARAD Financing is non-recourse to the Parent Company and its Subsidiaries (other than Special Purpose Subsidiaries), (ii) neither the Parent Company nor any of its Subsidiaries (other than Special Purpose Subsidiaries) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, for Debt that constitutes part of the MARAD Financing and (iii) the provider of the MARAD

      Financing shall have no recourse to any assets of the Parent Company and its Subsidiaries (other than the MARAD Collateral).

      "CONSOLIDATED NET INCOME" means, for any period, the net income of the Parent Company and its Subsidiaries calculated on a consolidated basis for such period after taxes, as determined in accordance with GAAP.

      "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, the cash interest expense of the Group (and for so long as the MARAD Financing is excluded from Consolidated Net Debt, including cash interest expense from the MARAD Financing, if any, to the extent paid by the Parent Company or one of its Subsidiaries other than the Special Purpose Subsidiaries associated with the MARAD Financing) that is not funded by further drawdown on, or other increase in principal amount of, the associated Debt less cash interest income of the Group, each calculated on a consolidated basis in accordance with GAAP for such period; provided, however, that for each transaction effected on or prior to the time of calculation of Consolidated Net Interest Expense that is reasonably expected to have the effect of increasing or decreasing Consolidated EBITDA by at least $10,000,000 per annum, Consolidated Net Interest Expense will be calculated on a pro forma basis as if any Debt associated with such transaction had been incurred on the first day of the period of determination at an interest rate equivalent to the interest rate associated with such Debt on the current date of determination and giving effect to the amortization schedule starting from the current date of determination.

      "CONSOLIDATED NET WORTH" means, at any time, the net worth or total shareholders equity of the Group on a consolidated basis determined in accordance with GAAP.

      "CONSOLIDATED OPERATING INCOME" means, for any period, the revenues of the Group for such period after operating costs and selling, general and administrative expenses but, for the avoidance of doubt, before taxes and interest, each calculated on a consolidated basis in accordance with GAAP; provided, however, that the effects of the MARAD Vessels will be excluded from Consolidated Operating Income for so long as the MARAD Financing is excluded from Consolidated Net Debt.

      "CONSOLIDATED TANGIBLE NET ASSETS" means, as of any date, the assets (other than the Intangible Assets) which would be reflected on a consolidated balance sheet of the Group prepared as of such date in accordance with GAAP.

      "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, the Consolidated Net Worth less the aggregate book values of the Intangible Assets.

      "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

      "CONTINUING DIRECTOR" means an individual who (a) is a member of the full Board of Directors of the Parent Company and (b) either (i) was a member of the Board of Directors of the Parent Company on the Closing Date or
      (ii) whose nomination for election or election to the Board of Directors of the Parent Company was approved by vote of at least two-thirds of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved.

      "CONTROL PERCENTAGE" means, with respect to any Person, the percentage of the outstanding Capital Stock (or other ownership interests and including any options, warrants or similar rights to purchase such Capital Stock) of such Person having ordinary voting power which gives the direct or indirect holder of such Capital Stock or ownership interests the power to elect a majority of the Board of Directors (or other applicable governing body) of such Person.

      "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades (whether or not incorporated) under common control which, together with the Parent Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "CO-UNDERWRITER" means Nedship Bank.

      "CREDIT DOCUMENTS" means the Term Loan Agreement and each other agreement, instrument or document executed by any Credit Party or any of their respective officers at any time in connection with the Term Loan Agreement.

      "CREDIT PARTY" means the Borrower and any Guarantor.

      "DEBT," for any Person, means without duplication:

      (a) indebtedness of such Person for borrowed money (but, for the avoidance of doubt, excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade which shall not remain unpaid for a period of more than 90 days after such liabilities become due and payable);

      (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (c) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade which shall not remain unpaid for a period of more than 90 days after such liabilities become due and payable);

      (d)   Capitalized Lease Obligations;

      (e) all obligations of such Person in respect of financial letters of credit, bank guarantees, acceptance facilities, bills of exchange or similar instruments which are issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable;

      (f)   Off-Balance Sheet Liabilities;

      (g) indebtedness or obligations of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property on or in respect of any Property now or hereafter owned or acquired by such Person, the amount of such Debt being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

      (h) Contingent Obligations for the Debt of another Person referred to in clauses (a) through (g) of this definition;

      but, for the avoidance of doubt, shall not include bid, surety or appeal bonds, performance bonds or other obligations of a like nature or performance letters of credit or similar arrangements issued for the account of the Parent Company or any of its Subsidiaries.

      The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as of such date, less, in each case, the outstanding balance at such date of cash and Cash Equivalents deposited by such Person in restricted accounts that require the provider of such Debt to consent to any withdrawal.

      "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "ELIGIBLE ASSIGNEE" means a Revolving Lender, an Affiliate of a Revolving Lender, any commercial bank organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof which has primary capital (or its equivalent) of not less than $250,000,000 (or the equivalent in any other currency), that is approved by the Administrative Agent, and, so long as no Default exists, is approved by the Borrower, in either case, such approval not to be unreasonably withheld.

      "ENVIRONMENT" or "ENVIRONMENTAL" shall have the meanings set forth in 43 U.S.C. Section 9601(8) (1988).

      "ENVIRONMENTAL CLAIM" means any third party (including governmental agencies and employees) action, lawsuit, claim, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

      "ENVIRONMENTAL LAW" means all Legal Requirements arising from, relating to, or in connection with the Environment, including, without limitation, CERCLA, the Outer Continental Shelf Lands Act, the Federal Water Pollution Control Act of 1972 and the Oil Pollution Act of 1990 (as applicable) relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

      "ENVIRONMENTAL PERMIT" means any permit, license, order, approval or other authorization under Environmental Law.

      "EPA" means the United States Environmental Protection Agency or any successor thereto.

      "EQUITY ISSUANCE" means any issuance of equity securities (including any preferred equity securities) by the Parent Company or any of its Subsidiaries other than equity securities issued (a) to the Parent Company or one of its Subsidiaries, (b) pursuant to employee or director and officer stock option plans in the ordinary course of business, (c) pursuant to the Pride International, Inc. Direct Stock Purchase Plan or in connection with the Parent Company's program for the issuance and sale from time to time of the Parent Company's common stock pursuant to an agency agreement between the Parent Company and a sales agent providing for sales by means of ordinary brokers' transactions through the facilities of the New York Stock Exchange at prices prevailing at the time of sale less a selling commission to the sales agent, and (d) pursuant to the exercise of conversion rights with respect to the Parent Company's convertible securities outstanding on the Closing Date.

      "EQUITY ISSUANCE PROCEEDS" means, with respect to any Equity Issuance, all cash and Cash Equivalents received by the Parent Company or any of its Subsidiaries from such Equity Issuance after payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

      "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

      "EURODOLLAR RATE RESERVE PERCENTAGE" of any Revolving Lender for the Interest Period for any Revolving Credit Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Revolving Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "EUROPEAN FACILITY" means the Facility Agreement for a U.S.$125,000,000 Secured Revolving Credit Facility to Pride Foramer SAS and Forasub B.V. arranged by Natexis Banques Populaires, as lead arranger, agent and security agent, Credit Industriel et Commercial, as arranger, and BNP Paribas and Credit Lyonnais, as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 26 (Events of Default).

      "EXISTING BANK FACILITY" means the Amended and Restated Credit Agreement dated as of August 12, 1998 among Marine Drilling Companies, Inc., the lenders named therein, ABN AMRO Bank N.V., as administrative agent for such lenders, and Christiania Bank og Kreditkasse, New York Branch, as syndication agent, as amended.

      "EXISTING REVOLVING LENDER" has the meaning set forth in Clause 27.1 (Assignments and Transfers by the Revolving Lenders).

      "FACILITY" means Revolving Credit Facility or the Swingline Facility.

      "FACILITY OFFICE" means the office or offices notified by a Finance Party to the Administrative Agent and the Borrower in writing on or before the date it becomes a Finance Party (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any of its successors.

      "FEE LETTERS" means (a) the letter agreement dated as of March 28, 2002 between the Administrative Agent and the Borrower, and (b) the letter agreement dated as of April 22, 2002 among the Mandated Lead Arrangers and the Borrower, each setting out the fees referred to in Clause 15 (Fees).

      "FINANCE DOCUMENT" means this Agreement, any Letter of Credit, the Security Documents, the Fee Letters, any Accession Letter, and any other document designated as such by the Administrative Agent and the Borrower.

      "FINANCE PARTY" means an Agent, an Arranger, the Co-Underwriter, a Bookrunner, an Issuing Bank, the Swingline Lender or a Revolving Lender.

      "FINANCIAL CONTRACT" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

      "FINANCIAL CONTRACT OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Financial Contracts, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Financial Contract.

      "FUND," "TRUST FUND," or "SUPERFUND" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. Section 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. Section 9641 (1988), which statutory provisions have been amended or repealed by the Superfunds Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to Section 9507 of the Code.

      "GAAP" means with respect to any financial statements of the Parent Company or any of its Subsidiaries, or calculations related to such financial statements of the Parent Company or any of its Subsidiaries, United States generally accepted accounting principles as in effect from time-to-time applied on a basis consistent with the requirements of Clause
      1.4 (Accounting Terms).

      "GOING CONCERN ACQUISITION" means, any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company (but, for the avoidance of doubt, except in the case of (ii) above where such acquisition would reasonably be considered an Asset Acquisition).

      "GOVERNMENTAL AUTHORITY" means, as to any Person in connection with any subject, any foreign, supranational, national, state or provincial governmental authority, or any political subdivision thereof, any governmental or regulatory agency, department, commission, board, bureau, authority or instrumentality lawfully entitled to exercise any executive, judicial, legislative, police, regulatory or taxing authority or power or any government court, in each case having jurisdiction over such Person or such Person's Property in connection with such subject.

      "GOVERNMENTAL PROCEEDINGS" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

      "GROUP" means the Parent Company and its Subsidiaries.

      "GUARANTOR" means an Original Guarantor or an Additional Guarantor.

      "HAZARDOUS SUBSTANCE" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

      "HAZARDOUS WASTE" means the substances regulated as such pursuant to any Environmental Law.

      "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Parent Company that is not guaranteed by any other Person or subject to any other credit enhancement.

      "INITIAL MORTGAGED REVOLVING CREDIT FACILITY RIGS" means each of the vessels listed on Schedule 22.17.

      "INITIAL RIG APPRAISAL REPORT" has the meaning specified in Schedule 2 (Conditions Precedent to Initial Utilisations).

      "INSURANCE POLICIES" includes (a) all insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Mortgaged Revolving Credit Facility Rigs, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (b) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurances, and (c) all other rights of each owner of a Mortgaged Revolving Credit Facility Rig under or in respect of said insurances.

      "INTANGIBLE ASSETS" means (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet prepared in accordance with GAAP, and (c) unamortized debt discount and expense.

      "INTERCOMPANY DEBT" means all Debt owing by any Credit Party to the Parent Company or any of its Subsidiaries (including any other Credit Party).

      "INTEREST COVERAGE RATIO" means, for the Group on a consolidated basis, as of the end of any fiscal quarter, for the then most-recently ended four fiscal quarters, the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

      "INVESTMENT" of any Person means any loan, advance (other than commission, travel and similar advances to officers and employees, drawing accounts and similar expenditures or prepayments or deposits made in the ordinary course of business) or extension of credit that constitutes Debt of the Person to whom it is extended or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes (including structured notes), debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person (but, for the avoidance of doubt, excluding capital expenditures of such Person determined in accordance with GAAP).

      "ISSUING BANK" means each of Credit Lyonnais New York Branch, Credit Industriel Et Commercial, Natexis Banques Populaires and Nordea.

      "ISM CODE" has the meaning set forth in Clause 22.27 (Compliance with Laws).

      "LEAD ARRANGER" means Nordea.

      "LEGAL REQUIREMENT" means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

      "LETTER OF CREDIT" means each letter of credit issued under this Agreement, substantially in the form (a) set out in Schedule 9 (Form of Letter of Credit) or (b) requested by the Borrower and reasonably acceptable to the Administrative Agent (with the prior consent of the Required Revolving Lenders) and the applicable Issuing Bank.

      "LETTER OF CREDIT EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and (b) the aggregate unpaid amount of all Reimbursement Obligations owing with respect to such Letters of Credit at such time.

      "LEVEL I, LEVEL II, LEVEL III, LEVEL IV, LEVEL V AND LEVEL VI", and individually, a "LEVEL", shall mean the level determined by the ratings by Moody's and S&P, respectively, applicable on such date to the Revolving Credit Facility:

                   Level                Revolving Credit Facility Ratings
                   -----                ---------------------------------

                  Level I               BBB+ or higher by S&P
                                        Baa1 or higher by Moody's

                  Level II              BBB by S&P
                                        Baa2 by Moody's

                 Level III              BBB- by S&P
                                        Baa3 by Moody's

                  Level IV              BB+ by S&P
                                        Ba1 by Moody's

                  Level V               BB by S&P
                                        Ba2 by Moody's

                  Level VI              BB- or lower by S&P
                                        Ba3 or lower by Moody's


      For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for the Revolving Credit Facility (other than by reason of the circumstances referred to in the last sentence of this definition), then the level shall be based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt which ratings the Parent Company will maintain until the Revolving Maturity Date; (b) if either Moody's or S&P (but not both) shall have in effect a rating for the Revolving Credit Facility, then the level shall be based upon that rating;
      (c) if neither Moody's nor S&P shall have in effect a rating for the Revolving Credit Facility or the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the level shall be deemed to be Level VI; (d) if the ratings established or deemed to have been established by Moody's and S&P for the Revolving Credit Facility or the Index Debt, as the case may be, shall fall within different Levels, the Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Levels lower than the other, in which case the Margin shall be determined by reference to the Level next above that of the lower of the two ratings; and (e) if the ratings established or deemed to have been established by Moody's or S&P for the Revolving Credit Facility or the Index Debt, as the case may be, shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced or published by the applicable rating agency or, in the absence of such announcement or publication, on the effective date of such rating as determined by the Administrative Agent. Each change in the Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Finance Parties shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "LEVERAGE RATIO" means, for the Group on a consolidated basis, as of the end of any fiscal quarter, the ratio of (a) Consolidated Net Debt to (b) Consolidated EBITDA for the then most-recently ended four fiscal quarters.

      "LIBOR" means, in relation to any Revolving Credit Loan:

      (a)   the applicable Screen Rate; or

      (b) (if no Screen Rate is available for U.S. Dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in U.S. Dollars and for a period comparable to the Interest Period for that Loan.

      "LIEN" means any mortgage, lien (statutory or other), pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement, encumbrance, priority or other security arrangement or preferential arrangement of any kind or nature whatsoever to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capitalized Lease or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, however, for the avoidance of doubt, that negative pledge or similar agreements of a Person to refrain from permitting Liens and the interest of a Person as owner or lessor under charters or leases of Property (including, without limitation, drilling rigs, drillships and other vessels and platforms) shall not constitute "Liens" on or in respect of the Property of such Person.

      "LOAN" means a Revolving Credit Loan or a Swingline Loan.

      "LONDON BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

      "MAINTENANCE CAPITAL EXPENDITURES" means, without duplication for any period, the aggregate of all expenditures for any purchase, other acquisition or leasing (pursuant to a Capitalized Lease) of any asset or additions to equipment (including replacements, capitalized repairs and improvements during such period) which would be classified as a fixed or capital asset on a consolidated balance sheet of the Group prepared in accordance with GAAP, excluding (a) expenditures in respect of Acquisitions, (b) expenditures of any proceeds of any insurance, condemnation award or other compensation paid or payable to the Parent Company or any of its Subsidiaries, in respect of any loss or damage to, or any condemnation or taking of, any land or offshore drilling rig or vessel or any other asset, less the reasonable fees, taxes and expenses paid to collect such proceeds, to rebuild or repair such land or offshore drilling rig or vessel or such other asset, (c) with respect to any sale, transfer, contribution or other disposition of a land or offshore drilling rig or vessel or any other asset, expenditures of the gross proceeds thereof received by the Parent Company or any of its Subsidiaries less the reasonable fees, taxes and expenses paid by such Person that are directly related to such sale, transfer, contribution or other disposition, to replace such land or offshore drilling rig or vessel or such other asset, and (d) expenditures for which the Parent Company or its Subsidiaries will be reimbursed directly or indirectly (including, without limitation, by compensation from a customer, whether in the form of a lump sum payment, any increase in the day rate for an offshore drilling rig or vessel or otherwise).

      "MANDATED LEAD ARRANGERS" means CM-CIC and Natexis Banques Populaires.

      "MANDATORY COST" means, in relation to any Revolving Lender, the percentage rate per annum notified by such Revolving Lender to or calculated by the Administrative Agent in accordance with Schedule 4 (Mandatory Cost formula).

      "MARAD" means the Maritime Administration, United States of America.

      "MARAD COLLATERAL" means the MARAD Vessels, additions and accessions thereto, inventory relating thereto, improvements and upgrades thereof, all reserve and construction funds associated with any MARAD Financing and money and other instruments therein, MARAD Revenues, insurance and proceeds of any of the foregoing (including, without limitation, proceeds from associated contracts and insurances), and the Capital Stock of any Special Purpose Subsidiary that owns, whether directly or indirectly, only the MARAD Vessels.

      "MARAD FINANCING" means any debt obligations of the Group for the purpose of financing or refinancing the MARAD Vessels which, pursuant to Title XI of the Merchant Marine Act of 1936, as amended, are secured by a full faith and credit guaranty of the U.S. government, represented by the Secretary of Transportation, acting through MARAD

      "MARAD REVENUES" means the rights to payments and payments made under any contracts between the Parent Company or any of its Subsidiaries and one or more of their customers under which the Parent Company or any of its Subsidiaries uses a MARAD Vessel to perform any of its obligations under such contract.

      "MARAD VESSELS" means the Amethyst IV and the Amethyst V.

      "MARGIN" means, with respect to each type of Loan, the percentage rate per annum as set forth below for the Level in effect at such time:

                    Level I   Level II   Level III   Level IV   Level V   Level VI
                    -------   --------   ---------   --------   -------   --------
       Revolving     1.50%     1.75%       2.00%       2.25%     2.75%     3.25%
     Credit Loans

       Swingline     0.00%     0.25%       0.50%       0.75%     1.25%     1.75%
         Loans

      "MARKET VALUE" means, as of any date of determination, the fair market value (or to the extent that the Rig Appraisal Reports, if two Rig Appraisal Reports are required to be delivered by this Agreement, provide for different fair market values, the arithmetical average of such fair market values) of each Mortgaged Revolving Credit Facility Rig or other offshore drilling rig or vessel set forth in the most recent Rig Appraisal Reports covering such Mortgaged Revolving Credit Facility Rig or other offshore drilling rig or vessel delivered to the Revolving Lenders. Each Market Value shall initially be calculated as of the Closing Date by reference to the Initial Rig Appraisal Reports. To the extent that any Rig Appraisal Report provides a range of fair market values for any Mortgaged Revolving Credit Facility Rig, then the fair market value for such of Mortgaged Revolving Credit Facility Rig shall be the arithmetical average of the highest and lowest fair market values given for such Rig in such Rig Appraisal Report. Concurrently with delivery of any subsequent Rig Appraisal Reports, the Administrative Agent shall calculate the Market Values as of the date of such reports. The recalculated Market Values shall become effective immediately upon receipt of such subsequent Rig Appraisal Reports by the Administrative Agent. In addition, each Market Value shall be adjusted from time to time to reflect any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) or any Collateral Disposition occurring with respect to any Mortgaged Revolving Credit Facility Rig to reflect the amount set forth in the Additional Appraisal Report covering such Mortgaged Revolving Credit Facility Rig to be delivered by the Borrower to the Revolving Lenders pursuant to Clause 25.10(d) (Rig Appraisal Reports). The cost of any such Additional Appraisal Report shall be paid by the Borrower.

      "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Group, taken as a whole, (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Credit Parties' ability to perform their obligations under this Agreement or the other Finance Documents, or (c) a material adverse effect on the validity or enforceability against any Credit Party of any of the Finance Documents or the rights or remedies of the Finance Parties thereunder.

      "MATERIAL SUBSIDIARY" means (a) any wholly-owned Subsidiary of the Borrower that has "net assets" that constitute more than 10% of the combined GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a consolidated basis at such time,
      (b) any non-wholly-owned Subsidiary of the Borrower if the percentage of such Subsidiary's "net assets" equal to the Borrower's ownership interest in such Subsidiary constitutes more than 10% of the combined GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a consolidated basis at such time, (c) any

      Subsidiary of the Parent Company that owns any Mortgaged Revolving Credit Facility Rig, or (d) any Person that guarantees the Borrower's obligations under the Term Loan Agreement, and "Material Subsidiaries" means all such Subsidiaries collectively. As used herein, "net assets" means the GAAP value of the assets of such Subsidiary less the principal amount of Debt
      (i) which is non-recourse to the Borrower and its Subsidiaries (other than Special Purpose Subsidiaries), (ii) in respect of which neither the Borrower nor any of its Subsidiaries (other than Special Purpose Subsidiaries) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, and (iii) the provider of which shall have no recourse to any assets of the Parent Company and its Subsidiaries (other than the assets for which such Debt was incurred, the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such assets and the Capital Stock of any Special Purpose Subsidiary that owns, whether directly or indirectly, such assets).

      "MERGER" means the transactions whereby the Delaware corporation formerly known as Pride Marine, Inc. and its former Subsidiaries are merged with and into the Borrower and its Subsidiaries.

      "MERGER DOCUMENTS" means each of the documents, agreements and instruments which evidences the Merger.

      "MOODY'S" means Moody's Investors Service, Inc., or any successor that is a United States credit rating organization.

      "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) (subject to paragraph (c) below) if the numerically corresponding day is not a London Business Day, that period shall end on the next London Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding London Business Day;

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last London Business Day in that calendar month; and

      (c) if an Interest Period begins on the last London Business Day of a calendar month, that Interest Period shall end on the last London Business Day in the calendar month in which that Interest Period is to end.

      The above rules will only apply to the last Month of any period.

      "MORTGAGED REVOLVING CREDIT FACILITY RIGS" means the Initial Mortgaged Revolving Credit Facility Rigs and any other offshore drilling rigs or vessels becoming subject to a Rig Mortgage pursuant to this Agreement, other than any Mortgaged Revolving Credit Facility Rig affected by a Casualty Event or Collateral Disposition that results in a Total Loss.

      "MORTGAGED TERM LOAN FACILITY RIGS" means the offshore drilling rigs or vessels securing all or a portion of the Term Loans.

      "MULTIEMPLOYER PLAN" means an employee benefit plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Parent Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "NATIONAL PRIORITY LIST" means the list compiled by the EPA of sites with uncontrolled Hazardous Substance Releases deemed by EPA to be priorities for further evaluation and cleanup based on the severity of hazards associated with those Releases.

      "NET CASH PROCEEDS" means, with respect to any Asset Sale, all cash and Cash Equivalents received by the Parent Company or any of its Subsidiaries from such Asset Sale after (a) payment of, or provision for, all taxes, commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with, and necessary for, any such Asset Sale; and (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Parent Company and its Subsidiaries directly related to such Asset Sale or the assets sold.

      "NEW REVOLVING LENDER" has the meaning set forth in Clause 27.1 (Assignments and transfers by the Revolving Lenders).

      "OBLIGATIONS" means all unpaid principal of the Loans, unpaid interest on the Loans, all accrued and unpaid fees, commissions and all expenses, reimbursements, indemnities (including without limitation in relation to Letters of Credit) and other obligations and amounts payable by the Credit Parties to any Finance Party under the Finance Documents.

      "OFF-BALANCE SHEET LIABILITY" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) Synthetic Lease Obligations, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (but, for the avoidance of doubt, excluding any Operating Leases).

      "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease or an Off-Balance Sheet Liability) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

      "ORIGINAL FINANCIAL STATEMENTS" means (a) audited consolidated balance sheets of the Group as at December 31, 1999, December 31, 2000 and December 31, 2001 and the related consolidated statements of income, cash flow, and retained earnings of the Group for each of the fiscal years then ended, copies of which have been furnished to the Administrative Agent, and (b) the unaudited consolidated balance sheet of the Group as at March 31, 2002, and the related consolidated statements of income, cash flow, and retained earnings of the Group for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent.

      "ORIGINAL CREDIT PARTY" means the Borrower or an Original Guarantor.

      "ORIGINAL GUARANTOR" means the Parent Company, Mexico Drilling Limited LLC, Pride Central America, LLC, Pride Drilling, LLC, Pride North America LLC, Pride Offshore International LLC and Pride South Pacific LLC.

      "ORIGINAL REVOLVING LENDER" means each Revolving Lender set forth in Part II of Schedule 1 (The Original Parties).

      "PARENT COMPANY" means (a) the U.S. Parent until the creation of a Permitted Holding Company and (b) thereafter, the Permitted Holding Company that is not a Subsidiary of another Permitted Holding Company.

      "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

      "PARTY" means a party to this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERMITTED HOLDING COMPANY" means (a) from and after the time the common stock of the U.S. Parent is not listed on a United States or non-United States national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system, a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, Luxembourg, the United Kingdom, the Netherlands or the Netherlands Antilles that, immediately after such time, had substantially the same stockholders, directly or indirectly, as the U.S. Parent immediately prior to such time, (b) from and after the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the U.S. Parent's and its Subsidiaries' assets, the U.S. Parent and (c) each wholly-owned Subsidiary of another Permitted Holding Company that directly or indirectly owns the common stock of the U.S. Parent.

      "PLAN" means an employee benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent Company or any member of the Controlled Group may have any liability.

      "PRO FORMA CONSOLIDATED EBITDA" means, in respect of any transaction, the increase or decrease in Consolidated EBITDA attributable to such transaction, assuming the transaction had occurred on the first day of the determination period, to the extent readily quantifiable by reference to
      (A) past performance, existing contractual commitments or otherwise as may be appropriate in the case of a Going Concern Acquisition and (B) existing contractual commitments in the case of an Asset Acquisition, in either case as set forth in a certificate from a Responsible Officer based on information that is reasonably acceptable to the Administrative Agent.

      "PROJECT FINANCE DEBT" means (a) Debt with respect to the two drilling/workover barge rigs owned by the Parent Company's Venezuelan Subsidiary as in effect on the date hereof, (b) Debt with respect to the two drillships owned by Andre Maritime Ltd. and Martin Maritime Ltd. as in effect on the date hereof, (c) Debt with respect to the one jack-up rig owned by Sonamer France SAS as in effect on the date hereof, except for the U.S.$10,000,000 portion which is recourse to the Parent Company and
      (d) Debt (i) incurred to finance the purchase price or construction cost of Property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) and related items (including interest added to principal), (ii) which is non-recourse to the Parent Company and its Subsidiaries, other than a Special Purpose Subsidiary, (iii) for which neither the Parent Company nor any of its Subsidiaries (other than a

      Special Purpose Subsidiary) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, and (iv) the provider of which shall have no recourse to any assets of the Parent Company and its Subsidiaries (other than the assets for which such Project Finance Debt was incurred, the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such assets and the Capital Stock of any Special Purpose Subsidiary that owns, whether directly or indirectly, such assets).

      "PROPERTY" of any Person means any interest of such Person in any property or asset (whether real, personal, or mixed, tangible or intangible).

      "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

      "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts or warrants.

      "REFERENCE BANKS" means the principal London offices of Barclays plc, BNP Paribas and Citibank, N.A. or such other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

      "REGULATIONS T, U, X AND D" means Regulations T, U, X, and D of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

      "REIMBURSEMENT OBLIGATIONS" means all of the payment obligations of the Borrower set forth in Clause 7.1 (Immediately payable), 7.4 (Claims under a Letter of Credit) or 7.5 (Indemnities).

      "RELEASE" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "RELEVANT INTERBANK MARKET" means the London interbank market.

      "RENEWAL REQUEST" means a notice substantially in the form set out in Part D of Schedule 3 (Requests).

      "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section.

      "REQUIRED REVOLVING LENDERS" means:

      (a) if there are no Utilisations then outstanding, a Revolving Lender or Revolving Lenders whose Revolving Commitments aggregate more than 66 2/3% of the Total Revolving Commitments (or, if the Total Revolving Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Revolving Commitments immediately prior to the reduction); or

      (b) at any other time, a Revolving Lender or Revolving Lenders whose participations in the Utilisations then outstanding aggregate more than 66 2/3% of all the Utilisations then outstanding.

      "REQUIRED TERM LENDERS" means, at any time, Term Lenders having more than 50% of the aggregate unpaid principal amount of the Term Loans.

      "RESPONSE" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "RESPONSIBLE OFFICER" means the Chief Executive Officer, President, Chief Financial Officer, any Executive or Senior Vice President, or Treasurer of the Parent Company or the Borrower.

      "RESTRICTED CASH" means, at any time, any cash and Cash Equivalents of the Group which are reserved for the payment of principal and interest under Project Finance Debt of the Group.

      "RESTRICTED PAYMENT" means (a) the declaration or making by the Parent Company or any of its Subsidiaries of any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption or other acquisition of, any shares of any Capital Stock of such Person, other than dividends payable in such Person's Capital Stock,
      (b) the making by the Parent Company or any of its Subsidiaries of any direct or indirect payment (scheduled or otherwise) in respect of the principal of any Subordinated Debt, and (c) any defeasance or covenant defeasance, purchase, redemption, retirement or other acquisition by the Parent Company or any of its Subsidiaries in respect of Subordinated Debt of such Person.

      "REVOLVING CREDIT FACILITY" means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facilities).

      "REVOLVING COMMITMENT" means:

      (a) in relation to an Original Revolving Lender, the amount set opposite its name under the heading "Revolving Commitment" in Part II of
            Schedule 1 (The Original Parties) and the amount of any other Revolving Commitment transferred to it under this Agreement; and

      (b) in relation to any other Revolving Lender, the amount of any Revolving Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "REVOLVING CREDIT LOAN" means a loan made or to be made under the Revolving Credit Facility or the principal amount outstanding for the time being of that loan.

      "REVOLVING CREDIT FACILITY UTILISATION" means a Revolving Credit Loan or a Letter of Credit.

      "REVOLVING LENDER" means:

      (a)   any Original Revolving Lender; and

      (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Revolving Lenders),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

      "REVOLVING MATURITY DATE" means the third anniversary of the Closing Date or any later date as may be specified as the Revolving Maturity Date in accordance with Clause 10.3 (Extension of Revolving Maturity Date) or any earlier date on which the Total Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

      "RIG APPRAISAL REPORT" has the meaning set forth in Clause 25.10 (Rig Appraisal Reports).

      "RIG MORTGAGES" means each of the First Preferred Fleet Mortgages (or other ship mortgage, fleet mortgage, naval mortgage or other agreement, document or instrument evidencing a grant of liens in a rig or vessel) executed by any Credit Party which pledges a rig or vessel owned by such Person to the Collateral Agent for the benefit of the Finance Parties as collateral for all or a portion of the Obligations, in substantially the form of the attached Schedule 10 (Form of Rig Mortgage) and as required to create an Acceptable Security Interest, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "ROLLOVER LOAN" means one or more Revolving Credit Loans:

      (a) made or to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

      (b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan; and

      (c) made or to be made to the Borrower for the purpose of refinancing a maturing Revolving Credit Loan.

      "S&P" means Standard & Poor's Rating Agency the Group, a division of Mc-Graw Hill Companies, Inc., or any successor that is a United Stated credit rating organization.

      "SCREEN RATE" means the British Bankers' Association Interest Settlement Rate for U.S. Dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Revolving Lenders.

      "SEC" means the Securities and Exchange Commission, and any successor entity.

      "SECURITY AGREEMENTS" means the each of the Security Agreements in substantially the form of the attached Schedule 11 (Form of Security Agreement) and executed by the Credit Parties in favour of the Collateral Agent to secure all or a portion of the Obligations, as same may be amended, supplemented, restated or otherwise modified from time to time.

      "SECURITY DOCUMENTS" means the Rig Mortgages, the Security Agreements, and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

      "SECURITY MAINTENANCE RATIO" means, as at any date of determination, the ratio of (a) the aggregate Market Value of all Mortgaged Revolving Credit Facility Rigs as of such date to (b) the Total Revolving Commitments as of such date.

      "SENIOR INDENTURE" means the Indenture dated as of May 1, 1997 between the Parent Company and JP Morgan Chase Bank, as trustee (the "SENIOR TRUSTEE"), as supplemented by (a) the First Supplemental Indenture dated as of May 1, 1997 between the Parent Company and the Senior Trustee relating to U.S.$325,000,000 principal amount of 9 3/8% Senior Notes due 2007, (b) the Second Supplemental Indenture dated as of May 26, 1999 between the Parent Company and the Senior Trustee relating to U.S.$200,000,000 principal amount of 10% Senior Notes due 2009, (c) the Third Supplemental Indenture dated as of January 16, 2001 between the Parent Company and the Senior Trustee relating to U.S.$431,454,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures Due 2021, (d) the Fourth Supplemental Indenture dated as of September 10, 2001 between the Parent Company and the Senior Trustee relating to the redomicile of the Parent Company and (e) the Fifth Supplemental Indenture dated as of March 4, 2002 between the Parent Company and the Senior Trustee relating to U.S.$300,000,000 principal amount of Convertible Senior Notes Due 2007 and as may be further amended, restated, supplemented or otherwise modified from time to time.

      "SPECIAL PURPOSE SUBSIDIARY" means any Subsidiary of the Parent Company whose principal purpose is to incur Debt or to become an owner of interests in a person created to conduct the business activities for which such Debt was incurred, and substantially all the fixed assets of which Subsidiary or person are those fixed assets being financed (or to be financed) in whole or in part by such Debt.

      "SPECIFIED TIME" means a time determined in accordance with Schedule 8 (Timetables).

      "SUBORDINATED INDENTURE" means the Indenture dated as of April 1, 1998 between the Parent Company and HSBC Bank USA, as trustee (the "SUBORDINATED TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of April 24, 1998 between the Parent Company and the Subordinated Trustee relating to U.S.$588,145,000 principal amount at maturity of Zero Coupon Convertible Subordinated Debentures Due 2018 and the Second Supplemental Indenture dated as of September 10, 2001 between the Parent Company and the Subordinated Trustee relating to the redomicile of the Parent Company and as may be further amended, restated, supplemented or otherwise modified from time to time.

      "SUBORDINATED DEBT" means any Debt (including Debt under the Subordinated Indentures) of the Parent Company or any of its Subsidiaries which is subordinated to their respective obligations under the Finance Documents.

      "SYNTHETIC LEASE OBLIGATIONS" means any arrangement treated as an Operating Lease for financial accounting purposes and a financing lease for tax purposes.

      "SUBSIDIARY" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of Capital Stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Capital Stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

      "SWINGLINE COMMITMENT" means U.S.$25,000,000, to the extent not cancelled or reduced under this Agreement.

      "SWINGLINE FACILITY" means the U.S. Dollar swingline loan facility made available by the Swingline Lender under this Agreement as described in Clause 9 (Swingline Loans).

      "SWINGLINE LENDER" means a Revolving Lender that is either (a) Credit Lyonnais New York Branch or (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Revolving Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement and which for the time being has assumed the entire Swingline Commitment in accordance with Clause 27.1 (Assignments and transfers by the Revolving Lenders).

      "SWINGLINE LOAN" means a loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan.

      "TARGET" means Trans-European Automated Real-time Gross settlement Express Transfer system.

      "TARGET DAY" means a day on which payments are settled in the TARGET system.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "TAX GROUP" has the meaning set forth in Clause 22.11 (Taxes).

      "TERM LENDERS" means each lender party to the Term Loan Agreement from time-to-time.

      "TERM LOAN AGREEMENT" means the U.S.$200,000,000 Term Loan Agreement dated as of June 20, 2002 among the Borrower, the Term Lenders and Credit Lyonnais New York Branch, as administrative agent for the Term Lenders.

      "TERM LOAN MATURITY DATE" means June 20, 2007.

      "TERM LOANS" means the term loans made by the Term Lenders pursuant to the Term Loan Agreement.

      "TERM SECURED PARTIES" means the administrative agent under the Term Loan Agreement, the collateral agent under the Term Loan Agreement, and the Term Lenders.

      "TERMINATION EVENT" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations),
      (b) the withdrawal of any Credit Party or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "TOTAL CAPITALIZATION" shall mean, at any time, the sum of Consolidated Net Debt at such time and Consolidated Net Worth at such time.

      "TOTAL LOSS" shall mean (a) the actual, constructive, arranged, agreed, or compromised total loss of any Mortgaged Revolving Credit Facility Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of any Mortgaged Revolving Credit Facility Rig otherwise than by requisition for hire; or (c) the capture, seizure, arrest, detention or confiscation of any Mortgaged Revolving Credit Facility Rig by any Governmental Authority or by Persons acting or purporting to act on behalf of any Governmental Authority unless such Mortgaged Revolving Credit Facility Rig be released from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

      "TOTAL REVOLVING COMMITMENTS" means the aggregate of the Revolving Commitments, being U.S.$250,000,000 at the date of this Agreement.

      "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Administrative Agent and the Borrower.

      "TRANSFER DATE" means, in relation to a transfer, the later of:

      (a)   the proposed Transfer Date specified in the Transfer Certificate;
            and

      (b) the date on which the Administrative Agent executes the Transfer Certificate.

      "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "UNPAID SUM" means any sum due and payable but unpaid by a Credit Party under the Finance Documents.

      "UNRESTRICTED CASH" means, at any time, any cash and Cash Equivalents of the Parent Company and its Subsidiaries that is not Restricted Cash.

      "U.S. DOLLARS" or "U.S.$" means the lawful currency for the time being of the United States of America.

      "U.S. PARENT" means Pride International, Inc., a Delaware corporation.

      "UTILISATION" means a Loan or a Letter of Credit.

      "UTILISATION DATE" means the date on which a Utilisation is made.

      "UTILISATION REQUEST" means a notice substantially in the relevant form set out in Schedule 3 (Requests).

      "VAT" means value added tax as provided for in the United Kingdom Value Added Tax Act of 1994 and any other tax of a similar nature (imposed under any jurisdiction).

      "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock or other interests (including partnership interests) in such Person entitling the holders thereof (whether at all times or at the time that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

      "WAR RISKS" includes the risk of mines, hostile force, confiscation, nationalization, expropriation, seizure and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.2   CONSTRUCTION

(a)   Unless a contrary indication appears, any reference in this Agreement to:

      (i) any "FINANCE PARTY", any "CREDIT PARTY" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

      (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

      (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated (provided, in relation to any term of this Agreement which is constituted by or includes a reference to a term or provision of the Term Loan Agreement or any other agreement or instrument to which the Finance Parties are not a party, such term or provision of this Agreement shall only be construed as a reference to the Term Loan Agreement or such other agreement or instrument as amended or novated if the Finance Parties or any of the Agents (on behalf of the Finance Parties) has consented to such amendment or variation;

      (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (v) a "PERSON" includes any individual, partnership, limited liability partnership, limited liability company, corporation (including a business trust), joint stock company, enterprise, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency, department or instrumentality thereof or any trustee, receiver, custodian or similar official;

      (vi) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (vii) a provision of law is a reference to that provision as amended or re-enacted;

      (viii) save where otherwise expressly provided herein, each reference herein to a named statutory enactment is to a statute enacted by the Federal Government of the United States of America;

      (ix) save where otherwise expressly provided herein, a time of day is a reference to London time; and

      (x) a "CLAUSE" or a "SCHEDULE" shall be construed as a reference to a Clause or Schedule to this Agreement and references to this Agreement include the Schedules hereto.

(b)   Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3   THIRD PARTY RIGHTS

(a) Unless expressly provided to the contrary in a Finance Document, a Person who is not a Party has no right under the United Kingdom Contracts (Rights of Third Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce or to enjoy the benefit of any term of this Agreement.

(b) Notwithstanding any terms of any Finance Document, the consent of any Person who is not a Party is not required to waive, rescind or vary this Agreement at any time.

1.4   ACCOUNTING TERMS

(a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, using GAAP accounting policies and practices and financial reference periods that are consistent with those used in the preparation of the Original Financial Statements; provided, however, that all financial statements and certificates and reports as to financial matters required to be delivered to the Revolving Lenders hereunder shall be prepared, using GAAP accounting policies and practices and financial reference periods that are in effect at the time of preparation.

(b) All calculations for the purposes of determining compliance with Clause 24 (Financial Covenants) shall be adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c) In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

                                    SECTION 2

                                 THE FACILITIES

2.    THE FACILITIES

2.1   REVOLVING CREDIT FACILITY

      Subject to the terms of this Agreement, the Revolving Lenders make available to the Borrower a dollar revolving credit facility in an aggregate amount equal to the Total Revolving Commitments.

2.2   FINANCE PARTIES' RIGHTS AND OBLIGATIONS

(a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Credit Party shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.    PURPOSE

3.1   PURPOSE

      The Borrower shall apply all amounts borrowed by it under Revolving Credit Facility for general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, distributions, loans and advances to the Parent Company).

3.2   MONITORING

      No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.    CONDITIONS OF UTILISATION

4.1   INITIAL CONDITIONS PRECEDENT

      The Borrower may not deliver a Utilisation Request unless the Administrative Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance reasonably satisfactory to the

      Administrative Agent. The Administrative Agent shall notify the Borrower and the Revolving Lenders promptly upon being so satisfied. No Utilisation may be made if such notice from the Administrative Agent has not been delivered on or before June 30, 2002.

4.2   FURTHER CONDITIONS PRECEDENT

      The Revolving Lenders will only be obliged to comply with Clause 5.4 (Revolving Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

      (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

      (b) each of the representations and warranties contained in Clause 22 (Representations) hereof and in each other Finance Document to be made by each Credit Party are true and correct in all material respects before and after giving effect to the proposed Loan.

4.3   MAXIMUM NUMBER OF UTILISATIONS

      The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten Revolving Credit Facility Utilisations would be outstanding.

4.4   REVOLVING COMMITMENT

      The amount of each Revolving Lender's participation in the principal amount of each outstanding Revolving Credit Loan, that Revolving Lender's participation in each outstanding Swingline Loan and that Revolving Lender's participation in the maximum face amount of each outstanding Letter of Credit shall not exceed, in the aggregate, that Revolving Lender's Revolving Commitment.

                                    SECTION 3

                                   UTILISATION


5.    UTILISATION - REVOLVING CREDIT FACILITY

5.1   DELIVERY OF A UTILISATION REQUEST

      The Borrower may utilise the Revolving Credit Facility by delivery to the Administrative Agent of a duly completed Utilisation Request in the form of Part A of Schedule 3 (Utilisation Request - Revolving Credit Loans) not later than the Specified Time.

5.2   COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

      (i)   it specifies that it is for a Revolving Credit Loan;

      (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Credit Facility;

      (iii) the currency and amount of the Revolving Credit Loan comply with Clause 5.3 (Currency and amount); and

      (iv) the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)   Only one Revolving Credit Loan may be requested in each Utilisation
      Request.

5.3   CURRENCY AND AMOUNT

(a)   The currency specified in a Utilisation Request must be U.S. Dollars.

(b) The amount of the proposed Revolving Credit Loan must be an amount which is not more than the Available Facility (for the Revolving Credit Facility) and which is a minimum of U.S.$5,000,000 and in integral multiples of $250,000.00 in excess thereof, or, if less, the Available Facility (for the Revolving Credit Facility).

5.4   REVOLVING LENDERS' PARTICIPATION

(a) If the conditions set out in this Agreement have been met, each Revolving Lender shall make its participation in each Revolving Credit Loan available by the Utilisation Date through its Facility Office.

(b) The amount of each Revolving Lender's participation in each Revolving Credit Loan will be equal to the proportion borne by its Available Commitment (for the Revolving Credit Facility) to the aggregate Available Commitments (for the

      Revolving Credit Facility) immediately prior to making the Revolving Credit Loan.

(c) The Administrative Agent shall notify each Revolving Lender of the amount of each Revolving Credit Loan and the amount of its participation in that Loan, in each case by the Specified Time.


6.    UTILISATION - LETTERS OF CREDIT

6.1   GENERAL

(a)   In this Clause 6 and Clause 7 (Letters of Credit):

      (i) "EXPIRY DATE" means, for a Letter of Credit, the last day of its Term;

      (ii) "L/C PROPORTION" means, in relation to a Revolving Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Revolving Lender's Available Commitment (for the Revolving Credit Facility) to the aggregate Available Commitments (for the Revolving Credit Facility) immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Revolving Lender;

      (iii) "RENEWAL REQUEST" means a written notice delivered to the Administrative Agent in accordance with Clause 6.7 (Renewal of a Letter of Credit); and

      (iv) "TERM" means each period determined under this Agreement for which any Issuing Bank is under a liability under a Letter of Credit.

(b)   Any reference in this Agreement to:

      (i)   a "FINANCE PARTY" includes the Issuing Banks;

      (ii) the Interest Period of a Letter of Credit will be construed as a reference to the Term of that Letter of Credit;

      (iii) an amount borrowed includes any amount utilised by way of a Letter of Credit;

      (iv) a Utilisation made or to be made to the Borrower includes a Letter of Credit issued on its behalf;

      (v) a Revolving Lender funding its participation in a Utilisation includes a Revolving Lender participating in a Letter of Credit;

      (vi) amounts outstanding under this Agreement include amounts outstanding under any Letter of Credit;

      (vii) an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower in respect of that Letter of Credit at that time;

      (viii) the Borrower "PAYING", "REPAYING" or "PREPAYING" a Letter of Credit means:

            (A)   the Borrower providing cash cover for that Letter of Credit;

            (B) the maximum amount payable under the Letter of Credit being reduced in accordance with its terms; or

            (C) the applicable Issuing Bank being satisfied that it has no further liability under that Letter of Credit,

            and the amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (viii)(A) and (viii)(B) above is the amount of the relevant cash cover or reduction; and

      (ix) the Borrower providing "CASH COVER" for a Letter of Credit means the Borrower paying an amount in the currency of the Letter of Credit to an account which shall (to the extent permitted by Legal Requirements applicable to the Borrower) be an interest bearing account in the name of the Borrower and the following conditions are met:

            (A) the account is with the Administrative Agent (if the cash cover is to be provided for all the Revolving Lenders) or with a Revolving Lender (if the cash cover is to be provided for that Revolving Lender);

            (B) withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit; and

            (C) the Borrower has executed a security document over that account, in form and substance satisfactory to the Administrative Agent or the Finance Party with which that account is held, creating a first ranking security interest over that account.

(c) Clause 5 (Utilisation-Revolving Credit Facility) does not apply to a Utilisation by way of Letters of Credit.

6.2   REVOLVING CREDIT FACILITY

      The Revolving Credit Facility may be utilised by way of Letters of Credit.

6.3   DELIVERY OF A UTILISATION REQUEST FOR LETTERS OF CREDIT

      The Borrower may request a Letter of Credit to be issued by delivery to the Administrative Agent of a duly completed Utilisation Request in the form of Part IB of Schedule 3 (Utilisation Request - Letters of Credit) not later than the Specified Time.

6.4   COMPLETION OF A UTILISATION REQUEST FOR LETTERS OF CREDIT

      Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

      (a)   it specifies that it is for a Letter of Credit;

      (b) the proposed Utilisation Date is a Business Day before the fifteenth Business Day prior to the Revolving Maturity Date;

      (c)   the currency and amount of the Letter of Credit comply with Clause
            6.5 (Currency and Amount);

      (d)   the form of Letter of Credit is attached;

      (e) the Expiry Date of the Letter of Credit is not later than 10 Business Days prior to the Revolving Maturity Date;

      (f)   the delivery instructions for the Letter of Credit are specified;

      (g)   the identity of the Issuing Bank is specified; and

      (h) the identity of the beneficiary is reasonably acceptable to the applicable Issuing Bank.

6.5   CURRENCY AND AMOUNT

(a)   The currency specified in a Utilisation Request must be U.S. Dollars.

(b) The maximum face amount of any Letter of Credit requested pursuant to this Clause 6 must not exceed the lesser of (i) the Available Facility (for the Revolving Credit Facility) and (ii) U.S.$50,000,000 less the amount of the Letter of Credit Exposure at the time of such Utilisation Request.

6.6   ISSUE OF LETTERS OF CREDIT

(a) If the conditions set out in this Agreement have been met, including, without limitation, an agreement between the Borrower and the applicable Issuing Bank on the amount of the fronting fee specified in Clause 7.3(a) (Fee Payable in respect of Letters of Credit), the applicable Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)   The applicable Issuing Bank will only be obliged to comply with paragraph
      (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

      (i)   in the case of a Letter of Credit renewed in accordance with Clause
            6.7 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

      (ii) each of the representations and warranties contained in Clause 22 (Representations) hereof and in each other Finance Document to be made by each Credit Party are true and correct in all material respects before and after giving effect to the proposed Utilisation.

(c) Without prejudice to Clause 7.5(b) or (c) (Indemnities), each Revolving Lender shall be deemed to participate in each Letter of Credit issued or to be issued pursuant to this Agreement. The amount of each Revolving Lender's deemed participation in each Letter of Credit will be an amount equal to the greater of: (A) the proportion of the amount of the Letter of Credit borne by its Available Commitment (for the Revolving Credit Facility) to the aggregate Available Commitments (for the Revolving Credit Facility) immediately prior to the issue of the Letter of Credit or (B) any amount paid or payable by that Revolving Lender pursuant to Clause 7.5 (Indemnities).

(d) The Administrative Agent shall notify the applicable Issuing Bank and each Revolving Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

6.7   RENEWAL OF A LETTER OF CREDIT

(a) The Borrower may request any Letter of Credit issued on its behalf be renewed by the relevant Issuing Bank by delivery to the Administrative Agent of a Renewal Request by the Specified Time.

(b) The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraphs (d) and (h) of Clause 6.4 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c) Subject to the approval of the Issuing Bank, the terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

         (i) its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

         (ii) its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d) If the conditions set out in this Agreement have been met, the applicable Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

7.       LETTERS OF CREDIT

7.1      IMMEDIATELY PAYABLE

         If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower shall repay or prepay that amount immediately.

7.2      ASSIGNMENTS AND TRANSFERS

(a) Notwithstanding any other provision of this Agreement, the consent of each Issuing Bank is required for any assignment or transfer of any Revolving Lender's rights and/or obligations under the Revolving Credit Facility.

(b) If paragraph (a) and the conditions and procedure for transfer specified in Clause 27 (Changes to the Revolving Lenders) are satisfied, then on the Transfer Date each Issuing Bank and the New Revolving Lender shall acquire the same obligations between themselves as they would have acquired and assumed had the New Revolving Lender been an Existing Revolving Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent each Issuing Bank and the Existing Revolving Lender shall each be released from further obligations to each other under this Agreement.

7.3      FEE PAYABLE IN RESPECT OF LETTERS OF CREDIT

(a) The Borrower agrees to pay to each Issuing Bank a fronting fee in respect of each Letter of Credit issued by such Issuing Bank in the amount agreed to between such Issuing Bank and the Borrower prior to the delivery of a Utilisation Request for a Letter of Credit on the outstanding amount of each Letter of Credit issued by such Issuing Bank. Such fronting fee on a Letter of Credit shall be payable on the last day of each successive period of three months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. In addition, the Borrower agrees to pay to each Issuing Bank all customary transaction costs and fees charged by such Issuing Bank in connection with the issuance of a Letter of Credit for the Borrower's account, such costs and fees to be due and payable on the date specified by such Issuing Bank in the invoice for such costs and fees.

(b) The Borrower shall pay to the Administrative Agent (for the account of each Revolving Lender) a letter of credit fee in U.S. Dollars computed at a rate, calculated on each day, equal to the Margin applicable to Revolving Credit Loans on such day on the outstanding amount of each Letter of Credit for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Revolving Lender's L/C Proportion of that Letter of Credit.

(c) The accrued letter of credit fee on a Letter of Credit shall be payable on the last day of each successive period of three months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. Accrued letter of credit fees are also payable to the Administrative Agent on the cancelled amount of any Revolving Lender's Revolving Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letters of Credit prepaid or repaid in full.

7.4      CLAIMS UNDER A LETTER OF CREDIT

(a) The Borrower irrevocably and unconditionally authorises each Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a "claim").

(b) The Borrower shall immediately on demand pay to the Administrative Agent for such Issuing Bank an amount equal to the amount of any claim.

(c)      The Borrower acknowledges that each of the Issuing Banks:

         (i) is not obliged to carry out any investigation or seek any confirmation from any other Person before paying a claim; and

         (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any Person.

(d)      The obligations of the Borrower under this Clause will not be affected by:

         (i) the sufficiency, accuracy or genuineness of any claim or any other document; or

         (ii) any incapacity of, or limitation on the powers of, any Person signing a claim or other document.

7.5      INDEMNITIES

(a) The Borrower shall within five Business Days of demand indemnify each Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of such Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by the Borrower. A certificate indicating the amount of such cost, loss or liability, detailing the calculation of such cost, loss or liability and explaining how and why such costs, losses or liabilities have been incurred by such Issuing Bank in acting as the Issuing Bank under any Letter of Credit shall be submitted by such Issuing Bank to the Borrower and the Administrative Agent and shall be prima facie evidence for all purposes, absent manifest error. For the avoidance of doubt, fronting fees and customary transaction costs and fees charged by an Issuing Bank pursuant to Clause 7.3(a) (Fee payable in respect of Letters of Credit) shall not constitute costs, losses or liabilities of the Issuing Banks required to be indemnified by the Borrower under this Clause 7.5.

(b) Within three Business Days of demand, each Revolving Lender shall (according to its L/C Proportion) indemnify each Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless such Issuing Bank has been reimbursed by a Credit Party pursuant to a Finance Document).

(c) If any Revolving Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above), then that Revolving Lender will not be obliged to comply with paragraph
         (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Revolving Lender's participation in the Letter of Credit is transferred or assigned to the Revolving Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. Within three Business Days of demand from the Administrative Agent, that Revolving Lender shall pay to the Administrative Agent (for the account of the applicable Issuing Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.

(d) The Borrower shall within five Business Days of demand reimburse any Revolving Lender for any payment it makes to any Issuing Bank under this Clause 7.5 (Indemnities) in respect of any Letter of Credit.

(e) The obligations of each Revolving Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Revolving Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f) The obligations of any Revolving Lender under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other Person) including:

         (i) any time, waiver or consent granted to, or composition with, any Credit Party, any beneficiary under a Letter of Credit or other Person;

         (ii) the release of any other Credit Party or any other Person under the terms of any composition or arrangement with any creditor or any member of the Group;

         (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party, any beneficiary under a Letter of Credit or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Credit Party, any beneficiary under a Letter of Credit or any other Person;

         (v) any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

         (vi) any unenforceability, illegality or invalidity of any obligation of any Person under any Finance Document, any Letter of Credit or any other document or security; or

         (vii)    any insolvency or similar proceedings.

7.6      RIGHTS OF CONTRIBUTION

         No Credit Party will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7 (Letters of Credit).

7.7      ROLE OF THE ISSUING BANKS

(a) Nothing in this Agreement constitutes any Issuing Bank as a trustee or fiduciary of any other Person.

(b) None of the Issuing Banks shall be bound to account to any Revolving Lender for any sum or the profit element of any sum received by it for its own account.

(c) Each Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(d)      Each Issuing Bank may rely on:

         (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

         (ii) any statement made by a director, authorised signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(e) Each Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(f) Each Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(g)      None of the Issuing Banks is responsible for:

         (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agents, the Arrangers, a Credit Party or any other Person given in or in connection with any Finance Document or the Confidential Information Memorandum; or

         (ii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

7.8      EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, none of the Issuing Banks will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the applicable Issuing Bank) may take any proceedings against any officer, employee or agent of such Issuing Bank in respect of any claim it might have against such Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of such Issuing Bank may rely on this Clause subject to Clause
         1.3 (Third Party Rights) and the provisions of the Third Parties Act.

7.9      CREDIT APPRAISAL BY THE REVOLVING LENDERS

         Without affecting the responsibility of any Credit Party for information supplied by it or on its behalf in connection with any Finance Document, each Revolving Lender confirms to each Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including but not limited to, those listed in paragraphs (a) to (d) of Clause 29.14 (Credit appraisal by the Revolving Lenders).

7.10     ADDRESS FOR NOTICES

         The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Issuing Bank for any communication or document to be made or delivered under or in connection with the Finance Documents is that notified in writing to the Administrative Agent prior to the date of this Agreement or any substitute address, fax number, telex number or department or officer as such Issuing Bank may notify to the Administrative Agent by not less than five Business Days' notice.

7.11     AMENDMENTS AND WAIVERS

         Notwithstanding any other provision of this Agreement, an amendment or waiver which relates to the rights or obligations of any Issuing Bank may not be effected without the consent of such Issuing Bank.

8.       UTILISATION - SWINGLINE LOANS

8.1      GENERAL

(a)      In this Clause and Clause 9 (Swingline Loans):

         (i) "FEDERAL FUNDS RATE" means, in relation to any day, the rate per annum equal to:

                  (A) the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

                  (B) if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Administrative Agent from three Federal funds brokers of recognised standing selected by the Administrative Agent.

         (ii) "NEW YORK BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City; and

(b)      Any reference in this Agreement to:

         (i) an "INTEREST PERIOD" includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated; and

         (ii) a "REVOLVING LENDER" includes the Swingline Lender unless the context otherwise requires.

(c)      (i)      Clause 5 (Utilisation - Revolving Credit Facility);

         (ii) Clause 12 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

         (iii)    Clause 13 (Interest Periods); and

         (iv)     Clause 14 (Changes to the calculation of interest),

         do not apply to Swingline Loans.

8.2      DELIVERY OF A UTILISATION REQUEST FOR SWINGLINE LOANS

(a) The Borrower may utilise the Swingline Facility by delivery to the Administrative Agent of a duly completed Utilisation Request in the form of Part IC of Schedule 3 (Utilisation Request - Swingline Loans) not later than the Specified Time.

(b) Each Utilisation Request for a Swingline Loan must be sent to the Administrative Agent to the address in New York City notified by the Administrative Agent for this purpose with a copy to its address referred to in Clause 34 (Notices).

8.3      COMPLETION OF A UTILISATION REQUEST FOR SWINGLINE LOANS

(a) Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

         (i)      it specifies that it is for a Swingline Loan;

         (ii) the proposed Utilisation Date is a New York Business Day within the Availability Period;

         (iii) the Swingline Loan is denominated in U.S. Dollars and is for an amount which (A) is not less than U.S.$1,000,000 and in integral multiplies of $100,000 in excess thereof (or, if less, the amount of the Available Facility for the Swingline Facility) and (B) does not exceed the Available Facility for the Swingline Facility;

         (iv)     the proposed Interest Period:

                  (A)      does not overrun the Revolving Maturity Date;

                  (B)      is a period of not more than thirty days; and

                  (C)      ends on a New York Business Day.

(b)      Only one Swingline Loan may be requested in each Utilisation Request.

8.4      SWINGLINE LENDER'S SWINGLINE LOANS

(a) If the conditions set out in this Agreement are met, the Swingline Lender shall make each Swingline Loan available through its Facility Office in New York City.

(b) The Swingline Lender will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

         (i) No Default is continuing or would result from the proposed Swingline Loan; and

         (ii) Each of the representations and warranties contained in Clause 22 (Representations) and in each other Finance Document to be made by each Credit Party are true and correct in all material respects before and after giving effect to the proposed Swingline Loan.

(c) The Administrative Agent shall notify the Swingline Lender of the amount of each Swingline Loan by the Specified Time. The Administrative Agent will also promptly notify the Revolving Lenders of the same.

9.       SWINGLINE LOANS

9.1      SWINGLINE

         Subject to the terms of this Agreement, the Swingline Lender will make available to the Borrower a U.S. Dollar swingline loan facility in an aggregate amount equal to the Swingline Commitment.

9.2      PURPOSE

         The Borrower shall apply all amounts borrowed by it under the Swingline Facility towards the general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, distributions, loans and advances to the Parent Company). A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

9.3      REPAYMENT

(a) The Borrower shall repay that Swingline Loan on the last day of its Interest Period.

(b) If a Swingline Loan is not repaid on its due date, whether or not a Default or Event of Default has occurred and is continuing, each Revolving Lender must pay to the Administrative Agent for the Swingline Lender an amount calculated as described below within three Business Days of demand by the Administrative Agent.

(c) The amount required to be paid by a Revolving Lender is the proportion of the Swingline Loan not repaid which the Revolving Commitment of that Revolving Lender bears to the Total Revolving Commitments together with any interest (including any default interest) accrued and unpaid on that amount from the Utilisation Date of the Swingline Loan to the date of payment by that Revolving Lender.

(d) The Borrower shall reimburse each Revolving Lender for any payment it makes to any Swingline Lender under this Clause 9.3 (Repayment) on the date such payment is made by such Revolving Lender.

(e) For the purpose of determining any amounts payable by any Credit Party pursuant to Clause 12.3 (Default Interest) with respect to sums due and payable under paragraph (d) above, references in Clause 12.3 (Default Interest) to a "Loan" shall be construed as references to a "Revolving Loan".

(f) Any payment under this Clause 9.3 does not reduce the obligations in aggregate of any Credit Party.

9.4      VOLUNTARY PREPAYMENT OF SWINGLINE LOANS

(a) The Borrower may prepay, after giving prior written notice of such election by 10:00 a.m. (New York time) five days (or such shorter period as the Swingline Lender may agree) before such prepayment date to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, at any time the whole of any Swingline Loan. Any notice given by the Borrower under this Clause 9.4(a) shall be irrevocable and the Borrower shall make the relevant prepayment on the proposed date of prepayment specified in such notice.

(b) Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

9.5      INTEREST

(a) The rate of interest on each Swingline Loan for any day during its Interest Period is the higher of:

         (i) the prime commercial lending rate in U.S. Dollars announced by the Administrative Agent at 11:00 a.m. (New York time) and in force on that day (the "PRIME RATE"); and

         (ii) 1/2 of 1 per cent. per annum over the rate per annum determined by the Administrative Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day;

         plus the Margin. The Margin applicable throughout the Interest Period of each Swingline Loan shall be determined in accordance with the definition of such term on each day during the Interest Period in question.

(b) The Administrative Agent shall promptly notify the Swingline Lender and the Borrower of the determination of the rate of interest under paragraph (a) above.

(c) If any day during an Interest Period is not a New York Business Day, the rate of interest on a Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.

(d) The Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

9.6      INTEREST PERIOD

(a)      Each Swingline Loan has one Interest Period only.

(b) The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

9.7      ADMINISTRATIVE AGENT

(a) The Administrative Agent may perform its duties in respect of the Swingline Facility through any Affiliate organized under the laws of the United States or any state thereof acting as its agent.

(b) Notwithstanding any other term of this Agreement and without limiting the liability of any Credit Party under the Finance Documents, each Revolving Lender shall (in proportion to its share of the Total Revolving Commitments or, if the Total Revolving Commitments are then zero, to its share of the Total Revolving Commitments immediately prior to their reduction to zero) pay to or indemnify the Administrative Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Administrative Agent or its Affiliate (other than by reason of the Administrative Agent's or the Affiliate's gross negligence or wilful misconduct) in acting as Administrative Agent for the Swingline Facility under the Finance Documents (unless the Administrative Agent or its Affiliate has been reimbursed by a Credit Party pursuant to a Finance Document).

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

10.      REPAYMENT

10.1     REPAYMENT OF REVOLVING CREDIT LOANS

         The Borrower shall repay each Revolving Credit Loan on the last day of its Interest Period; provided that, if on any Utilisation Date, the Revolving Lenders are obliged to make an advance in respect of any Rollover Loan pursuant to Clause 5 (Utilisation - Revolving Credit Facility), then the advance in respect of such Rollover Loan shall be deemed (a) to have been made in accordance with Clause 5.4(a) (Revolving Lenders' participation) on the relevant Utilisation Date and
         (b) to be applied in repayment of the relevant maturing Revolving Credit Loan on such Utilisation Date.

10.2     REDUCTION OF REVOLVING CREDIT FACILITY

(a) Security Maintenance Ratio. If at any time the Borrower shall fail to maintain a Security Maintenance Ratio of at least 2.0 to 1.0, then as soon as possible but in any event no later than 30 days after such failure, to the extent such failure is continuing, at the Borrower's option (i) the Borrower will, or will cause the Parent Company or one of its Subsidiaries (provided that such Subsidiary becomes a Credit Party pursuant to Clause 25.12 (New Subsidiaries; Permitted Holding Company) to, execute and deliver to the Collateral Agent additional Rig Mortgages granting an Acceptable Security Interest in such other rigs or vessels reasonably acceptable to the Collateral Agent (acting on the instruction of the Required Revolving Lenders) (together with any required amendments to any applicable Security Agreement and such evidence of corporate authority to enter into and such legal opinions in relation to such Security Documents as the Collateral Agent may reasonably request) that have a Market Value such that the Security Maintenance Ratio is at least 2.0 to 1.0, or (ii) at the end of such 30-day period, the Total Revolving Commitments shall be reduced by the amount necessary so that the Security Maintenance Ratio is at least 2.0 to 1.0.

(b)      Collateral Disposition.

         (i) If any Collateral Disposition occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is at least 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and both with and without giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by such Collateral Disposition or any related Collateral Disposition

                  Proceeds), then the Total Revolving Commitments shall be reduced by an amount equal to (A) the Total Revolving Commitments in effect immediately prior to such Collateral Disposition multiplied by (B) the Appraised Value Percentage of the affected Mortgaged Revolving Credit Facility Rig, effective on the 90th day following the occurrence of such Collateral Disposition, unless on or before the 90th day following such Collateral Disposition, the Parent Company or one of its Subsidiaries shall have replaced such disposed Mortgaged Revolving Credit Facility Rig with an offshore drilling rig of the same or superior type, class and value (as verified by a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig) as the disposed Mortgaged Revolving Credit Facility Rig or with another offshore drilling rig reasonably acceptable to the Collateral Agent (acting on the instruction of the Required Revolving Lenders) and for which the Collateral Agent has received a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig and granted an Acceptable Security Interest pursuant to a Rig Mortgage in relation thereto (together with any required amendments to any applicable Security Agreement and such evidence of corporate authority to enter into and such legal opinions in relation to such Security Documents as the Collateral Agent may reasonably request).

         (ii) If any Collateral Disposition occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is at least 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and with giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds) but the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and without giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds), then the Total Revolving Commitments shall be reduced by an amount equal to (A) the Total Revolving Commitments in effect immediately prior to such Collateral Disposition multiplied by (B) the Appraised Value Percentage of the affected Mortgaged Revolving Credit Facility Rig, effective on the 30th day following the occurrence of such Collateral Disposition, unless on or before the 30th day following such Collateral Disposition, the Parent

                  Company or one of its Subsidiaries shall have replaced such disposed Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(b)(i)(1) above and complied with the ancillary matters referred to therein.

         (iii) If any Collateral Disposition occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and both with and without giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds), then the Total Revolving Commitments shall first be reduced pursuant to Clause 10.2(a)(ii) above and then be reduced by an amount equal to (A) the Total Revolving Commitments in effect after giving effect to the reduction pursuant to Clause 10.2(a)(ii) multiplied by (B) the Appraised Value Percentage of the affected Mortgaged Revolving Credit Facility Rig, each effective on the 30th day following the occurrence of such Collateral Disposition, unless on or before the 30th day following such Collateral Disposition, the Parent Company or one of its Subsidiaries shall have replaced such disposed Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(b)(i) above and complied with the ancillary matters referred to therein.

         (iv) Any reduction in the Revolving Commitments under this Clause 10.2(b) shall be reinstated if, on or before the 360th day following such Collateral Disposition, the Parent Company or one of its Subsidiaries shall have replaced such disposed Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(b)(i) above and complied with the ancillary matters referred to therein.

         (v) Notwithstanding the foregoing, if any Collateral Disposition occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and either with or without giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by a Collateral Disposition or any related Collateral Disposition Proceeds) and an Event of Default (other than any Event of Default as a result of the failure to maintain a Security Maintenance Ratio of at least
                  2.0 to 1.0 as a result of such Collateral Disposition) has occurred and is continuing, the reduction of the Total

                  Revolving Commitments referred to in Clause 10.2(b) shall take effect immediately upon the receipt of the related Additional Appraisal Report required to be delivered as a result of such Collateral Disposition.

(c)      Casualty Event.

         (i) If any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is at least 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and both with and without giving effect to or credit for any Casualty Proceeds but giving effect to and credit for the Mortgaged Revolving Credit Facility Rig as affected by such Casualty Event), then the Total Revolving Commitments shall be reduced by an amount equal to (A) the Total Revolving Commitments in effect immediately prior to such Casualty Event multiplied by (B) the Appraised Value Percentage of the affected Mortgaged Revolving Credit Facility Rig, effective on the 90th day following the occurrence of such Casualty Event, unless on or before the 90th day following such Casualty Event, (1) the Credit Party who owned such affected Mortgaged Revolving Credit Facility Rig shall have made all repairs to the Mortgaged Revolving Credit Facility Rig that are necessary to restore such Mortgaged Revolving Credit Facility Rig to the use and condition of such Mortgaged Revolving Credit Facility Rig prior to such Casualty Event in the sole discretion of the Collateral Agent (acting on the instruction of the Required Revolving Lenders), or (2) the Parent Company or one of its Subsidiaries shall have replaced such affected Mortgaged Revolving Credit Facility Rig with an offshore drilling rig of the same or superior type, class and value (as verified by a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig) as the affected Mortgaged Revolving Credit Facility Rig or with another offshore drilling rig reasonably acceptable to the Collateral Agent (acting on the instruction of the Required Revolving Lenders) and for which the Collateral Agent has received a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig and granted an Acceptable Security Interest pursuant to a Rig Mortgage in relation thereto (together with any required amendments to any applicable Security Agreement and such evidence of corporate authority to enter into and such legal opinions in relation to such Security Documents as the Collateral Agent may reasonably request).

         (ii) If any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is at least 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and with giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by such Casualty Event or any related Casualty Proceeds) but the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and without giving effect to or credit for the Mortgaged Revolving Credit Facility Rig affected by such Casualty Event or any related Casualty Proceeds), then the Total Revolving Commitments shall be reduced by an amount equal to (A) the Total Revolving Commitments in effect immediately prior to such Casualty Event multiplied by (B) the Appraised Value Percentage of the affected Mortgaged Revolving Credit Facility Rig, effective on the 30th day following the occurrence of such Casualty Event, unless on or before the 30th day following such Casualty Event, (1) the Credit Party who owned such affected Mortgaged Revolving Credit Facility Rig shall have repaired such affected Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(c)(i)(1) above, or (2) the Parent Company or one of its Subsidiaries shall have replaced such affected Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(c)(i)(2) above and complied with the ancillary matters referred to therein.

         (iii) If any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and both with and without giving effect to or credit for any Casualty Proceeds but giving effect to and credit for the Mortgaged Revolving Credit Facility Rig affected by such Casualty Event), then the Total Revolving Commitments shall first be reduced pursuant to Clause 10.2(a)(ii) above and then be reduced by an amount equal to (A) the Total Revolving Commitments in effect after giving effect to the reduction pursuant to Clause 10.2(a)(ii) above multiplied by (B) the Appraised Value Percentage of the affected Mortgaged Revolving Credit Facility Rig, effective on the 30th day following the occurrence of such Casualty Event, unless on or before the 30th day following such Casualty Event, (1) the Credit Party who owned such affected Mortgaged Revolving Credit Facility Rig shall have repaired such affected Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(c)(i)(1) above, or (2) the Parent Company or one of its Subsidiaries shall have replaced such affected Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(c)(i)(2) above and complied with the ancillary matters referred to therein.

         (iv) Any reduction in the Revolving Commitments under this Clause 10.2(c) shall be reinstated if, on or before the 270th day following such Casualty Event, (1) the Credit Party who owned such affected Mortgaged Revolving Credit Facility Rig shall have repaired such affected Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(c)(i)(1) above, or (2) the Parent Company or one of its Subsidiaries shall have replaced such affected Mortgaged Revolving Credit Facility Rig in the manner described in Clause 10.2(c)(i)(2) above and complied with the ancillary matters referred to therein.

         (v) Notwithstanding the foregoing, if any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) occurs with respect to any Mortgaged Revolving Credit Facility Rig and the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and either with or without giving effect to or credit for any Casualty Proceeds but giving effect to and credit for the Mortgaged Revolving Credit Facility Rig as affected by such Casualty Event) and an Event of Default (other than any Event of Default as a result of the failure to maintain a Security Maintenance Ratio of at least
                  2.0 to 1.0 as a result of such Casualty Event) has occurred and is continuing, the reduction of the Total Revolving Commitments referred to in Clause 10.2(c) shall take effect immediately on the receipt of the related Additional Appraisal Report required to be delivered as a result of such Casualty Event.

(d) Any reduction or termination of the Revolving Commitments pursuant to Clause 10.2(a) shall be permanent, with no obligation of the Revolving Lenders to reinstate such Revolving Commitments and the commitment fees provided for in

         Clause 15.1 (Commitment Fee) shall thereafter be computed on the basis of the Revolving Commitments as so reduced. Any reduction or termination of the Revolving Commitments pursuant to Clause 10.2(b) shall be permanent if not reinstated on or before the 360th day following the applicable Collateral Disposition as provided in Clause 10.2(b)(iv), with no obligation of the Revolving Lenders to reinstate such Revolving Commitments and the commitment fees provided for in Clause 15.1 (Commitment Fee) shall thereafter be computed on the basis of the Revolving Commitments as so reduced. Any reduction or termination of the Revolving Commitments pursuant to Clause 10.2(c) shall be permanent if not reinstated on or before the 270th day following the applicable Casualty Event as provided in Clause 10.2(c)(iv), with no obligation of the Revolving Lenders to reinstate such Revolving Commitments and the commitment fees provided for in Clause 15.1 (Commitment Fee) shall thereafter be computed on the basis of the Revolving Commitments as so reduced. The Administrative Agent shall give each Revolving Lender prompt notice of any commitment reduction or termination.

(e) Any reduction in the Total Revolving Commitments pursuant to this Clause 10.2 shall be apportioned between the Revolving Lenders pro rata according to proportion of the relevant amount of the reduction borne by each Revolving Lender's Revolving Commitment to the Total Revolving Commitments, immediately prior to the relevant reduction.

10.3     EXTENSION OF REVOLVING MATURITY DATE

         The Borrower may request a 364-day extension of the Revolving Maturity Date by submitting a request for an extension to the Administrative Agent (an "EXTENSION REQUEST") no earlier than 75 days and no less than 45 days prior to the then current Revolving Maturity Date; provided, however, that (i) the Borrower may not submit more than one Extension Request during any 364-day period and not more than two Extension Requests in the aggregate, and (ii) no Default or Event of Default shall have occurred and be continuing on the date of such Extension Request. Each Extension Request shall be irrevocable upon the Borrower and constitute a representation and warranty by the Borrower that (A) no Default or Event of Default shall have occurred and be continuing and (B) each of the representations and warranties contained in Clause 22 (Representations) hereof and in each other Finance Document to be made by each Credit Party are true and correct in all material respects on and as of the date of such Extension Request. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Revolving Lender thereof and shall request each Revolving Lender to approve the Extension Request. The Borrower shall provide such information as the

         Administrative Agent or any Revolving Lender through the Administrative Agent may reasonably request in connection with evaluating such Extension Request. Each Revolving Lender may decide to approve or decline such Extension Request in its sole and absolute discretion. Each Revolving Lender approving the Extension Request shall deliver its written consent within 30 days of the date of the Extension Request. Any Revolving Lender not responding within 30 days shall be deemed to have declined the request. At the option of the Borrower, the Revolving Commitment of any Revolving Lender not consenting to the Extension Request and (if the Swingline Lender does not consent to the extension of the Revolving Maturity Date in respect of the Swingline Facility) the Swingline Commitment may (in each case) be assumed, in whole or in part, by one or more existing Revolving Lenders or other New Revolving Lenders acceptable to the Borrower and the Administrative Agent, upon compliance with Clause 27 (Changes to the Revolving Lenders); provided that, in such event, unless otherwise agreed by the assuming existing Revolving Lender or New Revolving Lender, the Borrower shall pay the U.S.$3,500 processing fee required by Clause 27.3 (Assignment or Transfer Fee). If such request is not approved by existing Revolving Lenders or New Revolving Lenders assuming all or a portion of the Revolving Commitments of non-consenting Revolving Lenders in the manner provided below holding at least 51% of the then Total Revolving Commitments, it shall be deemed to have been withdrawn in so far as it relates to the extension of the Revolving Maturity Date for the purposes of the Revolving Credit Facility; and if such request is not approved by the Swingline Lender with respect to the extension of the Revolving Maturity Date for the purposes of the Swingline Facility, it shall be deemed to have been withdrawn in so far as it relates to the extension of the Revolving Maturity Date for the purposes of the Swingline Facility. If all of the Revolving Commitments of the non-consenting Revolving Lenders or (as the case may be if the Swingline Lender does not consent to the proposed extension of the Revolving Maturity Date relating to the Swingline Facility) the Swingline Commitment are or is not replaced on or before the then current Revolving Maturity Date, then, at the Borrower's option, either
         (i) the Total Revolving Commitments and the Swingline Commitment shall terminate on the then current Revolving Maturity Date or (ii) the Borrower shall give prompt notice of termination on the then current Revolving Maturity Date of the Revolving Commitments and/or Swingline Commitment not so replaced to each and every Revolving Lender that has not consented to the Extension Request (to the extent its Revolving Commitment or Swingline Commitment has not been assumed), with a copy to the Administrative Agent, and shall prepay on the then current Revolving Maturity Date the Loans of such non-consenting Revolving Lenders on not less than five Business Days' prior notice to such Revolving Lenders and the Administrative Agent, which shall reduce the Total Revolving Commitments and, if applicable, the Swingline Commitment, accordingly (to the extent not assumed), and the Revolving Maturity Date shall be extended in accordance with this Clause 10.3 for the remaining Revolving Commitments of, if remaining, the Swingline Commitment.

11.      PREPAYMENT AND CANCELLATION

11.1     ILLEGALITY

         If it becomes unlawful in any applicable jurisdiction for a Revolving Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

         (a) that Revolving Lender shall promptly notify the Administrative Agent upon becoming aware of that event;

         (b) upon the Administrative Agent notifying the Borrower, the Commitment of that Revolving Lender will be immediately cancelled; and

         (c) the Borrower shall repay that Revolving Lender's participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Revolving Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2     VOLUNTARY CANCELLATION

         The Borrower may, if it gives the Administrative Agent not less than five Business Days' (or such shorter period as the Required Revolving Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of U.S.$10,000,000) of the aggregate Available Commitments for that Facility. Any cancellation under this Clause 11.2 shall reduce the Commitments of the Revolving Lenders rateably under that Facility. Any such cancellation notice, once given, shall be irrevocable.

11.3     VOLUNTARY PREPAYMENT OF REVOLVING CREDIT FACILITY UTILISATIONS

         The Borrower may, if it gives the Administrative Agent not less than three Business Days' (or such shorter period as the Required Revolving Lenders may agree) prior notice, prepay the whole or any part of a Revolving Credit Loan (but if in part, being an amount that reduces the amount of the Revolving Credit Loan by a minimum amount of U.S.$1,000,000). Any notice given by the Borrower under this Clause 11.3 shall be irrevocable and the Borrower shall make the relevant prepayment on the proposed date of prepayment specified in such notice.

11.4     MANDATORY PREPAYMENT OF REVOLVING CREDIT FACILITY UTILISATIONS

(a) Deficiency. On any date on which the outstanding principal amount of the Revolving Credit Loans plus the Letter of Credit Exposure plus the outstanding principal amount of the Swingline Loans exceeds the Total Revolving Commitments, the Borrower agrees to make on such date mandatory prepayments of the Revolving Credit Loans and/or Swingline Loans in the amount of such excess plus accrued interest and Break Costs, or if the Revolving Credit Loans and Swingline Loans have been repaid in full, make deposits of cash cover to provide cash collateral for the Letter of Credit Exposure (to the extent of any remaining excess).

(b)      Collateral Disposition. Without prejudice to Clause 11.4(a) above,

         (i) Following any Collateral Disposition, all Collateral Disposition Proceeds payable to or received by the Credit Parties shall on the date of receipt by such Credit Party be deposited with the Collateral Agent as security for the Obligations and applied in accordance with this Agreement.

         (ii)     If (A) no Event of Default has occurred and is continuing and
                  (B) a replacement for any Mortgaged Revolving Credit Facility Rig affected by a Collateral Disposition or other arrangement permitted by Clause 10.2(b) shall have been made within the time periods provided for therein following such Collateral Disposition in accordance with Clause 10.2(b), then the Collateral Agent shall refund such Collateral Disposition Proceeds (together with accrued interest thereon) to the Borrower or any other Credit Party as appropriate.

         (iii)    If (A) no Event of Default has occurred and is continuing and
                  (B) a replacement for any Mortgaged Revolving Credit Facility Rig affected by a Collateral Disposition or other arrangement permitted by Clause 10.2(b) shall not have been made within the time periods provided for therein following such Collateral Disposition in accordance with Clause 10.2(b), then the Collateral Agent shall (1) apply the Collateral Disposition Proceeds in an amount equal to the lesser of (x) 50% of such Collateral Disposition Proceeds or (y) the outstanding amount of the Loans to prepay the Swingline Loans, or if the Swingline Loans have been repaid in full, prepay the Revolving Credit Loans, or if the Revolving Credit Loans and Swingline Loans have been repaid in full, make deposits of cash cover or provide cash collateral for the Letter of Credit Exposure and
                  (2) refund the balance (together with accrued interest) to the Borrower or any other Credit Party as appropriate.

         (iv) If an Event of Default has occurred and is continuing, the Collateral Agent shall apply such Collateral Disposition Proceeds in accordance with Clause 32.5 (Partial Payments).

(c)      Casualty Event. Without prejudice to Clause 11.4(a) above,

         (i) Following any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000), all Casualty Proceeds payable to or received by the Credit Parties in respect of such Casualty Event shall on the date of receipt by such Credit Party be deposited with the Collateral Agent as security for the Obligations and applied in accordance with this Agreement.

         (ii) If (A) no Event of Default has occurred and is continuing, (B) the applicable Credit Party reasonably believes that all necessary repairs to any Mortgaged Revolving Credit Facility Rig affected by a Casualty Event can be completed within 270 days following such Casualty Event, and (C) during the 270-day period following such Casualty Event, the applicable Credit Party works diligently to complete all such repairs, then the Collateral Agent shall from time to time apply such Casualty Proceeds in payment for all necessary repairs to the extent that the costs of such repairs shall have been paid by a Credit Party upon receipt of satisfactory evidence of such repairs, and following completion of such repairs within 270 days after the Casualty Event and no Event of Default has occurred and is continuing, the Collateral Agent shall refund the remainder of such Casualty Proceeds (together with accrued interest thereon), if any, to the Borrower or any other appropriate Credit Party.

         (iii)    If (A) no Event of Default has occurred and is continuing and
                  (B) all necessary repairs to any Mortgaged Revolving Credit Facility Rig affected by a Casualty Event or other arrangement permitted by Clause 10.2(c) shall not have been made within 270 days following such Casualty Event, then the Collateral Agent shall (1) apply the Casualty Proceeds in an amount equal to the lesser of (x) 50% of any Casualty Proceeds still held by the Collateral Agent or (y) the outstanding amount of the Loans to prepay the Swingline Loans, or if the Swingline Loans have been repaid in full, prepay the Revolving Credit Loans, or if the Revolving Credit Loans and Swingline Loans have been repaid in full, make deposits of cash cover or provide cash collateral for the Letter of Credit Exposure and (2) refund the balance (together with accrued interest thereon) to the Borrower or any other Credit Party as appropriate.

         (iv) If an Event of Default has occurred and is continuing, the Collateral Agent shall apply such Casualty Proceeds in accordance with Clause 32.5 (Partial Payments).

(d) Equity Issuance. If at any time the Parent Company's Index Debt is not rated BBB- or higher by S&P and Baa3 or higher by Moody's, then the Borrower shall prepay the Swingline Loans, or if the Swingline Loans have been repaid in full, prepay the Revolving Credit Loans, or if the Revolving Credit Loans and Swingline Loans have been repaid in full, make deposits of cash cover or provide cash collateral for the Letter of Credit Exposure, by an amount equal to 50% of the Equity Issuance Proceeds in excess of U.S.$25,000,000 per occurrence that the Parent Company or any of its Subsidiaries receives from each Equity Issuance after the Closing Date within 30 days after the date of each such Equity Issuance.

11.5     RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE REVOLVING
         LENDER

(a)      If:

         (i) any sum payable to any Revolving Lender by a Credit Party is required to be increased under paragraph (f) of Clause 16.2 (Tax gross-up);

         (ii) any Revolving Lender claims indemnification from the Borrower under Clause 16.3 (Tax indemnity), Clause 16.6 (Value Added
                  Tax) or Clause 17.1 (Increased costs); or

         (iii) any Revolving Lender notifies the Administrative Agent of its Mandatory Cost under paragraph 2 of Schedule 4 (Mandatory Cost formula) or its Eurodollar Rate Reserve Percentage under Clause 12.4 (Additional Interest on Revolving Credit Loans),

         the Borrower may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Mandatory Cost or Eurodollar Rate Reserve Percentage is greater than zero, give the Administrative Agent notice of cancellation of the Commitments of that Revolving Lender and its intention to procure the repayment of that Revolving Lender's participation in the Utilisations.

(b) On receipt of a notice referred to in paragraph (a) above, the Commitments of that Revolving Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Revolving Lender's participation in that Utilisation.

(d) Notwithstanding the foregoing, if the Borrower elects to exercise such right of repayment and cancellation with respect to any Revolving Lender pursuant to this Clause 11.5, it shall be obligated to repay and cancel the Commitments of all Revolving Lenders that have made requests for compensation in approximately proportionate amounts pursuant to Clause 16.2(f), Clause 16.3, Clause 16.6, Clause 17.1, paragraph 2 of
         Schedule 4 or Clause 12.4.

11.6     RIGHT OF REPLACEMENT OF A SINGLE REVOLVING LENDER

Notwithstanding the provisions of Clause 11.5 (Right of repayment and cancellation in relation to a single Revolving Lender), if:

(a) any sum payable to any Revolving Lender by a Credit Party is required to be increased under paragraph (f) of Clause 16.2 (Tax gross-up);

(b) any Revolving Lender claims indemnification from the Borrower under Clause 16.3 (Tax indemnity), Clause 16.6 (Value Added Tax) or Clause
         17.1 (Increased costs); or

(c) any Revolving Lender notifies the Administrative Agent of its Mandatory Cost under paragraph 2 of Schedule 4 (Mandatory Cost formula) or its Eurodollar Rate Reserve Percentage under Clause 12.4 (Additional Interest on Revolving Credit Loans),

the Borrower may, whilst (in the case of paragraphs (a) and (b) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (c) above) that Mandatory Cost or Eurodollar Rate Reserve Percentage is greater than zero, elect to replace such Revolving Lender, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) a New Revolving Lender which is reasonably acceptable to the Borrower, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to such Revolving Lender and to become a Revolving Lender for all purposes under this Agreement and to assume all obligations of such Revolving Lender to be terminated as of such date and to comply with the requirements of Clause 27 (Changes to the

Revolving Lenders) applicable to transfers, and (ii) the New Revolving Lender shall pay to such Revolving Lender in same day funds on the day of such replacement (A) the amount of principal outstanding to such Revolving Lender,
(B) all interest, fees and other amounts then accrued but unpaid to such Revolving Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Revolving Lender under Clauses 16.2(f) (Tax gross-up), Clause 16.3 (Tax indemnity), Clause 17.1 (Increased costs); paragraph 2 of Schedule 4 (Mandatory Cost formula) or Clause
12.4 (Additional Interest on Revolving Credit Loans), and (C) any Break Costs which would have been due to such Revolving Lender on the day of such replacement under Clause 14.4 (Break Costs) had the Loans of such Revolving Lender been prepaid on such date rather than sold to the replacement Revolving Lender. Notwithstanding the foregoing, if the Borrower elects to exercise such right of repayment and cancellation with respect to any Revolving Lender pursuant to this Clause 11.5, it shall be obligated to replace all Revolving Lenders that have made requests for compensation in approximately proportionate amounts pursuant to Clause 16.2(f), Clause 16.3, Clause 16.6, Clause 17.1, paragraph 2 of Schedule 4 or Clause 12.4.

11.7     RESTRICTIONS

(a) Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) Unless a contrary indication appears in this Agreement, any part of Revolving Credit Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d) The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e) No amount of the Total Revolving Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Administrative Agent receives a notice under this Clause 11 it shall promptly forward a copy of that notice to either the Borrower or the affected Revolving Lender, as appropriate.

(g) All payments to be made by any Credit Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

11.8 REDUCTION OF SWINGLINE COMMITMENT CONSEQUENT UPON A REDUCTION OF TOTAL REVOLVING COMMITMENTS

         If the result of any reduction or cancellation of the Total Revolving Commitments under this Agreement would be that the Total Revolving Commitments after such cancellation would be less than the Swingline Commitment, such amount of the Swingline Commitment shall be deemed to be cancelled as shall ensure that the Swingline Commitment is equal to the Total Revolving Commitments as so reduced or cancelled.

                                    SECTION 5
                              COSTS OF UTILISATION

12.      INTEREST

12.1     CALCULATION OF INTEREST

         The rate of interest on each Revolving Credit Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)      Margin; and

(b)      LIBOR.

         The Margin applicable throughout any Interest Period shall be determined in accordance with the definition of that term on each day during the Interest Period in question.

12.2     PAYMENT OF INTEREST

         The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

12.3     DEFAULT INTEREST

(a) If a Credit Party fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Administrative Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Credit Party on demand by the Administrative Agent.

(b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

         (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

         (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4     MANDATORY COSTS; ADDITIONAL INTEREST ON REVOLVING CREDIT LOANS

(a) The Borrower shall pay to each Revolving Lender, so long as such Revolving Lender shall be required to comply with the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or the requirements of the European Central Bank, additional interest on the unpaid principal amount of each Revolving Credit Loan of such Revolving Lender, from the effective date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the Mandatory Cost for such Revolving Lender. A certificate indicating the amount of such additional interest, detailing the calculation of such additional interest and explaining how and why such additional interest is owing shall be submitted by such Revolving Lender to the Borrower and the Administrative Agent and shall be prima facie evidence for all purposes, absent manifest error.

(b) The Borrower shall pay to each Revolving Lender, so long as such Revolving Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Revolving Credit Loan of such Revolving Lender, from the effective date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) LIBOR for the Interest Period for such Loan from (B) the rate obtained by dividing LIBOR by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Revolving Lender for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest payable to any Revolving Lender shall be determined by such Revolving Lender and notified to the Borrower through the Administrative Agent. A certificate indicating the amount of such additional interest, detailing the calculation of such additional interest and explaining how and why such additional interest is owing shall be submitted by such Revolving Lender to the Borrower and the Administrative Agent and shall be prima facie evidence for all purposes, absent manifest error.

12.5     NOTIFICATION OF RATES OF INTEREST

         The Administrative Agent shall promptly notify the Revolving Lenders and the Borrower of the determination of a rate of interest under this Agreement.

13.      INTEREST PERIODS

13.1     SELECTION OF INTEREST PERIODS

(a) The Borrower shall select the Interest Period for a Loan in the Utilisation Request for that Loan.

(b) Subject to this Clause 13, the Borrower may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Borrower and the Administrative Agent (acting on the instructions of all the Revolving Lenders); provided, however, that at the Administrative Agent's sole discretion, the Borrower may not select any Interest Period longer than one Month until the satisfactory completion of the syndication of this Agreement by the Mandated Lead Arrangers.

(c) An Interest Period for a Loan shall not extend beyond the Revolving Maturity Date.

(d) The Interest Period for a Revolving Credit Loan shall start on the Utilisation Date.

(e)      A Revolving Credit Loan has one Interest Period only.

13.2     NON-BUSINESS DAYS

         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.      CHANGES TO THE CALCULATION OF INTEREST

14.1     ABSENCE OF QUOTATIONS

         Subject to Clause 14.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2     MARKET DISRUPTION

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Revolving Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

         (i)      the Margin;

         (ii) the rate notified to the Administrative Agent by that Revolving Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Revolving Lender of funding its participation in that Loan from whatever source it may reasonably select; and

         (iii) the Mandatory Cost, if any, applicable to that Revolving Lender's participation in the Loan.

(b)      In this Agreement "Market Disruption Event" means:

         (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for U.S. Dollars for the relevant Interest Period; or

         (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from Revolving Lenders whose participations in the relevant Loan equal or exceed 66 2/3% that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

14.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Revolving Lenders and the Borrower, be binding on all Parties.

14.4     BREAK COSTS

(a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Revolving Lender shall, as soon as reasonably practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.      FEES

15.1     COMMITMENT FEE

(a) The Borrower shall pay to the Administrative Agent (for the account of each Revolving Lender) a fee computed at the Commitment Fee Rate on that Revolving Lender's Available Commitment under the Revolving Credit Facility for the Availability Period applicable to Revolving Credit Facility.

(b) The accrued commitment fee is payable quarterly in arrears on the last Business Day of each March, June, September and December commencing June 30, 2002 and on the Revolving Maturity Date and, if cancelled in full, on the cancelled amount of the relevant Revolving Lender's Commitment at the time the cancellation is effective. For the avoidance of doubt, it is understood that the commitment fee referred to in this Clause 15.1 shall be computed with respect to a Revolving Lender's Available Commitment without giving effect to any temporary reductions of that Revolving Lender's Available Commitment pursuant to the terms of this Agreement until such time as such temporary reductions become permanent and cannot be reinstated in accordance with the terms of this Agreement.

15.2     ARRANGEMENT FEE

         The Borrower shall pay to the Mandated Lead Arrangers an arrangement fee in the amount and at the times agreed in the applicable Fee Letter.

15.3     AGENCY FEE

         The Borrower shall pay to the Administrative Agent (for its own account) an agency fee in the amount and at the times agreed in the applicable Fee Letter.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS


16.      TAX GROSS UP AND INDEMNITIES

16.1     DEFINITIONS

(a)      In this Agreement:

         "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

         "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

         "TAX DEDUCTION" means a deduction or withholding for or on account of any Tax due with respect to a payment that a Credit Party is required to make under a Finance Document.

         "TAX PAYMENT" means an increased payment made by a Credit Party to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

(b) Unless a contrary indication appears, in this Clause 16 a reference to "determines" or "determined" means a determination made in the absolute discretion of the Person making the determination.

16.2     TAX GROSS-UP

(a) Each Revolving Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the Closing Date or upon becoming a Revolving Lender pursuant to Clause 27 (Changes to the Revolving Lenders) (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Revolving Lender is entitled to receive payments under the Finance Documents without deduction and withholding of any United States federal income taxes; (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax; and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower.

(b) Each Revolving Lender which delivers to the Borrower and the Administrative Agent a Form W-8BEN or W-8ECI and Form W-8 or W-9 pursuant to paragraph (a) above further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W-8BEN or W-8ECI that such Revolving Lender is entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income taxes.

(c) If an event (including without limitation any change in treaty, law or regulation) has occurred after the date of this Agreement, but prior to the date on which any delivery required by paragraphs (a) and (b) above would otherwise be required and the event renders all such forms inapplicable or which would prevent any Revolving Lender from duly completing and delivering any such form with respect to it and such Revolving Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Revolving Lender shall not be required to deliver such forms.

(d) Except as provided in subsections (g) and (h) below, each Credit Party shall make all payments it is required to make to a Finance Party under a Finance Document without making any Tax Deduction, unless a Tax Deduction is required by law.

(e) The Borrower shall promptly upon becoming aware that a Credit Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Revolving Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Revolving Lender. If the Administrative Agent receives such notification from a Revolving Lender it shall notify the Borrower and that Credit Party.

(f) If a Tax Deduction is required by law to be made by a Credit Party on an amount payable to a Finance Party under a Finance Document, the amount payable shall be increased so that the Finance Party receives an amount equal to the amount that (after making any Tax Deduction) would have been due if no Tax Deduction had been required.

(g) A Credit Party is not required to make a Tax Payment to a Revolving Lender under paragraph (f) above for a Tax Deduction in respect of United States federal income taxes from a payment of interest on a Loan, if such Tax Deduction is required to be made by reason of a failure of such Revolving Lender to provide the requisite Internal Revenue Service forms in accordance with paragraphs (a), (b) or (c) above.

(h) A Credit Party is not required to make an increased payment to a Finance Party under Paragraph (f) above with respect to any Tax assessed on a Finance Party:

         (i) under the law of the jurisdiction in which that Finance Party is incorporated, or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

         (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. For the avoidance of doubt, any Tax which is collected by withholding upon the gross amount of any payment to a Finance Party, without allowance of any deductions in calculating such Tax, shall not be treated as a Tax which is imposed on or calculated by reference to the net income received or receivable by the Finance Party.

(i) If a Credit Party is required to make a Tax Deduction, that Credit Party shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. For the avoidance of doubt, any Tax which is collected by withholding upon the gross amount of any payment to a Finance Party, without allowance of any deductions in calculating such Tax, shall not be treated as a Tax which is imposed on or calculated by reference to the net income received or receivable by the Finance Party.

(j) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Credit Party making that Tax Deduction shall deliver to the Administrative Agent for the Finance Party entitled to the Tax Payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

16.3     TAX INDEMNITY

(a) The Borrower shall (within five Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. A certificate indicating the amount of such loss, liability or cost, detailing the calculation of such loss, liability or cost and explaining how and why such losses, liabilities or costs have been suffered by such Protected Party for or on account of a Tax by that Protected Party in respect of a Finance Document shall be submitted by such Protected Party to the Borrower and the Administrative Agent and shall be prima facie evidence for all purposes, absent manifest error.

(b)      Paragraph (a) above shall not apply:

         (i)      with respect to any Tax assessed on a Finance Party:

                  (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party; or

         (ii)     to the extent a loss, liability or cost:

                  (A) is compensated for by an increased payment under Clause 16.2 (Tax gross-up); or

                  (B) would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because of the application of either paragraph (g) or (h) of Clause 16.2 (Tax gross-up).

(c)      A Protected Party making, or intending to make a claim under paragraph
         (a) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower.

(d) A Protected Party shall, on receiving a payment from a Credit Party under this Clause 16, notify the Administrative Agent.

16.4     TAX CREDIT

         If, following any Tax Deduction, any Finance Party shall receive or be granted a Tax Credit, such Finance Party shall, subject to the Borrower having made a Tax Payment and to the extent that such Finance Party acting in good faith has the ability to do so without prejudicing the retention of the amount of such Tax Credit and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as such Finance Party shall certify to be the proportion of such Tax Credit as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no Tax Deduction from the payment by the Borrower. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such Tax Credit has been received by it. Each Finance Party that has received a Tax Payment and received the Borrower' receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any Tax Deduction for which such Tax Payment has been made shall take account of such Tax Payment in compiling its relevant Tax returns.

16.5     STAMP TAXES

         The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.6     VALUE ADDED TAX

(a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the

         Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

17.      INCREASED COSTS

17.1     INCREASED COSTS

(a) Subject to Clause 17.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Administrative Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)      In this Agreement "INCREASED COSTS" means:

         (i) a reduction in the rate of return from any Facility or Letter of Credit on a Finance Party's (or its Affiliates') overall capital;

         (ii)     an additional or increased cost; or

         (iii) a reduction of any amount due and payable under any Finance Document,

         which is incurred or suffered by a Finance Party or its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2     INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Administrative Agent of the event giving rise to the claim, following which the Administrative Agent shall promptly notify the Borrower.

(b) Each Finance Party shall, as soon as practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Increased Costs. A certificate indicating the amount of such Increased Costs, detailing the calculation of such Increased Costs and explaining how and why such Increased Costs have been suffered by such Finance Party to the extent that they are attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document shall be submitted by such Finance Party to the Borrower and the Administrative Agent and shall be prima facie evidence for all purposes, absent manifest error.


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
17.3     EXCEPTIONS

(a) Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

         (i) attributable to a Tax Deduction required by law to be made by a Credit Party;

         (ii) compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph
                  (b) of Clause 16.3 (Tax indemnity) applied);

        (iii)     compensated for by the payment of the Mandatory Cost;

         (iv) compensated for by Clause 12.4 (Additional Interest on Revolving Credit Loans); or

         (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 17.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 16.1 (Definitions).

18.      OTHER INDEMNITIES

18.1     CURRENCY INDEMNITY

(a) If any sum due from a Credit Party under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         (i)      making or filing a claim or proof against that Credit Party;
                  or

         (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

         that Credit Party shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Person at the time of its receipt of that Sum.

(b) Each Credit Party waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2     OTHER INDEMNITIES

         The Borrower shall (or shall procure that a Credit Party will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by a Credit Party to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

         (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party); or

         (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

18.3     INDEMNITY TO THE AGENTS

         The Borrower shall promptly indemnify the Agents against any cost, loss or liability incurred by any Agent (acting reasonably) as a result of:

         (a) investigating any event which it reasonably believes is a Default; or

         (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

19.      MITIGATION BY THE REVOLVING LENDERS

19.1     MITIGATION

(a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 16 (Tax gross-up and indemnities), Clause 17 (Increased costs) or paragraph 2 of Schedule 4 (Mandatory Cost formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Credit Party under the Finance Documents.

19.2     LIMITATION OF LIABILITY

(a) The Borrower shall indemnify each Finance Party for all out-of-pocket costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it; provided that, without prejudice to the foregoing, a Finance Party shall not be obliged to take or continue to endeavour to take any such steps after the date falling 30 Business Days from the date such Finance Party notifies the Administrative Agent of the circumstances referred to in Clause 19.1(a) (Mitigation).

20.      COSTS AND EXPENSES

20.1     TRANSACTION EXPENSES

(a) Except as specifically provided in the Fee Letters, the Borrower shall pay the Agents and the Arrangers the amount of all out-of-pocket costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of this Agreement and any other documents referred to in this Agreement on the Closing Date.

(b) The Borrower shall within five Business Days of demand pay the Agents and the Arrangers the amount of all out-of-pocket costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other Finance Documents executed after the date of this Agreement.

20.2     AMENDMENT COSTS

         If (a) a Credit Party requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 32.9 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse the Administrative Agent for the amount of all out-of-pockets costs and expenses (including legal fees) reasonably incurred by the Administrative Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3     ENFORCEMENT COSTS

         The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees and consultant fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7
                                    GUARANTEE

21.      GUARANTEE AND INDEMNITY

21.1     GUARANTEE AND INDEMNITY

         Each Guarantor irrevocably and unconditionally jointly and severally:

         (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover from the Credit Parties.

21.2     LIMITATION OF LIABILITY

         Notwithstanding the foregoing, any Additional Guarantor (other than an Additional Guarantor that is either a Permitted Holding Company or a Subsidiary of the Borrower) shall be liable under this Agreement with respect to the Obligations only for an amount equal to (a) the aggregate Market Value of the Mortgaged Revolving Credit Facility Rigs owned by such Additional Guarantor determined as of the date of the most recent Rig Appraisal Reports divided by (b) the Total Revolving Commitments multiplied by (c) the Obligations.

21.3     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Credit Party under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.4     REINSTATEMENT

         If any payment by a Credit Party or any discharge given by a Finance Party (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a) the liability of each Credit Party shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Credit Party, as if the payment, discharge, avoidance or reduction had not occurred.

21.5     WAIVER OF DEFENCES

         The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a) any time, waiver or consent granted to, or composition with, any Credit Party or other Person;

(b) the release of any other Credit Party or any other Person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Credit Party or any other Person;

(e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security (provided that the guarantee under this Clause 21 will apply to such Finance Documents or other document or security as amended or replaced);

(f) any unenforceability, illegality or invalidity of any obligation of any Person under any Finance Document or any other document or security; or

(g)      any insolvency or similar proceedings.

21.6     IMMEDIATE RECOURSE

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.7     APPROPRIATIONS

         Until all amounts which may be or become payable by the Credit Parties under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 21.

21.8     DEFERRAL OF GUARANTORS' RIGHTS

         Until all amounts which may be or become payable by the Credit Parties under or in connection with the Finance Documents have been irrevocably paid in full and unless the Administrative Agent otherwise directs or agrees, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance
         Documents:

         (a)      to be indemnified by a Credit Party;

         (b) to claim any contribution from any other guarantor of any Credit Party's obligations under the Finance Documents; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

         provided, however, that notwithstanding the foregoing, a Guarantor may execute, verify, deliver and file any proofs of claim which may be necessary in order to preserve any statute of limitations with respect to the rights deferred in this Clause 21.8.

21.9     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.10    NO GUARANTEE OF INDENTURE ISSUER OBLIGATIONS

         No provision of this Agreement or any other Finance Document shall require any Guarantor that is a Subsidiary of the Person that is the issuer of the existing Debt under the Senior Indenture and the Subordinated Indenture (on the Closing Date, such Person being the U.S. Parent) or any successor or assign of such Person with respect to such Debt to guarantee or otherwise be liable, directly or indirectly, for any obligation of such Person under any Finance Document.

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.      REPRESENTATIONS

         Each Credit Party makes the representations and warranties set out in this Clause 22 to each Finance Party on the date of this Agreement.

22.1     EXISTENCE; SUBSIDIARIES

         Each of the Credit Parties is duly formed, validly existing, and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change.

22.2     POWER AND AUTHORITY

         Each of the Credit Parties has the organizational power and authority to execute and deliver the Finance Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance by the Credit Parties of this Agreement and the other Finance Documents to which each is a party and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary organizational action, (b) do not contravene (i) such Credit Party's organizational documents, (ii) any material Legal Requirement binding on or affecting such Credit Party, or (iii) the provisions of any indenture or material instrument or agreement to which such Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except, in the case of clauses (ii) and (iii), for which a prior consent, waiver, authorization or approval has been (or will timely be) obtained, and
         (c) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of the making of the Utilisations, the Utilisations and the use of the proceeds of the Utilisations will (a) be within the Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) not contravene (i) the Borrower's certificate of incorporation or bylaws or
         (ii) any material Legal Requirement binding on or affecting the Borrower, except for which a prior consent, waiver, authorization or approval has been (or will timely be) obtained, and (d) not result in or require the creation or imposition of any Lien prohibited by this Agreement.

22.3     AUTHORIZATION AND APPROVALS

        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required on the part of the Credit Parties for the due execution, delivery and performance by the Credit Parties of this Agreement and the other Finance Documents to which each is a party or the consummation of the transactions contemplated thereby, except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Finance Documents (including, without limitation, to effect the Merger, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, the Liens created for the benefit of the Finance Parties). At the time of the making of the Utilisations, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required on the part of the Credit Parties for the borrowing of the Utilisations by the Borrower or the use of the proceeds of such Utilisations, except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Finance Documents (including, without limitation, to effect the Merger, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created for the benefit of the Finance Parties).

22.4     ENFORCEABLE OBLIGATIONS

         This Agreement and the other Finance Documents to which each of the Credit Parties is a party have been duly executed and delivered by such Credit Party. Assuming that each has been duly authorized, executed and delivered by the other parties thereto, each Finance Document to which each Credit Party is a party is the legal, valid, and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law or under applicable legal codes).


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22.5     FINANCIAL STATEMENTS

(a) The Parent Company has delivered to the Administrative Agent the Financial Statements, and the Financial Statements are accurate and complete in all material respects and present fairly in all material respects the consolidated financial condition of the Group as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Parent Company or any of its Subsidiaries, except as disclosed therein and for which adequate reserves for such items have been made in accordance with GAAP.

(b)      Since December 31, 2001, no Material Adverse Change has occurred.

22.6     TRUE AND COMPLETE DISCLOSURE

         All factual information (whether delivered before or after the Closing
         Date) furnished by or on behalf of the Credit Parties in writing to the Administrative Agent and the Revolving Lenders for purposes of or in connection with this Agreement, any other Finance Document or any transaction contemplated hereby or thereby is true and accurate in all material respects as of the date as of which such information is dated or certified (or, if not dated and certified, as of the date as of which such information is provided) and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading as of such time (in light of the circumstances and facts known at such time).

22.7     LITIGATION

         There is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding affecting the Parent Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, that could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any other Finance Document. Additionally, there is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding instituted against the Parent Company or any of its Subsidiaries which seeks to adjudicate the Parent Company or any of its Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.


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
22.8     USE OF PROCEEDS

         The proceeds of the Loans will be used by the Borrower and its Subsidiaries for the purposes described in Clause 25.7 (Use of Proceeds). The Parent Company and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

22.9     INVESTMENT COMPANY ACT

         None of the Parent Company or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

22.10    PUBLIC UTILITY HOLDING COMPANY ACT

         None of the Parent Company or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as such terms are used in the Public Utility Holding Company Act of 1935, as amended.

22.11    TAXES

         All material federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent Company or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed (except where any obligation to so file is being contested in good faith and by appropriate proceedings and after adequate reserves for such items have been made in accordance with
         GAAP), and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor. Except as disclosed in writing to the Administrative Agent from time to time, none of the Parent Company or any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent Company or any other member of the Tax Group is Property which the Parent Company or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of
         Section 168(f)(8) of the

         Code. Proper and accurate amounts have been withheld by the Parent Company and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent Company and all other members of the Tax Group.

22.12    PENSION PLANS

         No Termination Event has occurred with respect to any Plan, and each Plan has complied in all material respects with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the extent either any such action or inaction could reasonably be attributable to the Parent Company or to the knowledge of a Responsible Officer, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied in all material respects with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in any amount that could reasonably be expected to cause a Material Adverse Change. None of the Parent Company or any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, none of the Parent Company or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the Closing Date and current factual circumstances, the Parent Company has no reason to believe that the annual cost during the term of this Agreement to the Parent Company or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Parent Company or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

22.13    CONDITION OF PROPERTY; CASUALTIES

         (a) Except as otherwise permitted by this Agreement, including, without limitation, Clause 22.16 (Environmental Condition) and the requirements of Clause 11.4(b) or (c), the material Property necessary for the conduct of business of the Group are in good repair and working condition, normal wear and tear excepted and (b) no member of the Group has knowingly or wilfully permitted the commission of waste or other injury, or released Hazardous Substances on or about owned or operated property, in violation of applicable Environmental Laws.

22.14    INSURANCE

         Each of the Group carries the insurance required to be carried under Clause 25.2 (Maintenance of Insurance) of this Agreement. The amount of acceptance of first loss in lieu of paying premiums on the Closing Date is not more than U.S.$10,000,000. As of the Closing Date, all of the Mortgaged Revolving Credit Facility Rigs have insurance covering War Risks.

22.15    NO DEFAULTS

         None of the Parent Company or any of its Subsidiaries is in default or has received any notice of default under any contract, agreement, lease or other instrument to which the Parent Company or any of its Subsidiaries is a party which is continuing and, if not cured, could reasonably be expected to cause a Material Adverse Change.

22.16    ENVIRONMENTAL CONDITION

Except as disclosed on the attached Schedule 22.16:

(a) The Parent Company and its Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses; (ii) have been and are in compliance with all material terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any material actual or contingent Environmental Claim.

(b) None of the present or previously owned or operated Properties of the Parent Company or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, CERCLIS, or, to the knowledge of any Responsible Officer, their state or local analogs, nor has the Parent Company or any of its Subsidiaries been otherwise notified of the designation, listing or identification of any Property of the Parent Company or any of its present or former Subsidiaries as a potential site for material removal, remediation, cleanup, closure, restoration, reclamation, or other material response activity under any Environmental Laws (except as such activities may be required by permit conditions); (ii) is subject to a material Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any

         Property owned or operated by the Parent Company or any of its present or former Subsidiaries, wherever located; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change and none of the Parent Company or any of its present or former Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Substances to any third party site which could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Without limiting the foregoing, the present and future liability, if any, of the Parent Company or any of its Subsidiaries, which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to cause a Material Adverse Change.

22.17    TITLE TO PROPERTY, ETC.

(a) Each of the Group has good and marketable title in all its Property, except where the failure to have such good and marketable title could not reasonably be expected to cause a Material Adverse Change, and none of such Property is subject to any Lien, except Permitted Liens.

(b) Schedule 22.17 sets forth the Initial Mortgaged Revolving Credit Facility Rigs of the Credit Parties on the Closing Date and identifies the registered owner, flag, official or patent number, as the case may be, the home port, class, location and operating status on the Closing Date after giving effect to the Merger.

22.18    SECURITY INTERESTS

         On the Closing Date, all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Security Documents will have been made, obtained, and taken in all relevant jurisdictions, or satisfactory arrangements will have been made for all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Security Documents to be made, obtained, or taken in all relevant jurisdictions. Upon the filing of the Security Documents referred to in this Clause 22.18, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article

         9 of the UCC (as defined in the applicable Security Documents) or the Ship Mortgage Act (as defined in the Rig Mortgages), and subject to no other Liens (other than Permitted Liens) in favour of the Collateral Agent for the ratable benefit of the Finance Parties. Except with respect to filings or recordings required in order to perfect the security interests in earnings, no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Collateral Agent, for filing on or promptly after the date of) the execution and delivery thereof.

22.19    SUBSIDIARIES; CORPORATE STRUCTURE

         The Subsidiaries of the Borrower listed on Schedule 22.19 constitute all of the Subsidiaries of the Borrower on the Closing Date after giving effect to the Merger. Schedule 22.19 correctly lists the names, ownership and jurisdictions of incorporation or formation of each of the Borrower's Subsidiaries as of the Closing Date after giving effect to the Merger.

22.20    LABOR RELATIONS

         None of the Parent Company nor its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Change. There is (a) no unfair labor practice complaint pending against the Parent Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, before the National Labor Relations Board (or any successor United States federal agency that administers the National Labor Relations Act), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent Company or any of its Subsidiaries or, to the knowledge of a Responsible Officer, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against the Parent Company or any of its Subsidiaries or, to the knowledge of a Responsible Officer, threatened against the Parent Company or any of its Subsidiaries, and (c) no union representation petition existing with respect to the employees of the Parent Company or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Change.

22.21    MERGER

         The Borrower has delivered to the Administrative Agent true, correct, and complete copies of the Merger Documents as in effect on the Closing Date.

22.22    SENIOR DEBT

         The Obligations of the Parent Company under Clause 21 (Guarantee and indemnity) of this Agreement constitute "Senior Indebtedness" as defined in the Subordinated Indenture.

22.23    GUARANTORS

         All of the Borrower's Material Subsidiaries are Guarantors under Clause 21 (Guarantee and indemnity) hereof.

22.24    CITIZENSHIP

         Each Credit Party which owns a Mortgaged Revolving Credit Facility Rig is qualified to own and operate such Mortgaged Revolving Credit Facility Rig under the laws of the jurisdiction in which any such Mortgaged Revolving Credit Facility Rig is flagged, if such qualification is required.

22.25    INTELLECTUAL PROPERTY

         The Parent Company and each of its Subsidiaries has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights, that are necessary for the operation of their businesses taken as a whole as presently conducted.

22.26    SOLVENCY

(a) Immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the Term Loans to be made on the Closing Date and the application of the proceeds thereof, (i) the fair value of the assets of the Group on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Group on a consolidated basis; (ii) the present fair saleable value of the Property of the Group on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Group on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Group on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Group on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b) The Parent Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, on a consolidated basis, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of such Subsidiary.

22.27    COMPLIANCE WITH LAWS

         The Parent Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to cause a Material Adverse Change. The Parent Company and its Subsidiaries are in compliance in all material respects with the International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention ("ISM CODE"), to the extent applicable, and have established and implemented a safety management system and such other procedures as required by the ISM Code, to the extent applicable.

22.28    REPETITION

         Each of the representations and warranties contained in this Clause 22 hereof and in each other Finance Document to be made by each Credit Party are deemed to be made by each Credit Party by reference to the facts and circumstances then existing on:

(a)      The date of each Utilisation Request; and

(b) In the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

23.      INFORMATION UNDERTAKINGS

         The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents, any Letter of Credit is outstanding or any Commitment is in force.

23.1     FINANCIAL STATEMENTS

         Each Credit Party will furnish to the Administrative Agent and the Revolving Lenders:

(a) (i) As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Company, the unaudited consolidated balance sheet of the Parent Company, as of the end of such quarter, and the consolidated statements of income and cash flows of the Parent

         Company, each for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Parent Company as having been prepared in accordance with GAAP, except for the absence of footnotes (provided that the requirements of this Clause 23.1(a) with respect to consolidated financial statements of the Parent Company shall be deemed satisfied by delivery of the Parent Company's Form 10-Q for such fiscal quarter) and (ii) as soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower, as of the end of such quarter, and the consolidated statements of income of the Borrower, each for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Parent Company as having been prepared in accordance with GAAP, except for the absence of footnotes; and

(b) (i) As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower, copies of the annual audit report for such year for the Borrower, including therein the consolidated balance sheet of the Borrower as of the end of such fiscal year, consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, and (ii) as soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent Company, copies of the annual audit report for such year for the Parent Company, including therein the consolidated balance sheet of the Parent Company as of the end of such fiscal year, consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, in each case certified by independent certified public accountants of nationally recognized standing in the United States reasonably acceptable to the Administrative Agent and the Required Revolving Lenders (provided that the requirements of this Clause 23.1(b) with respect to consolidated financial statements of the Parent Company shall be deemed satisfied by delivery of the Parent Company's Form 10-K for such fiscal year).

23.2     COMPLIANCE CERTIFICATE

(a) The Borrower shall supply to the Administrative Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 23.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 24 (Financial covenants) as of the date at which those financial statements were drawn up.

(b) Each Compliance Certificate shall be signed by a Responsible Officer of the Parent Company.

23.3     INFORMATION: MISCELLANEOUS

         The Borrower shall supply to the Administrative Agent (in sufficient copies for all the Revolving Lenders, if the Administrative Agent so requests):

         (a) Promptly upon receipt thereof and following such time as the appropriate officers of the Parent Company shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to the Parent Company by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Parent Company;

         (b) On or before 45 days after the commencement of each fiscal year of the Parent Company, (i) a consolidated budget of the Group which includes consolidated income statements, balance sheets and cash flow statements of the Group for each of the four fiscal quarters of such fiscal year and (ii) a breakdown of projected revenues, operating expenses, utilizations and capital expenditures for each offshore drilling rig owned or leased by the Group;

         (c) On or before 45 days after the end of each fiscal quarter of each fiscal year of the Parent Company, a report detailing (i) the then current location of each of the Mortgaged Revolving Credit Facility Rigs and each other offshore drilling rigs and other vessels owned or leased by the Borrower and its Subsidiaries, and the then current term of and parties to any contract of any such vessels and (ii) for the previous fiscal quarter, the average day rates and utilisation for each such rig or vessel.

         (d) Promptly after the giving or receipt thereof, copies of any material notices given or received by any Credit Party pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement;

         (e) Promptly and in any event within 10 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Parent Company or any of its Subsidiaries sends to any holders of its respective public securities generally, files with the SEC, or otherwise makes available to the public or the financial community generally;

         (f) As soon as possible and in any event within 10 days after a Responsible Officer knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a senior financial officer of the Parent Company or such Subsidiary describing such Termination Event and the action, if any, which the Parent Company or such Subsidiary proposes to take with respect thereto;

         (g) Promptly and in any event within 10 days after receipt thereof by the Parent Company or any member of the Controlled Group from the PBGC, copies of each notice received by the Parent Company or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (h) Promptly and in any event within 10 days after receipt thereof by the Parent Company or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent Company or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to cause a Material Adverse Change;

         (i) Promptly and in any event within 10 days after a Responsible Officer becomes aware thereof, written notice of any claims, proceedings, or disputes, or to the knowledge of a Responsible Officer threatened, or affecting the Parent Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change;

         (j) Prompt written notice of any condition or event of which the Parent Company or any of its Subsidiaries has knowledge, which condition or event has resulted or could reasonably be expected to result in a Material Adverse Change;

         (k) Promptly upon the receipt thereof by the Parent Company or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the EPA, or any other Governmental Authority or any other third party, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any material action or omission on the part of the Parent Company or any of its Subsidiaries in connection with Hazardous Waste or Hazardous Substances, (iii) any notice of potential responsibility under CERCLA or any analogous law, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Parent Company or any of its Subsidiaries, or any of their leased or owned material Property, wherever located;

         (l) Promptly upon obtaining knowledge thereof by any Responsible Officer, notice of:

                           (i) any Casualty Event if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000 (or the equivalent in any other currency) with respect to any Mortgaged Revolving Credit Facility Rig;

                           (ii)     any Collateral Disposition;

                           (iii) any occurrence in respect of any Mortgaged Revolving Credit Facility Rig that is or is likely, by the passing of time or otherwise, to become a Total Loss;

                           (iv) any material requirement made by any insurer or classification society or by any competent authority which is not complied with within a reasonable time; and

                           (v) any arrest of any Mortgaged Revolving Credit Facility Rig or the exercise or purported exercise of any Lien on any Mortgaged Revolving Credit Facility Rig;

         (m) As soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent Company, a report prepared by the Parent Company's independent maritime insurance broker which report (i) lists all Insurance Policies then in effect with respect to the Mortgaged Revolving Credit Facility Rigs, (ii) specifies for each such Insurance Policy
                  (A) the amount thereof, (B) the risks insured against thereby,
                  (C) the name of the insurer and each insured party thereunder and (D) the policy or other identification number thereof and
                  (iii) certifies that all such Insurance Policies are (A) in full force and effect, (B) placed with such insurance companies, underwriters or associations, in such amounts, against such risks, and in such form, as are normally issued against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated and as are necessary or advisable for the protection of the Collateral Agent as mortgagee, and (C) conforming to the requirements of this Agreement;

         (n) Upon request by the Administrative Agent, a copy of the safety management manual used to describe and implement the Parent Company's safety management system developed, implemented and maintained in compliance with the ISM Code, if applicable;

         (o) Prompt written notice of any material amendments, modifications or terminations of the Senior Indenture, the Subordinated Indenture or any other indenture, note or other agreement evidencing or governing any Subordinated Debt; and

         (p) Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Group as the Administrative Agent or any Revolving Lender may from time-to-time reasonably request.

23.4     NOTIFICATION OF DEFAULT

         The Borrower shall provide to the Administrative Agent, as soon as possible after the occurrence of a Default known to any Responsible Officer which is continuing on the date of such statement, a statement of a Responsible Officer setting forth the details of such Default and the actions which the Credit Parties have taken and propose to take with respect thereto.

24.      FINANCIAL COVENANTS

         The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents, any Letter of Credit is outstanding or any Commitment is in force.

24.1     LEVERAGE RATIO

         The Parent Company will not permit its Leverage Ratio at the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:


          ---------------------------------------------------------------------------------
                         Fiscal Quarters Ending                          Maximum Ratio
                         ----------------------                          -------------
          ---------------------------------------------------------------------------------
                  June 30, 2002, September 30, 2002 and                  4.75 to 1.00
                            December 31, 2002
          ---------------------------------------------------------------------------------
          March 31, 2003, June 30, 2003, September 30, 2003 and          4.00 to 1.00
                            December 31, 2003
          ---------------------------------------------------------------------------------
          March 31, 2004, June 30, 2004, September 30, 2004 and          3.50 to 1.00
                            December 31, 2004
          ---------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------
                      March 31, 2005 and thereafter                      3.00 to 1.00
          ---------------------------------------------------------------------------------


24.2     INTEREST COVERAGE RATIO

         The Parent Company will not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the following ratios for the following fiscal quarters:

          ---------------------------------------------------------------------------------
                         Fiscal Quarters Ending                         Minimum Ratio
                         ----------------------                         -------------
          ---------------------------------------------------------------------------------
                  June 30, 2002, September 30, 2002 and                 3.00 to 1.00
                            December 31, 2002
          ---------------------------------------------------------------------------------
          March 31, 2003, June 30, 2003, September 30, 2003 and         3.25 to 1.00
                            December 31, 2003
          ---------------------------------------------------------------------------------
          March 31, 2004, June 30, 2004, September 30, 2004 and         4.00 to 1.00
                            December 31, 2004
          ---------------------------------------------------------------------------------
                      March 31, 2005 and thereafter                     4.50 to 1.00
          ---------------------------------------------------------------------------------

24.3     MAXIMUM DEBT TO CAPITALIZATION RATIO

         The Parent Company shall not permit the ratio of (a) Consolidated Net Debt to (b) Total Capitalization as of the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:


          ---------------------------------------------------------------------------------
                         Fiscal Quarters Ending                           Maximum Ratio
                         ----------------------                           -------------
          ---------------------------------------------------------------------------------
                  June 30, 2002, September 30, 2002 and                        55%
                            December 31, 2002
          ---------------------------------------------------------------------------------
          March 31, 2003, June 30, 2003, September 30, 2003 and                50%
                            December 31, 2003
          ---------------------------------------------------------------------------------
          March 31, 2004, June 30, 2004, September 30, 2004 and                45%
                            December 31, 2004
          ---------------------------------------------------------------------------------
                      March 31, 2005 and thereafter                            35%
          ---------------------------------------------------------------------------------

24.4     MINIMUM NET WORTH

         The Parent Company shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than the sum of (a) 80% of Consolidated Net Worth at the end of the fiscal quarter immediately preceding the Closing Date plus (b) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the first fiscal quarter ending after the Closing Date and (c) 100% of the Equity Issuance Proceeds from any Equity Issuance on or after the Closing Date.

25.      GENERAL UNDERTAKINGS

         The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents, any Letter of Credit is outstanding or any Commitment is in force.

25.1     COMPLIANCE WITH LAWS, ETC.

         The Parent Company shall procure that each of the Group will comply with all Legal Requirements except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change. Without limiting the generality and coverage of the foregoing, the Parent Company shall procure that each of the Group shall comply with all applicable Environmental Laws, and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Group does business, including, if applicable, the ISM Code, except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change.

25.2     MAINTENANCE OF INSURANCE

(a)      Generally.

         (i) Except as otherwise specifically provided below, the Parent Company shall procure that each of the Group will, at their own expense, maintain insurance with financially sound and reputable insurance companies or associations in such amounts (and with co-insurance and deductibles) as are usually insured against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated, including insurance against fire, casualty, business interruption, injury to Persons or property and other hazards normally insured against.

         (ii) The Parent Company shall procure that each of the Group shall renew all such insurance, including, without limitation, the Insurance Policies, as they expire and so as to ensure that there is no gap in coverage, keep the

                  Collateral Agent advised of the progress of such renewals, and shall provide evidence of such renewal in writing to the Collateral Agent as and when each such renewal is effected.

        (iii) The Parent Company shall procure that each of the Group shall punctually pay all premiums, calls, contributions or other sums payable in respect of such insurance, including, without limitation, the Insurance Policies and produce all relevant receipts when so required by the Collateral Agent and all Insurance Policies shall provide that there shall be no recourse against the Collateral Agent or any other Finance Party for unpaid premiums or calls.

         (iv) The Parent Company shall procure that each of the Group shall, upon the written request of the Collateral Agent, deliver to the Collateral Agent true and complete copies of all such insurance policies, including, without limitation, the Insurance Policies.

         (v) Upon the written request of the Collateral Agent, provided no such request shall be made more frequently than once per year, the Parent Company shall deliver to the Collateral Agent copies of all cover notes, binders and certificates of entry and all endorsements and riders supplemental thereto in respect of Insurance Policies maintained pursuant to this Clause 25.2.

         (vi) None of the Credit Parties shall declare or agree with the underwriters that a Mortgaged Revolving Credit Facility Rig is a Total Loss without the prior written consent of the Collateral Agent.

(b) Hull and Machinery/Increased Value Insurance. With respect to hull and machinery/increased value insurance each of the Credit Parties shall insure or procure that the relevant member of the Group owning the same insures each Mortgaged Revolving Credit Facility Rig, or cause each Mortgaged Revolving Credit Facility Rig to be insured, against loss, damage, fire and such other perils as are customary in the industry, for an amount which is at least the Market Value of such Mortgaged Revolving Credit Facility Rig and when such amount is aggregated with the amount of such insurance coverage on the other Mortgaged Revolving Credit Facility Rigs, such aggregate amount shall be at least 200% of the Total Revolving Commitments (less any deductible). In addition, the Credit Parties shall, at their own expense, obtain, for and on behalf of the Collateral Agent, a mortgagee's single interest policy providing coverage which, when aggregated with the amount of such insurance coverage on the other Mortgaged Revolving Credit Facility Rigs, shall be at least 200% of the Total Revolving

         Commitments. Such insurance shall cover marine perils on hull and machinery, and shall be maintained in the broadest forms available (on reasonable commercial terms as the Credit Parties shall see fit and reasonably acceptable to the Collateral Agent) in the American and British insurance markets or in such other major international markets acceptable to the Collateral Agent.

(c) Comprehensive Third Party Liability. The Credit Parties shall maintain insurance (or its equivalent) covering comprehensive third party liability on the Mortgaged Revolving Credit Facility Rigs in an aggregate amount not less than 100% of the Total Revolving Commitments. The Credit Parties shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity (or its equivalent) association.

(d) War Risks. The Credit Parties shall at all times maintain insurance (or its equivalent) covering War Risks on all of the Mortgaged Revolving Credit Facility Rigs; provided, however, that (i) if the premiums associated therewith increase by more than 30% above the premiums in effect on the Closing Date, as certified in writing by the Parent Company's independent maritime insurance broker, then the Credit Parties shall only be obligated to maintain insurance (or its equivalent) covering War Risks on Mortgaged Revolving Credit Facility Rigs, so that the aggregate amount of War Risk coverage is not less than 150% of the Total Revolving Commitments, and including, in any event, the Pride South Pacific and each of the Mortgaged Revolving Credit Facility Rigs that have a Market Value equal to or greater than $40,000,000 (as set forth in the most recent Rig Appraisal Reports covering such Mortgaged Revolving Credit Facility Rig) located outside of the Gulf of Mexico shall remain at all times covered against War Risks by insurance (or its equivalent) by the Credit Parties; and (ii) if from time to time, insurance (or its equivalent) covering War Risks becomes unavailable in certain geographical areas, as certified in writing by the Parent Company's independent maritime insurance broker, then the Credit Parties shall maintain insurance (or its equivalent) covering War Risks on such other unaffected Mortgaged Revolving Credit Facility Rigs so that the aggregate amount of War Risk coverage is not less than 150% of the Total Revolving Commitments. Promptly after such insurance (or its equivalent) covering War Risks becomes available again, then the Credit Parties shall reinstate the coverage set forth in clause (i) above. The Credit Parties shall arrange for the execution of such guarantees as may from time to time be required by any war risks association.

(e) Mortgagee Right Insurance. If the Parent Company's Index Debt is rated less than BB- by S&P or Ba3 by Moody's, the Credit Parties shall maintain insurance (or its equivalent) covering the risks of repossession on the Mortgaged Revolving Credit Facility Rigs operating under charters or in jurisdiction implying potential repossession risks, as determined by the Collateral Agent or acting under the instruction of the Required Revolving Lenders.

(f) United States Operations. At all times during which one or more Mortgaged Revolving Credit Facility Rigs is operating within the jurisdiction of the United States of America, the Credit Parties shall maintain with respect to such Mortgaged Revolving Credit Facility Rigs:

         (i) insurance or post bonds or maintain approved evidence of financial responsibility (including, without limitation, qualification as a "qualified self-insurer" by the United States Coast Guard) with respect to such Mortgaged Revolving Credit Facility Rigs to cover the actual cost of removal of discharged oil for which such Credit Party or the Collateral Agent may be held strictly liable (or held liable due to negligence of such Credit Party or any other Person) under the Clean Water Act of 1977, as amended, the Oil Pollution Act 1990 (33 U.S.C.Section 2701 et seq.), as amended, or the Outer Continental Shelf Lands Act, as amended, or under any other Legal Requirement, including, without limitation, any Environmental Law, of any Governmental Authority that, now or in the future, may apply to such Mortgaged Revolving Credit Facility Rigs or to the Credit Parties, such Mortgaged Revolving Credit Facility Rigs or their operations; and

         (ii) such worker's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for foreign and Outer Continental Shelf operations, borrowed servant, voluntary compensation and in rem claims.

(g) Self Insurance. The Parent Company and its Subsidiaries may maintain acceptance of first loss in lieu of paying premiums compatible with the standards set forth herein in an amount which is the lesser of (i) U.S.$25,000,000 or (ii) 5% of the Market Value of the Mortgaged Revolving Credit Facility Rigs (as set forth in the most recent Rig Appraisal Reports covering such Mortgaged Revolving Credit Facility
         Rigs) in the aggregate on an annualized basis after deductibles and self insurance retention.

(h) Collateral Agent as Additional Insured. Other than with respect to worker's compensation policies, each Insurance Policy in compliance with this Clause 25.2 shall be endorsed showing the Collateral Agent as an additional insured, or a loss payee, as applicable. All Insurance Policies required by the terms of this Clause 25.2 shall provide that at least 30 days' (except 48 hours for War Risk) prior written notice be given to the Collateral Agent by the underwriters or association of any termination, cancellation, reduction or other modification of such Insurance Policy or the failure of the Credit Parties to pay any premium or call which could suspend coverage under the Insurance Policy or the payment of a claim thereunder. If such Insurance Policies are not maintained in full force and effect, then the Collateral Agent, at its option, may procure such insurance at the Borrower's expense. With respect to any potential claims under any Insurance Policy, the Collateral Agent may, but shall not be required to, make proof of loss under, settle and adjust any claims under, or direct the Borrower to take such actions at the reasonable direction of the Collateral Agent, and the expenses incurred by the Collateral Agent in the adjustment and collection of such proceeds shall be paid by the Borrower, provided that if no Event of Default exists, the Collateral Agent shall give the applicable Credit Party written notice and opportunity to perform prior to itself performing or causing to perform. The Collateral Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds, unless directly caused by its gross negligence or wilful misconduct.

(i)      Application of Payments under Insurance Policies.

         (i) Except as otherwise provided in Clause 25.2(i)(iii) below, all Insurance Policies shall provide that all insurance payments in respect of any Casualty Event shall be paid to the Collateral Agent or, upon the prior written consent of the Collateral Agent, the underwriter may pay such amounts directly to the applicable Credit Party or such Person as may be designated by the Credit Parties for the repair, salvage or other charges relating to such Casualty Event.

         (ii) All Casualty Proceeds or Collateral Disposition Proceeds received by such Credit Party or the Collateral Agent as a result of a Casualty Event or Collateral Disposition shall be applied in accordance with the requirements of Clause 11.4 (Mandatory Prepayment of Revolving Credit Facility) and Clause
                  25.5 (Maintenance of Property).

         (iii) Notwithstanding anything to the contrary in the other Finance Documents, all insurance payments in respect of any liability of the Credit Parties to third Persons or damage to Property of third Persons by any Credit Party shall be paid by the underwriter of such Insurance Policy directly to the Person to whom such liability is owed or directly to the applicable Credit

                  Party to reimburse it for any loss, damage or expense incurred by it in connection with the event or condition giving rise to such liability.

(j)      Operation of Mortgaged Revolving Credit Facility Rigs.

         (i) The Credit Parties shall procure that each Mortgaged Revolving Credit Facility Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or War Risk Insurance Policies (including protection and indemnity or its equivalent) without satisfying the conditions of the relevant Insurance Policies, evidence of which shall be furnished to the Collateral Agent.

         (ii) The Credit Parties shall not employ any Mortgaged Revolving Credit Facility Rig or suffer any Mortgaged Revolving Credit Facility Rig to be employed otherwise than in conformity with the terms of the Insurance Policies relative to the Mortgaged Revolving Credit Facility Rig (including any warranties, express or implied, therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

         (iii) To the extent any of the following could reasonably be expected to cause a Material Adverse Change, each of the Credit Parties agrees that it will not commit any act, nor voluntarily suffer nor permit any act to be done, whereby any Insurance Policy required hereunder shall or may be suspended, impaired or defeated and will not suffer nor permit any Mortgaged Revolving Credit Facility Rig to engage in any voyage, nor to engage in any employment not permitted under the Insurance Policies then in effect, without first covering any Mortgaged Revolving Credit Facility Rig with insurance satisfactory in all respects, including the amount thereof, to the Collateral Agent for the voyage or the employment.

25.3     PRESERVATION OF EXISTENCE, ETC.

         Except as permitted by Clause 25.17 (Mergers or Consolidations; Asset Sales), each of the Credit Parties shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties to the extent the failure to qualify could reasonably be expected to cause a Material Adverse Change.

25.4     PAYMENT OF TAXES, ETC.

         The Parent Company shall procure that each of the Group will pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property other than Permitted Liens; provided, however, that none of the Group shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

25.5     MAINTENANCE OF PROPERTY

         The Parent Company shall procure that each of the Group shall (a) maintain their material Property necessary for the conduct of its business in good repair and working condition, except for normal wear and tear and as otherwise permitted by this Agreement, and (b) not knowingly or wilfully permit the commission of waste or other injury, or the release of Hazardous Substances on or about the owned or operated property in violation of applicable Environmental Laws. Notwithstanding the foregoing, if a Mortgaged Revolving Credit Facility Rig is affected by a Casualty Event or a Collateral Disposition, the Borrower shall, or shall cause the Guarantor who owns such affected Mortgaged Revolving Credit Facility Rig, to either make all necessary repairs and replacements to such affected Mortgaged Revolving Credit Facility Rig or apply the Casualty Proceeds or Collateral Disposition Proceeds therefrom as provided in Clause 10.2(b) or (c), as the case may be.

25.6     INSPECTION

         The Parent Company shall procure that from time-to-time during regular business hours upon reasonable prior notice (and subject to the requirements of applicable insurance policies), each member of the Group shall (a) permit the Administrative Agent (at the request of any Revolving Lender) to examine and copy their books and records, (b) permit the Administrative Agent and the Revolving Lenders to visit and inspect their Properties, and (c) permit the Administrative Agent and Revolving Lenders to discuss the business operations and Properties of the Group with their officers and directors.

25.7     USE OF PROCEEDS

         The Borrower shall use the proceeds of the Loans for general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, distributions, loans and advances to the Parent Company). The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Revolving Loan will be used to purchase or carry any margin stock in violation of Regulation T, U, or X.

25.8     NATURE OF BUSINESS

         The Parent Company shall procure that neither it nor any of its Subsidiaries shall engage in any business if, as a result, the general nature of the business of the Group, taken on a consolidated basis, would then be substantially changed from the general nature of the business engaged in by the Group on the Closing Date.

25.9     BOOKS AND RECORDS

         The Parent Company will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP (subject to year-end adjustments), reflecting all financial transactions of such Person. The Parent Company shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described herein shall be prepared from such system and records.

25.10    RIG APPRAISAL REPORTS

(a) Within 45 days after each anniversary date of the Closing Date, the Borrower shall deliver to the Administrative Agent and the Revolving Lenders two written appraisal reports prepared by two independent Approved Rigbrokers setting forth the Market Value of each of the Mortgaged Revolving Credit Facility Rigs as of the date appraised (each a "RIG APPRAISAL REPORT"). The cost of each such Rig Appraisal Report shall be paid by the Borrower.

(b) If the Market Value of either (i) the Mortgaged Revolving Credit Facility Rigs is less than 205% of the Total Revolving Commitments or
         (ii) the Mortgaged Term Loan Facility Rigs is less than 205% of the outstanding principal amount of the Term Loans, then the Borrower shall deliver to the Administrative Agent and the Revolving Lenders an additional set of Rig Appraisal Reports no less than 175 days and no more than 225 days after each anniversary date of the Closing Date until such time as (A) the Market Value of the Mortgaged Revolving Credit Facility Rigs is equal to or greater than 205% of the Total Revolving Commitments and (B) the Market Value of the Mortgaged Term Loan Facility Rigs is equal to or greater than 205% of the outstanding principal amount of the

         Term Loans. The cost of each such additional Rig Appraisal Report shall be paid by the Borrower.

(c) At any time the Administrative Agent may or, at the request of the Required Revolving Lenders, shall request that the Borrower deliver an additional Rig Appraisal Report to the Revolving Lenders. Upon receipt of such request by the Borrower, the Borrower shall deliver such Rig Appraisal Report to the Administrative Agent and the Revolving Lenders within 30 days after receipt of such request. Unless a Default is in existence at the time of such request, the Revolving Lenders shall pay the costs of any subsequent Rig Appraisal Reports requested by the Administrative Agent or the Required Revolving Lenders under this Clause 25.10(c) during such calendar year.

(d) Within 30 days of the occurrence of any Casualty Event if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000 or any Collateral Disposition occurring with respect to any Mortgaged Revolving Credit Facility Rig, the Borrower shall deliver to the Administrative Agent and the Revolving Lenders an additional Rig Appraisal Report setting forth the Market Values of the Mortgaged Revolving Credit Facility Rigs immediately prior to such Casualty Event or Collateral Disposition and the Market Values giving effect to such Casualty Event or Collateral Disposition (an "ADDITIONAL APPRAISAL REPORT"). The cost of such Rig Appraisal Report shall be paid by the Borrower.

(e) The Parent Company shall procure that each Rig Appraisal Report delivered under this Clause 25.10 shall be in form and scope reasonably satisfactory to the Administrative Agent.

25.11    OPERATION OF MORTGAGED REVOLVING CREDIT FACILITY RIGS

Each Subsidiary of the Parent Company that owns or operates a Mortgaged Revolving Credit Facility Rig shall:

(a) (i) Comply with and satisfy all Legal Requirements of the jurisdiction of such Mortgaged Revolving Credit Facility Rig's home port, now or hereafter from time to time in effect, in order that such Mortgaged Revolving Credit Facility Rig shall continue to be documented pursuant to the laws of the jurisdiction of its home port with such endorsements as shall qualify such Mortgaged Revolving Credit Facility Rigs for participation in the trades and services to which it may be dedicated from time to time or (ii) not do or allow to be done anything whereby such documentation is or could reasonably be expected to be forfeited;

(b) keep such Mortgaged Revolving Credit Facility Rig in a good and sufficient state of repair consistent with first-class ship-ownership and management practice employed by owners of vessels of similar size and type and so as to (i) maintain the present class of such Mortgaged Revolving Credit Facility Rig at its current classification by any first-class, recognized rating agency, including, without limitation, the American Bureau of Shipping, free of recommendations affecting class and qualifications and change of class, save those notified to the Collateral Agent in writing prior to the date of this Agreement and
         (ii) comply with all Legal Requirements from time to time applicable to such Mortgaged Revolving Credit Facility Rig and such Credit Party's operations except where such non-compliance will not be reasonably expected to cause a material adverse change on the Mortgaged Revolving Credit Facility Rigs, the applicable Credit Party or the Lien created by the Rig Mortgage;

(c) with respect to such Mortgaged Revolving Credit Facility Rig, (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Mortgaged Revolving Credit Facility Rig will not be materially impaired, (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of equipment owned by the Credit Parties installed on, such Mortgaged Revolving Credit Facility Rig except in the ordinary course of the operation and maintenance of such Mortgaged Revolving Credit Facility Rig unless (A) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favour of any Person other than the Collateral Agent and becomes, upon installation on such Mortgaged Revolving Credit Facility Rig the property of the Credit Parties and subject to the security constituted by the Rig Mortgage or the Security Agreement or (B) the removal will not materially diminish the value of such Mortgaged Revolving Credit Facility Rig (provided, however, that this Clause 25.11(c) shall be deemed satisfied in the event of a Casualty Event if the Credit Parties comply with Section 11.4(c));

(d) submit such Mortgaged Revolving Credit Facility Rig to such periodical or other surveys as may be required for classification purposes and upon the request of the Collateral Agent supply to the Collateral Agent copies of all survey reports and classification certificates issued in respect thereof; and

(e) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on or claims enforceable against such Mortgaged Revolving Credit Facility

         Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties that are material in amount and lawfully charged on or in respect of such Mortgaged Revolving Credit Facility Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and in the event of arrest of any Mortgaged Revolving Credit Facility Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Mortgaged Revolving Credit Facility Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(f) If the Person operating such Mortgaged Revolving Credit Facility Rig is not the Borrower or a Guarantor, promptly remit all earnings received by such Person from any Mortgaged Revolving Credit Facility Rig back to the appropriate Credit Party. For the avoidance of doubt, "earnings" does not include operating costs and reasonable management fees as are customary in the industry and which are set forth and supported by a budget for such Mortgaged Revolving Credit Facility Rigs which will be delivered to the Administrative Agent on or before such time as the subject Rig begins operations for such Person.

25.12    NEW SUBSIDIARIES; PERMITTED HOLDING COMPANY

(a) Within 10 days after (a) the date of the creation of any new Material Subsidiary of the Borrower, (b) the date that any Subsidiary of the Borrower that was not a Material Subsidiary becomes a Material Subsidiary, (c) the purchase by the Borrower or any of its Subsidiaries of the Capital Stock of any Person, which purchase results in such Person becoming a Material Subsidiary of the Borrower permitted by this Agreement, or (d) the transfer of a Mortgaged Revolving Credit Facility Rig to any wholly-owned Subsidiary of the Parent Company that is not a Guarantor, the Borrower shall, in each case, cause such Person to execute and deliver to the Collateral Agent (with sufficient originals for each applicable Revolving Lender) an Accession Letter, together with evidence of corporate authority to enter into and such legal opinions in relation to such Accession Letter as the Collateral Agent may reasonably request.

(b) Within 10 days after the date of the creation of any Permitted Holding Company, the Borrower shall cause such Permitted Holding Company to execute and deliver to the Collateral Agent (with sufficient originals for each applicable Revolving Lender) an Accession Letter, together with evidence of corporate authority to enter into and such legal opinions in relation to such Accession Letter as the Collateral Agent may reasonably request.

25.13    SECURITY MAINTENANCE RATIO

         The Borrower shall at all times maintain a Security Maintenance Ratio of at least 2.0 to 1.0; provided, however, that this Clause 25.13 shall be deemed satisfied during any period in which this Clause 25.13, but for a Collateral Disposition or Casualty Event, would have been satisfied if, during such period, the Credit Parties are in compliance with Clause 11.4(b) or (c), as the case may be (Mandatory Prepayment of Revolving Credit Facility Utilisations). Notwithstanding the foregoing, if the Borrower is in compliance with this Clause 25.13, the Collateral Agent shall, at the request of the Borrower, release any Lien granted to or held by the Collateral Agent on or relating to the Mortgaged Revolving Credit Facility Rigs (other than Liens on or relating to the Initial Mortgaged Revolving Credit Facility Rigs) if the Borrower would be in compliance with this Clause 25.13 after giving effect to such release of Lien and no Default exists or would be caused thereby.

25.14    FURTHER ASSURANCES IN GENERAL

         The Parent Company shall, and shall cause each of the Credit Parties to, protect and perfect the Liens contemplated by the Security Documents. The Parent Company at its expense shall, and shall cause each of the Credit Parties to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Parent Company or any of its Subsidiaries in the Finance Documents, including, without limitation, the accomplishment of any condition precedent that may have been temporarily waived by the Revolving Lenders prior to the Closing Date.

25.15    LIENS, ETC.

         The Parent Company will procure that neither it nor any of its Subsidiaries will create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income therefrom, except that the Group may create, incur, assume and suffer to exist the following which are permitted liens ("PERMITTED LIENS"):

(a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;


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
(b) Liens imposed by law or arising by operation of law, including, without limitation, carriers', warehousemen's, mechanics' liens, maritime Liens and other similar Liens incurred in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the applicable Person;

(c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA;

(d) Liens to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed in the aggregate 25% of Unrestricted Cash determined at the time such deposits, statutory obligations, bonds or other obligations are incurred;

(e) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of Property, defects, irregularities and deficiencies in title to Property and such other encumbrances or charges against real property as are of a nature generally existing with respect to Property of a similar character and which, in the aggregate, are not substantial in amount, and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Parent Company or its Subsidiaries;

(f) Liens existing on the Closing Date that either (i) secure Debt and other obligations that do not exceed U.S.$25,000,000 in the aggregate or (ii) are disclosed in writing to the Administrative Agent on or before the Closing Date;

(g) Liens created by Capital Leases provided that the Liens created by any such Capital Lease attach only to the Property leased pursuant thereto and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the Property leased pursuant thereto;

(h) Liens to secure Debt, including, without limitation, Project Finance Debt, incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) if (A) the principal amount of the Debt secured by such Liens does not exceed the cost of the Property so acquired, constructed, upgraded, refurbished or renovated plus transaction costs related thereto, (B) such Liens do not encumber any other Property (other than the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the Property so acquired, constructed, upgraded, refurbished or renovated and the Capital Stock of Special Purpose Subsidiaries that own, whether directly or indirectly, only the Property so acquired, constructed, upgraded, refurbished or renovated) and (C) such Liens attach no later than 12 months after the later of
         (x) commencement of commercial operation of the Property so acquired, constructed, upgraded, refurbished or renovated, (y) completion of the construction, acquisition, upgrade, improvement or renovation of such Property and (z) acquisition of such Property;

(i) Liens created for the benefit of the Term Secured Parties or the Finance Parties;

(j) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Parent Company or one of its Subsidiaries; provided that, (i) such Liens are in existence at the time the respective Persons become Subsidiaries of the Parent Company and were not created or increased in anticipation thereof and (ii) the Debt secured by such Liens (A) is permitted under Clause 25.16 (Debts, Guaranties and other Obligations),
         (B) secured only by such Property and the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property and not by any other assets of the Parent Company and its Subsidiaries, and (C) is not increased in amount;

(k) Liens on Property existing at the time of the acquisition thereof; provided that, (i) such Liens are in existence at the time such Property is acquired and were not created or increased in anticipation thereof and (ii) the Debt secured by such Liens (A) is permitted under Clause 25.16 (Debts, Guaranties and other Obligations), (B) does not exceed the fair market value of such Property, (C) is secured only by such Property and the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property and not by any other assets of the Parent Company and its Subsidiaries, and (D) is not increased in amount;

(l) judgment, attachment, sequestration, distress and similar Liens (including bonds related to judgments or litigation) not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, attachment, sequestration, distress or similar action shall not have

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         been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(m) rights of set-off of banks and other Persons in the ordinary course of banking and trading arrangements;

(n) Liens securing reimbursement obligations under financial letters of credit;

(o) Liens securing any MARAD Financing, provided that each such Lien encumbers only the property financed in connection with the creation of any such Debt and any other MARAD Collateral;

(p) Liens on Property of any Affiliate of the Group or any other joint venture in favour of the Parent Company or any of its Subsidiaries;

(q)      Liens securing Debt permitted by subsections (d), (e) or (n) of Clause
         25.16 (Debts, Guaranties and Other Obligations);

(r) Liens on Property of any Credit Party in favour of the Parent Company, the Borrower or any Guarantor that is a wholly-owned Subsidiary of the Parent Company;

(s) Liens incurred in the ordinary course of business to secure liabilities to insurance carriers under insurance or other self-insurance arrangements in an amount not to exceed $25,000,000; and

(t) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt or other obligation secured by any Permitted Lien referred to in clauses (a) through (s) above, provided that the principal amount of the Debt or other obligation secured thereby is no greater than the greater of (i) the outstanding principal amount of such Debt or other obligation immediately before such extension, renewal, refinancing, refunding or replacement and (ii) the maximum commitment of such Debt or other obligation immediately before such extension, renewal, refinancing, refunding or replacement and that any such Liens are limited to the Property originally encumbered thereby (and the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property).

         Notwithstanding the foregoing, the Parent Company shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur or suffer to exist, any Lien on or in respect of (i) any assets relating to or arising from the Mortgaged Revolving Credit

         Facility Rigs whether now owned or hereafter acquired, including, without limitation, any accounts receivable, inventory, equipment, and general intangibles (each as defined in Article 9 of the UCC) other than Liens in favour of the Collateral Agent for the benefit of the Finance Parties, (ii) the Pride Oklahoma or (iii) the Capital Stock of the Borrower or any of its Material Subsidiaries, except in each case, Permitted Liens under clauses (a) through (d), (l) and, to the extent relating to any of the foregoing, clause (t) above.

25.16    DEBTS, GUARANTIES AND OTHER OBLIGATIONS

         The Parent Company will not, and will not permit any of its Subsidiaries to, create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except:

(a)      Debt of the Credit Parties under the Finance Documents;

(b)      Debt of the Credit Parties under the Term Loan Agreement;

(c) Debt existing on the date hereof that either (i) does not exceed U.S.$25,000,000 in the aggregate or (ii) is described in Schedule 25.16;

(d) Intercompany Debt, provided that if such Debt is owing to any Credit Party that is not a wholly-owned Subsidiary of the Parent Company or any other Person other than a Credit Party, (i) then such Debt shall be subordinated to the Obligations and the Term Loans on terms reasonably acceptable to the Administrative Agent and (ii) and if such Intercompany Debt is secured, then the Obligations will be secured by such Liens equally and ratably with such secured Intercompany Debt so long as such Intercompany Debt shall be so secured;

(e) Debt owing by any Subsidiary of the Parent Company (other than a Credit Party) to the Parent Company or any of other Subsidiary of the Parent Company;

(f) Debt in connection with any guarantees in favour of any protection and indemnity or War Risk associations to the extent such guarantees are required in connection with any insurance policies;

(g) unsecured Debt of the Borrower and its Subsidiaries in the aggregate amount not to exceed U.S.$15,000,000 (or the equivalent in any other currency) in addition to all other Debt permitted by this Clause 25.16;

(h) unsecured Debt of the Parent Company and its Subsidiaries (other than the Borrower and its Subsidiaries), in addition to all other Debt permitted by this Clause 25.16 other than Debt permitted under Clause 25.16(g), provided, that (i) if


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
         the maturity of such Debt is after the Term Loan Maturity Date, then the amortization of such Debt may not exceed the greater of 10% of the principal amount of such Debt or U.S.$25,000,000 in any fiscal year prior to the Term Loan Maturity Date or (ii) to the extent that such Debt is not permitted under subclause (i) above, then such Debt is in an aggregate amount not to exceed the greater of U.S.$200,000,000 (or the equivalent in any other currency) and 5% of Consolidated Tangible Net Assets;

(i)      Project Finance Debt;

(j) unsecured Debt under the Subordinated Indenture and any other Subordinated Debt, provided, that either (i) such Subordinated Debt is on subordination terms and conditions reasonably satisfactory to the Administrative Agent or as contemplated by Clause 25.21(c) (Restricted Payments) or (ii) the amortization of such Subordinated Debt may not exceed the greater of 10% of the principal amount of such Subordinated Debt or U.S.$25,000,000 in any fiscal year prior to the Term Loan Maturity Date;

(k) Debt of a Subsidiary of the Parent Company that existed at the time such Person became a Subsidiary of the Parent Company; provided that,
         (i) such Debt is in existence at the time the respective Persons become Subsidiaries of the Parent Company and was not created or increased in anticipation thereof, (ii) no Event of Default exists or no Default would be caused thereby and (iii) after giving effect to the transaction by which such Person became a Subsidiary of the Parent Company on a pro forma basis, the Parent Company would have been in compliance with the financial covenants set forth in Clause 24 (Financial Covenants) as of the end of the most recent fiscal quarter;

(l) Debt of the Parent Company or any of its Subsidiaries that represents the assumption by the Parent Company or that Subsidiary of Debt of another Person (including, without limitation, another Subsidiary of the Parent Company) in connection with a merger of the Parent Company or that Subsidiary with such other Person; provided that, (i) such Debt is in existence at the time the respective Persons are merged with the Parent Company or that Subsidiary and were not created or increased in anticipation thereof, (ii) no Event of Default exists or no Default would be caused thereby and (iii) after giving effect to such transaction on a pro forma basis, the Parent Company would have been in compliance with the financial covenants set forth in Clause 24 (Financial Covenants) as of the end of the most recent fiscal quarter;

(m) Debt of the Parent Company or any of its Subsidiaries incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) if (i) the principal amount of such Debt does not exceed the cost of the Property so acquired, constructed, upgraded, refurbished or renovated plus transaction costs related thereto, (ii) such Debt is incurred no later than 12 months after the latest of (A) commencement of commercial operation of the Property so acquired, constructed, upgraded, refurbished or renovated, (B) completion of the construction, acquisition, upgrade, improvement or renovation of such Property, and (C) acquisition of such Property; provided, however, that, if payment of the principal, interest, fees or other costs payable with respect to such Debt is required before the Term Loan Maturity Date, then, to the extent that the payment of such principal, interest, fees or other costs are not offset, in the aggregate, by payments under a contract dependent on such Property, the remaining aggregate principal balance (the "UNCOVERED PORTION") shall not be permitted under this Clause 25.16(m) (but may be permitted under another clause of this Clause 25.16); and provided further, for the avoidance of doubt, that if any part of the Uncovered Portion is, subsequent to incurrence, offset by payments to be made prior to the Term Loan Maturity Date under a contract that is dependent on such Property, such part shall no longer be part of the Uncovered Portion and shall be permitted under this Clause 25.16(m);

(n) Debt of the Parent Company and its Subsidiaries (other than the Borrower and its Subsidiaries), in addition to all other Debt permitted by this Clause 25.16, provided, that (i) if the maturity of such Debt is after the Term Loan Maturity Date, then the amortization of such Debt may not exceed the greater of 10% of the principal amount of such Debt or U.S.$25,000,000 in any fiscal year prior to the Term Loan Maturity Date or (ii) to the extent that such Debt is not permitted under subclause (i) above, then such Debt is in an aggregate amount not to exceed the greater of U.S.$350,000,000 (or the equivalent in any other currency) and 10% of Consolidated Tangible Net Assets as of the end of the most recent fiscal quarter of the Parent Company;

(o) unsecured Debt of the Parent Company and its Subsidiaries in addition to all other Debt permitted by this Clause 25.16, the proceeds of which are used to refinance Subordinated Debt existing on the Closing Date;

(p)      the MARAD Financing; and

(q) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt referred to in clauses
         (a) through (p) of this Clause 25.16, provided that (i) the principal amount of such Debt is not thereby increased (other than by the reasonable fees, expenses and any premium incurred in connection with the extension, renewal, refinancing, refunding or replacement (except that in connection with any refinancing, refunding or replacement of the European Facility, the principal amount thereof may be increased to, but may not exceed, U.S.$125,000,000)) and (ii) with respect to Subordinated Debt, except as otherwise permitted by Clause 25.16(o), such Subordinated Debt shall not be extended, renewed, refinanced, refunded or replaced except on subordination terms at least as favourable to the Revolving Lenders and no more restrictive on the Parent Company than the Subordinated Debt being extended, renewed, refinanced, refunded or replaced.

25.17    MERGER OR CONSOLIDATION; ASSET SALES

(a) The Borrower shall not, nor shall it permit any Subsidiary to, merge, dissolve, liquidate or consolidate with or into any other Person or to transfer all or substantially all of its Property to any other Person, except that (i) a Subsidiary of the Borrower may merge with or into the Borrower or a wholly-owned Subsidiary of the Borrower (provided that if either of such Subsidiaries is a Guarantor, the surviving entity shall be a Guarantor), and (ii) a Subsidiary of the Borrower may transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another wholly-owned Subsidiary of the Borrower (provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor), provided in each case that (A) no Event of Default exists or no Default would be caused thereby, and (B) if any Collateral is transferred pursuant to this Clause 25.17, the Borrower shall provide the Collateral Agent with ten Business Days' written notice prior to such transfer, and the Borrower or such Guarantor, as the case may be, owning the Collateral after such transfer shall ratify and confirm the Lien on such Collateral and shall take all action reasonably requested by the Collateral Agent in respect of the continued priority and perfection of the Lien over such Collateral.

(b) The Parent Company shall not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Parent Company in which the Parent Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the assets of the Parent Company and its Subsidiaries, taken as a whole, to any Person unless (i) either (A) the Parent Company shall be the continuing Person or (B) the Person (if other than the Parent Company) formed by such consolidation or into which the Parent Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of the Parent Company and the Subsidiaries, taken as a whole, shall (1) be a Permitted Holding Company and (2) comply with the provisions of Clause 25.12(b) (New Subsidiaries; Permitted Holding Company), (ii) no Event of Default exists or no Default would be caused thereby and (iii) after giving effect to such transaction or series of transactions on a pro forma basis, the Parent Company would have been in compliance with the financial covenants set forth in Clause 24 (Financial Covenants) as of the end of the most recent fiscal quarter.

(c) The Parent Company shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, assign or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of inventory in the ordinary course of business;

         (ii) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (iii) Dispositions of equipment to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, (B) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property or (C) with respect to equipment relating to Mortgaged Revolving Credit Facility Rigs, such dispositions are in compliance with Clause 25.11(c) (Operation of Mortgaged Revolving Credit Facility Rigs);

         (iv) to the extent not otherwise permitted by this Clause 25.17 (Merger or Consolidation; Asset Sales), so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, sales, transfers, assignments or other dispositions of Property to a Person other than the Parent Company or any of its Subsidiaries (an "ASSET SALE") that, together with all other Asset Sales (other than sales, transfers, assignments or other dispositions permitted by subsections (i), (ii) and (iii) above) as permitted by this Section during the twelve-month period ending with the month in which any such Asset Sale occurs, does not exceed U.S.$100,000,000 (or the equivalent in any other currency) for the Parent Company and its Subsidiaries of which no more than U.S.$10,000,000 (or the equivalent in any other currency) may be attributable to the Borrower and its Subsidiaries; provided, however, that the requirements set forth in this Clause 25.17(c)(iv) shall not apply if the Net Cash Proceeds from each Asset Sale are used to acquire one or more replacement assets or to repurchase or repay existing Debt (with a permanent reduction of availability in the case of revolving credit borrowings) within 180 days after the consummation of such Asset Sale;

         (v) sales, transfers, assignments or other dispositions of any Property, other than Mortgaged Revolving Credit Facility Rigs or Mortgaged Term Loan Facility Rigs, to the Parent Company or any of its Subsidiaries;

         (vi) sales, transfers, assignments or other dispositions of any Mortgaged Revolving Credit Facility Rig or Mortgaged Term Loan Facility Rig to the Borrower or any other Guarantor; provided, that (A) with respect to sales, transfers, assignments or other dispositions of any Mortgaged Revolving Credit Facility Rig, the Borrower or such Guarantor shall ratify, grant and confirm the Liens on such Mortgaged Revolving Credit Facility Rig (and other related Collateral) pursuant to such Security Documents and deliver such legal opinions in relation thereto as may be reasonably requested by the Collateral Agent and (B) such sale, transfer, assignment or other disposition of any Mortgaged Term Loan Facility Rig is made in accordance with the Term Loan Agreement;

         (vii) sales, transfers, assignments or other dispositions of any Mortgaged Revolving Credit Facility Rig or Mortgaged Term Loan Facility Rig to the Parent Company or any of its wholly-owned Subsidiaries; provided, that (A) with respect to sales, transfers, assignments or other dispositions of any Mortgaged Revolving Credit Facility Rig, (1) such Subsidiary shall (x) comply with the terms of Clause 25.12 (New Subsidiaries; Permitted Holding Company), (y) execute and deliver a Security Agreement, and (z) ratify, grant and confirm the Liens on such Mortgaged Revolving Credit Facility Rig (and other related Collateral) pursuant to such Security Documents and deliver such legal opinions in relation thereto as may be reasonably requested by the Collateral Agent, and (2) at all times, at least 50% of the Market Value of the Mortgaged Revolving Credit Facility Rigs must be owned by either the Borrower or a Guarantor that is a wholly-owned Subsidiary of the Borrower and (B) such sale, transfer, assignment or other disposition of any Mortgaged Term Loan Facility Rig is made in accordance with the Term Loan Agreement; and

         (viii) any Collateral Disposition; provided that (A) both before and immediately after giving effect to such proposed Collateral Disposition, the Borrower is in compliance with Clause 25.13 (Security Maintenance Ratio) and (B) the Borrower complies with the prepayment provisions of Clause 11.4(b) (Mandatory Prepayment of Revolving Credit Facility Utilisations).

25.18    INVESTMENTS

         The Parent Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, except:

         (a)      Cash Equivalents;

         (b) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and disclosed in writing to the Administrative Agent on or before the Closing Date;

         (c) Debt to the extent permitted by subsections (d) and (e) of Clause 25.16 (Debts, Guaranties and other Obligations);

         (d) Investments, the consideration for which is Capital Stock of the Parent Company or any of its Subsidiaries or cash funded by the issuance of Capital Stock of the Parent Company or any of its Subsidiaries; provided that (i) no Event of Default exists or no Default would be caused thereby and (ii) after giving effect to such Investment on a pro forma basis, the Parent Company would have been in compliance with the financial covenants set forth in Clause 24 (Financial Covenants) as of the end of the most recent fiscal quarter;

         (e) Investments made by the Parent Company or by any of its Subsidiaries in a Subsidiary of the Parent Company (or in any Person that will become a Subsidiary as a result of such Investment); and

         (f) Investments not otherwise permitted by this Clause 25.18 in an aggregate amount not to exceed 10% of the Consolidated Tangible Net Worth as of the date of the most recent financial statement delivered pursuant to Clause 23.1 (Financial Statements).

25.19    TRANSACTIONS WITH AFFILIATES

         The Parent Company shall procure that neither it nor any of its Subsidiaries shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty or the rendering of any service) with any of their Affiliates other than the Parent Company or a wholly-owned Subsidiary of the Parent Company unless such transaction or series of transactions is on terms no less favourable to the Parent Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an affiliate; provided that this Clause 25.19 shall not apply to reasonable compensation (including amounts paid pursuant to Plans) and indemnification paid or made available to an officer, director or employee of the Parent Company or any of its Subsidiaries for services rendered in that Person's capacity as an officer, director or employee or the making of any Restricted Payment or Investment otherwise permitted by this Agreement.

25.20    COMPLIANCE WITH ERISA

         The Parent Company shall procure that neither it nor any of its Subsidiaries will (a) terminate, or permit any Subsidiary to terminate, any Plan so as to result in any material (in the opinion of the Required Revolving Lenders) liability of the Parent Company or such Subsidiary or (b) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the reasonable opinion of the Required Revolving Lenders) risk of such a termination by the PBGC of any Plan.

25.21    RESTRICTED PAYMENTS

         The Parent Company will not, nor will it permit any Subsidiary to, make any Restricted Payment except that:

         (a) any Subsidiary of the Parent Company may declare and pay dividends or make distributions to the Parent Company or to a wholly-owned Subsidiary of the Parent Company (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Parent Company and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary in an amount not greater than their applicable ownership interests or based on any relevant joint venture, shareholders' or similar agreement);

         (b) so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, the Parent Company or any Subsidiary may repurchase up to U.S.$100,000,000 of its Capital Stock or Subordinated Debt (in the aggregate in the period prior to the Term Loan Maturity Date) if, immediately after giving effect to such repurchase, the aggregate amount of Unrestricted Cash, the Available Facility and any unused availability under the European Facility shall exceed U.S.$150,000,000;

         (c) so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, the Parent Company or any Subsidiary may repurchase or redeem Subordinated Debt in exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of new Subordinated Debt so long as the new Subordinated Debt is subordinated in right of payment to the Obligations to the same extent as the Subordinated Debt being repurchased or redeemed;

         (d) so long as no Event of Default exists and after giving effect to such transaction, no Default would be caused thereby, the Parent Company or any Subsidiary may repurchase or redeem Subordinated Debt in exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of Capital Stock; and

         (e) the Parent Company may make any scheduled payment on Subordinated Debt and may make any payment (scheduled or otherwise) in respect of, and may repurchase, Subordinated Debt issued pursuant to the Subordinated Indenture.

25.22    MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES

         Except as permitted by Clause 25.17 (Merger or Consolidation; Asset Sales), the Parent Company will not sell or otherwise dispose of any shares of Capital Stock of the Borrower, the Borrower will not sell or otherwise dispose of any shares of Capital Stock of any of its Material Subsidiaries, and neither the Borrower nor any of its Material Subsidiaries shall issue, sell or otherwise dispose of (other than to the Borrower or the Parent Company) any shares of its Capital Stock. Upon the sale or disposition of any Guarantor pursuant to the terms of this Agreement to any Person other than the Borrower or any other Guarantor, provided that such Guarantor does not own a Mortgaged Revolving Credit Facility Rig or receive any earnings from any Mortgaged Revolving Credit Facility Rig, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor from this Agreement and the other Finance Documents.

25.23    AGREEMENTS RESTRICTING LIENS AND DISTRIBUTIONS


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         The Parent Company will not, nor will it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts (a) the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Debt owed to the Parent Company or any Subsidiary of the Parent Company, (ii) make loans or advances to the Parent Company or any Subsidiary of the Parent Company, or (iii) transfer any of its Properties to the Parent Company or any Subsidiary of the Parent Company or (b) the ability of the Parent Company or any Subsidiary of the Parent Company to create, incur, assume or suffer to exist any Lien upon its Property to secure the Obligations or to become a guarantor of the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other
         Finance Documents, (ii) the Term Loan Agreement and the other Credit Documents; (iii) the Senior Indenture; (iv) applicable Legal Requirements; (v) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;
         (vi) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (vii) Liens, prohibitions or restrictions permitted by Clause 25.15 (Liens, etc.) and any documents or instruments governing the terms of any Debt or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the Property subject to such Liens, (viii) European Facility, (ix) Project Finance Debt and (x) MARAD Financing.

25.24    OTHER DEBT

(a) The Parent Company will not, and will not permit any Subsidiary to, make any amendment or modification to the subordination provisions of the Subordinated Indenture or any other indenture, note or other agreement evidencing or governing any Subordinated Debt if such subordination provisions are required to be approved by the Administrative Agent pursuant to Clause 25.16(j)(i) (Debts, Guaranties and other Obligations) unless such approval has been obtained.

(b) If any Intercompany Debt is required to be subordinated pursuant to Clause 25.16 (Debts, Guaranties and Other Obligations) and is not evidenced by a promissory note, then the Parent Company shall procure that each Credit Party will enter into a written subordination agreement on terms reasonably acceptable to the Administrative Agent.

25.25    FINANCIAL CONTRACT OBLIGATIONS


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         The Parent Company shall not, and shall not permit any of its
         Subsidiaries to, enter into any Financial Contract Obligations unless
         (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (b) such Financial Contract Obligation does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

25.26    CHARTER AND LEASES

         The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Operating Leases (including, without limitation, rental payments and payments of taxes thereunder) with respect to any Property, except that the following shall be permitted: (a) obligations with respect to Operating Leases of offshore drilling rigs or other equipment having terms of twelve months or less (including options); (b) obligations disclosed in writing to the Administrative Agent, and amendments, renewals or extensions thereof on terms that are not materially less favourable, but in no event for a period longer, than those obligations disclosed in writing to the Administrative Agent on or before the Closing Date; (c) Operating Leases having in the aggregate rental payment obligations for any 12 month period prior to the Term Loan Maturity Date of less than U.S.$50,000,000 (or the equivalent in any other currency) for the Parent Company and its Subsidiaries of which no more than U.S.$2,000,000 (or the equivalent in any other currency) may be attributable to the Borrower and its Subsidiaries, in each case exclusive of any Synthetic Lease Obligations; (d) obligations with respect to operating charters or leases between Subsidiaries of the Parent Company; or (e) obligations as have been approved in writing by the Administrative Agent with the consent of the Required Revolving Lenders.

25.27    MAINTENANCE CAPITAL EXPENDITURES

         The Parent Company will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of 5% of Consolidated Tangible Net Assets for Maintenance Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Parent Company and its Subsidiaries.

25.28    LIMITATION ON CHANGES IN FISCAL PERIODS

         The Parent Company will not, and will not permit any of its Subsidiaries to, permit the fiscal year of the Parent Company or any other member of the Group to end on


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
         a day other than December 31 or change the Parent Company's method of determining fiscal quarters.

25.29    MORTGAGED REVOLVING CREDIT FACILITY RIGS

         The Parent Company will not, nor will it permit any Subsidiary to,

         (a) without the previous consent in writing of the Collateral Agent, make any modification to any Mortgaged Revolving Credit Facility Rig which would materially and adversely alter the structure, type or performance characteristics of such Mortgaged Revolving Credit Facility Rig or which would materially reduce the value of such Mortgaged Revolving Credit Facility Rig;

         (b) employ any Mortgaged Revolving Credit Facility Rig or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction in which it is located or subject or in carrying illicit or prohibited goods or in any manner whatsoever which can reasonably be expected to render her liable to destruction, seizure or confiscation; and in the event of hostilities in any part of the world (whether war be declared or not) not employ any Mortgaged Revolving Credit Facility Rig or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any Government Authority or by the War Risks insurers of such Mortgaged Revolving Credit Facility Rig unless there shall have been effected by the Credit Parties (at their expense) such special, additional or modified insurance cover as the Collateral Agent may reasonably require;

         (c) if an Event of Default has occurred and is continuing, not without the previous consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed), undertake or commence upgrades or improvements on any Mortgaged Revolving Credit Facility Rig in an amount exceeding or likely to exceed U.S.$5,000,000 (or the equivalent in any other currency) in the aggregate unless the Person to provide such upgrades or improvements shall first have given to the Collateral Agent a written waiver or subordination of its Liens or its equivalent, such waiver or subordination to be in form and substance reasonably satisfactory to the Collateral Agent;

         (d) charter any Mortgaged Revolving Credit Facility Rig to, or permit the Mortgaged Revolving Credit Facility Rig to serve under any contract with, a Person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Foreign Funds Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R. Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831 if such transaction or violation would
                  (A) expose the Collateral Agent or any Finance Party to any penalty, sanction or investigation or (B) jeopardize the Lien created by the Rig Mortgages or (C) might reasonably be expected to cause a material adverse effect on the Credit Parties or the operation of the Mortgaged Revolving Credit Facility Rigs, or call at a Cuban port to load or discharge cargo or to effect repairs on the Mortgaged Revolving Credit Facility Rigs;

         (e) cause or permit any Mortgaged Revolving Credit Facility Rig to be operated in any manner contrary to law (except where the failure to operate in compliance with any law would not cause a material adverse effect on the Credit Parties, such Mortgaged Revolving Credit Facility Rig or the Lien created by the applicable Rig Mortgage);

         (f) abandon any Mortgaged Revolving Credit Facility Rig in a port outside of the United States of America;

         (g) engage in any unlawful trade or violate any law or carry any cargo that shall expose any Mortgaged Revolving Credit Facility Rig to forfeiture or capture;

         (h) operate any Mortgaged Revolving Credit Facility Rig in any jurisdiction or in any manner which could cause the Lien created by the applicable Rig


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
                  Mortgage to be rendered unenforceable or the Collateral Agent's foreclosure or enforcement rights to be materially impaired or hindered; or

         (i) without giving prior written notice thereof to the Collateral Agent, change the registered owner, name, flag, official or patent number, as the case may be, the home port or class of any Mortgaged Revolving Credit Facility Rig.

26.      EVENTS OF DEFAULT

         Each of the events or circumstances set out in Clause 26 is an Event of Default.

26.1     NON-PAYMENT

         The Borrower shall fail to pay any principal of any Loan (including, without limitation, any mandatory prepayment required by Clause 11.4 (Mandatory Payment of Revolving Credit Facility Utilisations)) or make any payment pursuant to any Reimbursement Obligation when the same becomes due and payable, or any interest on the Loans or any fee, commission or other amount payable hereunder or under any other Finance Document within five Business Days after the same becomes due and payable

26.2     FINANCIAL COVENANTS

         Any requirement of Clause 24 (Financial covenants) is not satisfied.

26.3     OTHER OBLIGATIONS

         The Borrower or any other Credit Party shall (a) fail to perform or observe any covenant contained in Clause 25.2 (Maintenance of Insurance), Clause 25.15 (Liens, Etc.), Clause 25.16 (Debts, Guaranties and other Obligations), Clause 25.17 (Merger or Consolidation; Asset Sales), Clause 25.18 (Investments), Clause 25.19 (Transactions with Affiliates), Clause 25.20 (Compliance with ERISA), Clause 25.21 (Restricted Payments), Clause 25.22 (Maintenance of Ownership of Subsidiaries), Clause 25.23 (Agreements Restricting Liens and Distributions), Clause 25.24 (Other Debt), Clause 25.25 (Financial Contract Obligations), Clause 25.26 (Charter and Leases), Clause 25.27 (Maintenance Capital Expenditures), Clause 25.28 (Limitation on Changes in Fiscal Periods) or Clause 25.29 (Mortgaged Revolving Credit Facility
         Rigs) or (b) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Finance Document (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial covenants)) such failure shall remain unremedied for 30 days after the earlier of (A) written notice of such default shall have been given to the


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         Borrower by the Administrative Agent or any Revolving Lender or (B) any
         actual knowledge of such default by a Responsible Officer.

26.4     MISREPRESENTATION

         Any representation or warranty made or deemed to be made by the Borrower or any other Credit Party (or any of their respective officers) in this Agreement, in any other Finance Document, or in any certificate delivered in connection with this Agreement or any other Finance Document shall prove to have been incorrect in any material respect when made or deemed to be made.

26.5     CROSS DEFAULT

(a) Any Credit Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least U.S.$30,000,000.00 (or the equivalent in any other currency) when aggregated with all such Debt of the Person so in default (but excluding the Loans hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

(b) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least U.S.$30,000,000.00 (or the equivalent in any other currency) when aggregated with all such Debt of the Person so in default (but excluding the Loans hereunder), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or

(c) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

26.6     INSOLVENCY

         Any Credit Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness which it would not otherwise be able to pay as it falls due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against any Credit Party, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this Clause 26.6 or any analogous procedure or step is taken in any jurisdiction.

26.7     JUDGMENTS

         Any judgment, decree or order for the payment of money shall be rendered against any Credit Party in an amount in excess of U.S.$20,000,000.00 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible) if rendered solely against any Credit Party, or for which any Credit Party's allocated portion of which exceeds U.S.$20,000,000.00 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible) and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 60 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order.

26.8     TERMINATION EVENTS

         Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by an amount that would reasonably be expected to cause or to have a Material Adverse Change (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount).

26.9     PLAN WITHDRAWALS

         The Parent Company or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that could reasonably be expected to cause or to have a Material Adverse Change.

26.10    FINANCE DOCUMENTS


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
        Any material provision of the Finance Documents, including, without limitation, the provisions in Clause 21 (Guarantee and indemnity), shall for any reason cease to be valid and binding on the Credit Parties or any of the Credit Parties shall so state in writing.

26.11    SECURITY DOCUMENTS

         The Administrative Agent and the Revolving Lenders shall fail to have an Acceptable Security Interest in the Collateral or any material provision of any Security Document shall for any reason cease to be valid and binding on the Borrower or other Credit Parties executing such Security Document, or any such Person shall so state in writing.

26.12    CHANGE IN CONTROL

         A Change of Control shall occur.

26.13    QUALIFIED OPERATOR

         Any owner of a Mortgaged Revolving Credit Facility Rig shall cease to be qualified to own and operate such Mortgaged Revolving Credit Facility Rig under the laws of the United States or the jurisdiction in which such Mortgaged Revolving Credit Facility Rig is flagged.

26.14    CREDITORS' PROCESS

         Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value (to the extent not paid or fully covered by insurance less any deductible) of the greater of U.S.$200,000,000 (or the equivalent in one or more currencies) or 5% of Consolidated Tangible Net Assets as of the end of the most recent fiscal quarter of the Parent Company and such expropriation, attachment, sequestration, distress or execution remains in effect for a period of 30 consecutive Business Days or more without being vacated, discharged, satisfied or stayed or bonded.

26.15    ACCELERATION
On and at any time after the occurrence of an Event of Default which is continuing the Administrative Agent may, and shall if so directed by the Required Revolving Lenders, by notice to the Borrower:

(a) cancel the Total Revolving Commitments whereupon they shall immediately be cancelled;

(b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

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(c)      declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Administrative Agent on the instructions of the Required Revolving Lenders; and/or

(d) declare that full cash cover in respect of each Letter of Credit is immediately due and payable whereupon it shall become immediately due and payable.

                                    SECTION 9
                               CHANGES TO PARTIES

27.      CHANGES TO THE REVOLVING LENDERS

27.1     ASSIGNMENTS AND TRANSFERS BY THE REVOLVING LENDERS

Subject to this Clause 27, Clause 7.2 (Assignments and Transfers) and Clause 9.8 (Conditions of Assignment or Transfer), a Revolving Lender (the "EXISTING REVOLVING LENDER") may:

(a)      assign any of its rights; or

(b)      transfer by novation any of its rights and obligations,

         to an Eligible Assignee (the "NEW REVOLVING LENDER"); provided that, in the case of the Swingline Lender, it may only assign its rights or transfer its rights and obligations in respect of the Swingline Facility if it assigns or transfers its Swingline Commitment and all its rights or, rights and obligations, relating thereto (including any outstanding Swingline Loans) in their entirety to a single existing Revolving Lender or, as the case may be, a single New Revolving Lender to which all or any of the Revolving Commitments and the rights, or rights and obligations, relating thereto are or will be assigned or transferred pursuant to this Clause 27.

27.2     CONDITIONS OF ASSIGNMENT OR TRANSFER

(a) The consent of the Administrative Agent, and so long as no Default is continuing, the consent of the Borrower is required for an assignment or transfer by a Revolving Lender, unless the assignment or transfer is
         (i) by Credit Industriel et Commercial, Banque de l'Economie, du Commerce et de la Monetique, Natexis Banques Populaires, Credit Lyonnais New York Branch, Nordea or Nedship Bank in connection with the syndication of the Facilities, or (ii) to another Revolving Lender or an Affiliate of a Revolving Lender.

(b) The consent of the Borrower to an assignment or transfer, where required, must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Revolving Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c) The consent of the Borrower to an assignment or transfer may be withheld solely because the assignment or transfer will result in an increase to the Mandatory Cost, whether on the effective date of such assignment or transfer or thereafter.

(d) An assignment will only be effective on receipt by the Administrative Agent of written confirmation from the New Revolving Lender (in form and substance satisfactory to the Administrative Agent) that the New Revolving Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Revolving Lender.

(e)      A transfer will only be effective if the procedure set out in Clause
         27.5 (Procedure for transfer) is complied with.

(f)      If:

         (i) a Revolving Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

         (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Credit Party would be obliged to make a payment to the New Revolving Lender or Revolving Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Revolving Lender or Revolving Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Revolving Lender or Revolving Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g) Unless such assignment is to another Revolving Lender or an Affiliate of a Revolving Lender, such assignment shall be in a minimum amount of
         (i) U.S.$5,000,000.00 or (ii) all of such Revolving Lender's Revolving Commitment, provided that, after giving effect thereto, the Existing Revolving Lender, if continuing to be a Revolving Lender hereunder, and the New Revolving Lender shall each have a Revolving Commitment of at least U.S.$5,000,000 unless otherwise agreed to by the Borrower and the Administrative Agent.

27.3     ASSIGNMENT OR TRANSFER FEE

         Except in connection with the syndication of the Facilities, the New Revolving Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Administrative Agent (for its own account) a fee of U.S.$3500.

27.4     LIMITATION OF RESPONSIBILITY OF EXISTING REVOLVING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Revolving Lender makes no representation or warranty and assumes no responsibility to a New Revolving Lender for:

         (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

         (ii)     the financial condition of any Credit Party;

         (iii) the performance and observance by any Credit Party of its obligations under the Finance Documents or any other documents; or

         (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

         and any representations or warranties implied by law are excluded.

(b) Each New Revolving Lender shall confirm to the Existing Revolving Lender and the other Finance Parties that it:

         (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Credit Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Revolving Lender in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Credit Party and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c) Nothing in any Finance Document obliges an Existing Revolving Lender to:

         (i) accept a re-transfer from a New Revolving Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

         (ii) support any losses directly or indirectly incurred by the New Revolving Lender by reason of the non-performance by any Credit Party of its obligations under the Finance Documents or otherwise.

27.5     PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Administrative Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Revolving Lender and the New Revolving Lender.

         The Administrative Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)      On the Transfer Date:

         (i) to the extent that in the Transfer Certificate the Existing Revolving Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Credit Parties and the Existing Revolving Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

         (ii) each of the Credit Parties and the New Revolving Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Credit Party and the New Revolving Lender have assumed and/or acquired the same in place of that Credit Party and the Existing Revolving Lender;

         (iii) the Agents, the Issuing Banks, the Arrangers, the New Revolving Lender and other Revolving Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Revolving Lender been an Original Revolving Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agents, the Issuing Banks, the Arrangers and the Existing Revolving Lender shall each be released from further obligations to each other under this Agreement; and

         (iv) the New Revolving Lender shall become a Party as a "Revolving Lender".

27.6     DISCLOSURE OF INFORMATION

         Each of the Finance Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other Party to this Agreement; (e) to the extent required, in connection with the exercise of any


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         remedies hereunder or any suit, action or proceeding relating to this
         Agreement or the enforcement of rights hereunder; (f) subject to an agreement for the benefit of the Credit Parties containing provisions substantially the same as those of this Clause 27.6 or any other confidentiality obligation referred to herein, to (i) any New Revolving Lender of or participant in, or any prospective New Revolving Lender of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Group; (g) with the prior written consent of the Parent Company or the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Clause 27.6 or (ii) becomes available to any Finance Party on a nonconfidential basis from a source other than any member of the Group; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, any Finance Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Finance Parties in connection with the administration and management of this Agreement, the other Finance Documents, the Commitments, and the Utilisations. For the purposes of this Clause, "Information" means all information received from, or on behalf of, any member of the Group relating to the Group or its business, other than any such information that is available to any Finance Party on a nonconfidential basis prior to disclosure by any member of the Group; provided that, in the case of information received from a member of the Group after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Clause shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

27.7     PERMITTED PARTICIPANTS

(a) Any Revolving Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell or grant to one or more Affiliates, banks or other Persons ("PARTICIPANTS") participating interests in any Loans owing to such Revolving Lender, any Commitment of such Revolving Lender, if any, or any other interest of such Revolving Lender under the Finance Documents. In the event of any such sale or grant by a Revolving Lender of participating interests to a Participant, such Revolving Lender's obligations under the Finance Documents


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         shall remain unchanged, such Revolving Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable by the Credit Parties under this Agreement shall be determined as if such Revolving Lender had not sold or granted such participating interests, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Revolving Lender in connection with such Revolving Lender's rights and obligations under the Finance Documents.

(b) Each Revolving Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification, or waiver of any provision of the Finance Documents other than any amendment, modification, or waiver which affects any of the amendments, modifications or waivers referenced in Clause 38.2(a) (Exceptions).

(c) The Borrower agree that each Participant shall be deemed to have the right of setoff provided in Clause 33 (Set-Off) in respect of its participating interest in amounts owing under the Finance Documents to the same extent as if the amount of its participating interest were owing directly to it as a Revolving Lender under the Finance Documents; provided, that each Revolving Lender shall retain the right of setoff provided in Clause 33 (Set-Off) with respect to the amount of participating interests sold or granted to each Participant; and provided further that such right of setoff shall not be exercisable until five Business Days after the date upon which the Borrower receives written notice of the fact that such Participant is a Participant (it being understood that neither the Administrative Agent, the Revolving Lender granting such participation nor the Participant shall be obligated to give such notice).

(d) Any Participant may rely on this Clause 27 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

27.8     PLEDGE TO ANY FEDERAL RESERVE BANK

         Any Revolving Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement in favour of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board, and this Clause 27 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Revolving Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Revolving Lender as a party hereto.

28.      CHANGES TO THE CREDIT PARTIES


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28.1     ASSIGNMENTS AND TRANSFER BY CREDIT PARTIES

         No Credit Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2     REPETITION OF REPRESENTATIONS

         Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that each of the representations and warranties contained in Clause 22 hereof and in each other Finance Document to be made by such Subsidiary are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.


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                                   SECTION 10
                               THE FINANCE PARTIES

29.   ROLE OF THE AGENTS AND THE ARRANGERS

29.1  APPOINTMENT OF THE AGENTS
(a) Each other Finance Party appoints Credit Lyonnais New York Branch as the Administrative Agent to act as its agent under and in connection with the Finance Documents and as the Collateral Agent to act as its security trustee under each of the Security Documents.

(b) Each other Finance Party authorises the Administrative Agent and the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent or the Collateral Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2  DUTIES OF THE AGENTS
(a) The Agents shall promptly forward to a Party the original or a copy of any document which is delivered to such Agent for that Party by any other Party.

(b) Except where a Finance Document specifically provides otherwise, an Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c) If the Administrative Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d) If the Administrative Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Administrative Agent or the Arrangers) under this Agreement it shall promptly notify the other Parties.

(e) The Agents' duties under the Finance Documents are solely mechanical and administrative in nature.

29.3  ROLE OF THE ARRANGERS AND OTHER AGENTS
      None of the Arrangers, Bookrunners or the Co-Underwriter has any obligation of any kind to any other Party under or in connection with any Finance Document.



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29.4  NO FIDUCIARY DUTIES
(a) Except as expressly provided in Clause 29.17, nothing in this Agreement constitutes any Agent, Arranger, Bookrunner or Co-Underwriter as a trustee or fiduciary of any other Person.

(b) None of the Agents, the Arrangers, the Bookrunners or the Co-Underwriter shall be bound to account to any Revolving Lender for any sum or the profit element of any sum received by it for its own account.

29.5  BUSINESS WITH THE GROUP
      Any of the Agents, the Arrangers, the Bookrunners or the Co-Underwriter may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.6  RIGHTS AND DISCRETIONS OF THE AGENTS
(a)   Any Agent may rely on:

      (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

      (ii) any statement made by a director, authorised signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) Any Agent may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Revolving Lenders) that:

      (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

      (ii) any right, power, authority or discretion vested in any Party or the Required Revolving Lenders has not been exercised; and

      (iii) any notice or request made by the Borrower (other than a Utilisation Request or Renewal Request) is made on behalf of and with the consent and knowledge of all the Credit Parties.

(c) Any Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) Any Agent may act in relation to the Finance Documents through its personnel and agents.

(e) Any Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agents is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

29.7  REQUIRED REVOLVING LENDERS' INSTRUCTIONS
(a) Unless a contrary indication appears in a Finance Document, each Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Required Revolving Lenders (or, if so instructed by the Required Revolving Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Required Revolving Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Required Revolving Lenders will be binding on all the Finance Parties.

(c) Each Agent may refrain from acting in accordance with the instructions of the Required Revolving Lenders (or, if appropriate, the Revolving Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Required Revolving Lenders, (or, if appropriate, the Revolving Lenders) each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Revolving Lenders.

(e) No Agent is authorised to act on behalf of a Revolving Lender (without first obtaining that Revolving Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

29.8  RESPONSIBILITY FOR DOCUMENTATION
None of the Agents, the Arrangers, the Bookrunners or the Co-Underwriter:

(a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Agent, any Arranger, any Bookrunner, the Co-Underwriter, a Credit Party or any other Person given in or in connection with any Finance Document or the Confidential Information Memorandum; or

(b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

29.9  EXCLUSION OF LIABILITY
(a) Without limiting paragraph (b) below, each Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Agents) may take any proceedings against any officer, employee or agent of such Agent in respect of any claim it might have against the such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of such Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c) No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by such Agent if such Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

29.10 REVOLVING LENDERS' INDEMNITY TO THE AGENTS
      Each Revolving Lender shall (in proportion to its share of the Total Revolving Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agents, within three Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by a Credit Party pursuant to a Finance Document).

29.11 RESIGNATION OF THE AGENTS
(a) Any Agent may resign and appoint one of its Affiliates organized under the laws of the United States or any state thereof as successor by giving notice to the other Finance Parties and the Borrower.

(b) Alternatively any Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Required Revolving Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c) If the Required Revolving Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, such Agent (after consultation with the Borrower) may appoint a successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Borrower, the Required Revolving Lenders may, by notice to any Agent, require it to resign in accordance with paragraph
      (b) above. In this event, such Agent shall resign in accordance with paragraph (b) above.

29.12 CONFIDENTIALITY
(a) In acting as agent or security trustee for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of any Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

29.13 RELATIONSHIP WITH THE REVOLVING LENDERS
(a) Each Agent may treat each Revolving Lender as a Revolving Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Revolving Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Revolving Lender shall supply the Administrative Agent with any information required by the Administrative Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).



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
29.14 CREDIT APPRAISAL BY THE REVOLVING LENDERS
      Without affecting the responsibility of any Credit Party for information supplied by it or on its behalf in connection with any Finance Document, each Revolving Lender confirms to the Agents, the Arrangers, the Bookrunners and the Co-Underwriter that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)   the financial condition, status and nature of each member of the Group;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c) whether that Revolving Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d) the adequacy, accuracy and/or completeness of the Confidential Information Memorandum and any other information provided by the Administrative Agent, any Party or by any other Person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.15 REFERENCE BANKS
      If a Reference Bank (or, if a Reference Bank is not a Revolving Lender, the Revolving Lender of which it is an Affiliate) ceases to be a Revolving Lender, the Administrative Agent shall (in consultation with the Borrower) appoint another Revolving Lender or an Affiliate of a Revolving Lender to replace that Reference Bank.

29.16 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENTS
      If any Party owes an amount to any Agent under the Finance Documents such Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance

      Documents that Party shall be regarded as having received any amount so deducted.

29.17 COLLATERAL MATTERS.
(a) The Collateral Agent is authorized on behalf of the Finance Parties, without the necessity of any notice to or further consent from the Finance Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents. The Collateral Agent is further authorized on behalf of the Finance Parties, without the necessity of any notice to or further consent from the Finance Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Finance Parties under the Finance Documents or applicable Legal Requirements.

(b) Each of the Finance Parties irrevocably authorizes the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Total Revolving Commitments and Swingline Commitment and irrevocable payment in full of all outstanding Utilisations and all other Obligations payable under this Agreement and under any other Finance Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or the other Finance Documents; (iii) constituting Property in which any Credit Party owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; (v) if approved, authorized or ratified in writing by the Required Revolving Lenders or all the Revolving Lenders, as the case may be, as required by Clause 38 (Amendments and Waivers); or
      (vi) as otherwise permitted by this Agreement. Upon the request of the Collateral Agent at any time, the Revolving Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Lien pursuant to this Clause 29.17.

(c) In the event that any claim or Lien is asserted against any Mortgaged Revolving Loan Facility Rig for loss, damage or expense which is covered by an Insurance Policy, and it is necessary for any Credit Party to obtain a bond or supply other security to prevent the arrest of such Mortgaged Revolving Loan Facility Rig or to release the Mortgaged Revolving Loan Facility Rig from arrest on account of such claim or Lien, the Collateral Agent may, in the sole discretion of the Collateral

      Agent, and upon notice to the applicable Credit Party, assign to any Person executing a surety or guaranty bond or other agreement to save or release any such Mortgaged Revolving Loan Facility Rig from such arrest, all right, title and interest of the Collateral Agent and the other Finance Parties in and to the applicable Insurance Policies covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(d) Each Credit Party hereby irrevocably appoints the Collateral Agent as such Credit Party's attorney-in-fact, with full authority to, after the occurrence of a Default, act for such Credit Party and in the name of such Credit Party to, in the Collateral Agent's discretion upon the occurrence and during the continuance of Default, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (or Liens relating thereto) without the signature of such Credit Party where permitted by law, to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral (or Liens relating thereto), and to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral (or Liens relating thereto) and to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral (or Liens relating thereto). The power of attorney granted hereby is coupled with an interest and is irrevocable.

(e) If any Credit Party fails to perform any covenant contained in this Agreement or the other Security Documents, the Collateral Agent may itself perform, or cause performance of, such covenant, and such Credit Party shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Clause 20 (Costs and Expenses).

(f) The powers conferred on the Collateral Agent under this Agreement and the other Security Documents are solely to protect its interest and the interest of the Finance Parties in the Collateral (and Liens relating thereto) and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for monies or other property actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care as to the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, provided that the Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

(g) The Collateral Agent in its capacity as trustee or otherwise shall not be liable (other than by reason of its gross negligence or wilful misconduct) for any failure, omission, or defect in perfecting the Liens constituted or created by any of the Finance Documents including, without limitation, any failure to:

      (i) register the same in accordance with the provisions of any of the documents of title of any member of the Group to any of the assets thereby charged; or

      (ii) effect or procure registration of or otherwise protect the security created by the Security Documents or any other security granted pursuant to this Agreement under any registration laws in any jurisdiction.

(h) The Collateral Agent in its capacity as trustee or otherwise may accept without enquiry such title and interest as the members of the Group may have to their assets.

(i) Save where the Collateral Agent holds a legal mortgage over, or over an interest in, real property or shares, the Collateral Agent in its capacity as trustee or otherwise shall not be under any obligation to hold any title deed, share certificates, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same. Save as provided for in this paragraph (i), the Collateral Agent may permit any member of the Group to retain all such title deeds, share certificates, Finance Documents and other documents in its possession.

(j) Save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Collateral Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Collateral Agent in any investment for the time being authorised by any applicable laws for the investment by trustees of trust money or in any other investments which may be selected by the Collateral Agent. Additionally, the same may be placed on deposit in the name of or under control of the Collateral Agent at such bank or institution and upon such terms as the Collateral Agent may think fit.



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(k)   The Collateral Agent is trustee for itself and for the other Finance
      Parties in relation to the Security Documents.

(l) The resignation or removal of the Collateral Agent in its capacity as trustee will not be effective until the Administrative Agent has confirmed that it is satisfied that everything which is required to be done to create in favour of the replacement Collateral Agent (in the capacity of trustee) effective and perfected security has been done.

(m) The Collateral Agent in its capacity as trustee may indemnify itself and each attorney, agent or other Person appointed by it under any Security Document out of the Collateral over which security is granted pursuant to the Security Documents against all claims, liabilities, costs, fees, charges, losses and expenses incurred by it or them (other than by reason of such Person's gross negligence or wilful misconduct) as a result of taking or holding the Collateral and/or Liens relating thereto comprised in the Security Documents, the exercise of rights, powers or discretions under the Security Documents or any other act (or omission) done (or not done) in connection with the Security Documents.

(n) Each of the Finance Party confirms its approval of the Security Documents and any security created or to be created pursuant to them and authorises and directs the Collateral Agent (in its capacity as trustee acting by itself or by such Person(s) as it may nominate) to execute and enforce them as trustee or as otherwise provided therein (and whether or not expressly in the names of the Finance Parties) on its behalf.

(o) The Collateral Agent in its capacity as trustee may appoint any Person to act as a separate trustee or as a co-trustee jointly with it (a) if it considers such appointment to be in the interests of the Finance Parties or (b) for the purposes of conforming to any legal requirements, restrictions or conditions of any jurisdiction which the Collateral Agent in its capacity as trustee considers relevant.

(p) The Collateral Agent in its capacity as trustee will give prior notice to the Borrower of any appointment pursuant to paragraph (o).

(q) Any Person so appointed will have such powers, authorities and discretions and such duties and obligations as are conferred or imposed on it by the instrument of appointment and will have the same benefits under this Clause 29.17 as the Collateral Agent in its capacity as trustee and may rely on this Clause 29.17(q) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties


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
      Act. The Collateral Agent in its capacity as trustee will have power to remove any Person so appointed.

(r) The Collateral Agent in its capacity as trustee may set the level of and pay remuneration to any Person so appointed, and any costs, charges and those sums, together with the expenses incurred by such Person in performing its functions pursuant to such appointment, will be treated as costs, charges and expenses incurred by the Collateral Agent in performing its function as trustee under the Security Documents.

(s) The perpetuity period for any and all security trusts established in relation to the Security Documents shall be eighty years from the date of this Agreement.

(t) The Collateral Agent in its capacity as trustee shall hold the Recoveries on trust for distribution to the Finance Parties in accordance with the provisions of this Clause 29.17 and shall hold the Collateral constituted by the Security Documents on trust for the Finance Parties to give effect to this Agreement and shall exercise its rights powers and duties under the Security Documents and/or this Agreement for the benefit of all Finance Parties.

(u) Subject to the terms of the Security Documents and to the repayment of any claims having priority in law, the Recoveries shall be distributed between the Finance Parties in the order of priority set out Clause 32.5 (Partial payments).

(v) Section 1 of the Trustee Act 2000 shall not apply to any function of the Collateral Agent, provided that nothing in this Agreement shall, in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as trustee (having regard to the provisions of this Agreement or any Security Document conferring any powers, authorities or discretions on it) exempt the Collateral Agent from or indemnify it against any liability for that breach of trust.

(w) In this Clause 29.17, "RECOVERIES" means the amounts received by the Collateral Agent in its capacity as trustee under the Security Documents in respect of the indebtedness and liabilities of the Credit Parties to the Finance Parties after the date on which the Collateral Agent in its capacity as trustee shall first enforce any part of any Security Document.

30.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES
      No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) except with respect to matters addressed by Clause 16 (Tax Gross Up and Indemnities) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.   SHARING AMONG THE FINANCE PARTIES
31.1  PAYMENTS TO FINANCE PARTIES
If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from a Credit Party other than in accordance with Clause 32 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Administrative Agent;

(b) the Administrative Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Administrative Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Administrative Agent in relation to the receipt, recovery or distribution; and

(c) the Recovering Finance Party shall, within three Business Days of demand by the Administrative Agent, pay to the Administrative Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Administrative Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2  REDISTRIBUTION OF PAYMENTS
      The Administrative Agent shall treat the Sharing Payment as if it had been paid by the relevant Credit Party and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 32.5 (Partial payments).

31.3  RECOVERING FINANCE PARTY'S RIGHTS
(a) On a distribution by the Administrative Agent under Clause 31.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Credit Party shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4  REVERSAL OF REDISTRIBUTION
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Administrative Agent, pay to the Administrative Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Credit Party will be liable to the reimbursing Finance Party for the amount so reimbursed.

31.5  EXCEPTIONS
(a) This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Credit Party.

(b) A Recovering Finance Party is not obliged to share with any other Revolving Lender any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

      (i) it notified that other Finance Party of the legal or arbitration proceedings; and

      (ii) the other Revolving Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

32.   PAYMENT MECHANICS
32.1  PAYMENTS TO THE ADMINISTRATIVE AGENT
(a) On each date on which a Credit Party or a Revolving Lender is required to make a payment under a Finance Document, that Credit Party or Revolving Lender shall make the same available to the Administrative Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Administrative Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Administrative Agent specifies.

32.2  DISTRIBUTIONS BY THE ADMINISTRATIVE AGENT
      Each payment received by the Administrative Agent, or, as the case may be, the Collateral Agent, under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to a Credit Party) and Clause 32.4 (Clawback) be made available by the Administrative Agent or, as the case may be, the Collateral Agent, as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Revolving Lender, for the account of its Facility Office), to such account as that Party may notify to the Administrative Agent or, as the case may be, the Collateral Agent, by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

32.3  DISTRIBUTIONS TO A CREDIT PARTY
      The Administrative Agent or, as the case may be, the Collateral Agent, may (with the consent of the Credit Party or in accordance with Clause 33 (Set-off) apply any amount received by it for that Credit Party in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Credit Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4  CLAWBACK
      (a) Where a sum is to be paid to the Administrative Agent or, as the case may be, the Collateral Agent, under the Finance Documents for another Party, the Administrative Agent or, as the case may be, the Collateral Agent, is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Administrative Agent or, as the case may be, the Collateral Agent, pays an amount to another Party and it proves to be the case that the Administrative Agent or, as the case may be, the Collateral Agent, had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Administrative Agent or, as the case may be, the Collateral Agent, shall on demand refund the same to the Administrative Agent or, as the case may be, the Collateral Agent, together with interest on that amount from the date of payment to the date of receipt by the Administrative Agent, or, as the case may be, the Collateral Agent, calculated by such Agent to reflect its cost of funds.

32.5  PARTIAL PAYMENTS
(a) If the Administrative Agent or Collateral Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Credit Party under the Finance Documents, the Administrative Agent or Collateral Agent shall apply that payment towards the obligations of that Credit Party then due and owing under the Finance Documents in the following order:

      (i) first, in or towards payment pro rata of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Collateral, including reasonable compensation to the Collateral Agent and its agents and counsel, and to the ratable payment of any other unreimbursed reasonable expenses for which the Collateral Agent, the Administrative Agent, the Issuing Bank or any Finance Party is to be reimbursed pursuant to this Agreement or any other Finance Document, in each case, that are then due and payable;

      (ii) second, in or towards payment pro rata of any accrued but unpaid interest then due and payable under this Agreement;

      (iii) third, in or towards payment pro rata of accrued but unpaid Agent's fees, commitment fees, letter of credit fees and fronting fees then due and payable to the Administrative Agent, the Issuing Banks and the Revolving Lenders under this Agreement;

      (iv) fourth, in or towards payment of any principal due and payable but unpaid under this Agreement with respect to the Swingline Loans;

      (v) fifth, in or towards payment pro rata of any principal due and payable but unpaid under this Agreement with respect to the Revolving Loans and any amount due and payable but unpaid under Clauses 7.4 (Claims under a Letter of Credit) and 7.5 (Indemnities);

      (vi) sixth, in or towards payment pro rata of any other sum due and payable but unpaid under the Finance Documents;

      (vii) seventh, any excess after payment of the foregoing amounts shall be paid to the Borrower or any Credit Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.

(b) The Administrative Agent shall, if so directed by the Required Revolving Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by a Credit Party.

32.6  NO SET-OFF BY CREDIT PARTIES
      All payments to be made by a Credit Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7  BUSINESS DAYS
(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8  CURRENCY OF ACCOUNT
(a) Subject to paragraphs (b) and (c) below, U.S. Dollars is the currency of account and payment for any sum due from a Credit Party under any Finance Document.

(b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c) Any amount expressed to be payable in a currency other than U.S. Dollars shall be paid in that other currency.

32.9  CHANGE OF CURRENCY
(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

      (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent (after consultation with the Borrower); and

      (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.   SET-OFF

A Finance Party may set off any matured obligation due from a Credit Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Credit Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.   NOTICES

34.1  COMMUNICATIONS IN WRITING
      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

34.2  ADDRESSES
      The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)   in the case of the Borrower, that identified with its name below;

(b) in the case of each Revolving Lender or any other Original Credit Party, that notified in writing to the Administrative Agent on or prior to the date on which it becomes a Party; and

(c)   in the case of the Agents, that identified with its name below,

or any substitute address, fax number, telex number or department or officer as the Party may notify to the Administrative Agent (or the Agents may notify to the other Parties, if a change is made by an Agent) by not less than five Business Days' notice.

        Borrower

        Address:                 5847 San Felipe, Suite 3300, Houston, Texas 77057
        Fax Number:              713-789-1430
        Telephone Number:        713-789-1400
        Attention:               Earl McNeil, Treasurer

        With a copy to:

        Address:                 16 bis, rue Grange Dame Rose, P.O. Box 100, 78143
                                 Velizy-Villacoublay, Cedex, France
        Fax Number:              011-33-1-30-70-5801
        Telephone Number:        011-33-1-30-70-5842
        Attention:               Bernard Naim, Director of International Finance

        Administrative Agent

        Address:                 1301 Avenue of the Americas, 17th Floor - Syndications
                                 New York, New York 10019
        Fax Number:              212-459-3172
        Telephone number:        212-261-7186
        Attention:               Gloria Beloti-Fields

        Collateral Agent

        Address:                 1301 Avenue of the Americas, 17th Floor - Syndications
                                 New York, New York 10019
        Fax Number:              212-459-3172
        Telephone number:        212-261-7186
        Attention:               Gloria Beloti-Fields


34.3  DELIVERY
(a) Any communication or document made or delivered by one Person to another under or in connection with the Finance Documents will only be effective:

      (i)   if by way of fax, when received in legible form; or

      (ii)  if by way of letter, upon receipt; or

      (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

      and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of the department or officer identified with such Agent's signature below (or any substitute department or officer as such Agent shall specify for this purpose).

(c) All notices from or to a Credit Party shall be sent through the Administrative Agent.

(d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Credit Parties.

34.4  NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER
      Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause
      34.2 (Addresses) or changing its own address, fax number or telex number, the Administrative Agent shall notify the other Parties.

34.5  ELECTRONIC COMMUNICATION
(a) Any communication to be made between the Administrative Agent and a Revolving Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Administrative Agent and the relevant Revolving Lender:

(a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c) notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made between the Administrative Agent and a Revolving Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Revolving Lender to the Administrative Agent only if it is addressed in such a manner as the Administrative Agent shall specify for this purpose.

34.6  ENGLISH LANGUAGE
(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

      (i)   in English; or

      (ii) if not in English, and if so required by the Administrative Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.   CALCULATIONS AND CERTIFICATES

35.1  ACCOUNTS
      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2  CERTIFICATES AND DETERMINATIONS
      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3  DAY COUNT CONVENTION
      Any interest, commission or fee accruing under a Finance Document will accrue day to day. All computations of interest based on the Prime Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on LIBOR and of commissions and fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest, commission or fees are payable.

36.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.   AMENDMENTS AND WAIVERS

38.1  REQUIRED CONSENTS
(a) Subject to Clause 38.2 (Exceptions) and as may otherwise be provided for herein, any term of the Finance Documents may be amended or waived only with the consent of the Required Revolving Lenders and the Credit Parties and any such amendment or waiver will be binding on all Parties.

(b) The Administrative Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

38.2  EXCEPTIONS

(a) An amendment or waiver that has the effect of changing or which relates to:

      (i) the definition of "Required Revolving Lenders" in Clause 1.1 (Definitions);

      (ii) an extension to the date of payment of any amount under the Finance Documents;

      (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

      (iv) an increase in or, except as otherwise permitted by Clause 10.3 (Extensions of Revolving Maturity Date) an extension of any Commitment;

      (v) a change to the Borrower or Guarantors other than in accordance with Clause 28 (Changes to the Credit Parties) or as otherwise permitted by this Agreement;

      (vi) any provision which expressly requires the consent of all the Revolving Lenders;

      (vii) Clause 2.2 (Revolving Lenders' rights and obligations), Clause 27 (Changes to the Revolving Lenders) or this Clause 38;

      (viii) a release of any Guarantor from its obligations under its Clause
            21.1 (Guarantee and indemnity) except as otherwise expressly permitted herein; or

      (ix) save as expressly provided in Clause 29.17(b) (Collateral Matters), a release of all or any portion of the Collateral and/or any Liens relating thereto,

      shall not be made without the prior consent of all the Revolving Lenders.

(b) An amendment or waiver which relates to the rights or obligations of any Agent, any Arranger or any Issuing Bank may not be effected without the consent of such Agent, Arranger or Issuing Bank.

(c) Notwithstanding the foregoing, the Borrower will not amend, alter, vary, supplement, terminate, revise, waive or otherwise modify any of the terms or provisions of, or add any new or additional terms or provisions to, this Agreement or any other Finance Document without the prior written consent of the Required Term Lenders; provided, however, that the Borrower may, without the prior written consent of the Required Term Lenders, (i) amend, alter, vary, supplement, revise or waive any of the terms or provisions of, or add any new or additional terms or provisions to (A) any of the Security Documents or (B) Clauses 4.2, 6.6(b), 8.4(b), 10.2 or 11.4 of this Agreement, (ii) release all or any portion of the Collateral or any Guarantor or (iii) make any amendment, supplement, consent or waiver which is administrative, immaterial or nonsubstantive in nature, not adverse to the Term Lenders and has been consented to by the Administrative Agent. Notwithstanding the foregoing, the consent of the Required Term Lenders is not required for the Revolving Lenders to accelerate, or to permit the acceleration of, the maturity of the Loans or to exercise any rights and remedies available under the Security Documents, the guaranties provided by the Guarantors or applicable law.

(d) Any Term Lender may rely on Clause 38(c) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

39.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

40.   GOVERNING LAW

      This Agreement is governed by English law.

41.   ENFORCEMENT

41.1  JURISDICTION OF ENGLISH COURTS

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law, each Credit Party (other than a Credit Party incorporated in England and Wales):

      (a) irrevocably appoints Ince & Co. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

      (b) agrees that failure by a process agent to notify the relevant Credit Party of the process will not invalidate the proceedings concerned.

      Each Credit Party expressly agrees and consents to the provisions of this Clause 41.

41.3  WAIVER OF JURY

      Each Credit Party, Revolving Lender and each Agent hereby irrevocably waives any and all right to trial by jury in respect of any legal proceeding, directly or indirectly, (whether sounding in tort, contract or otherwise) arising out of or relating to this Agreement, any other Finance Document, any of the transactions contemplated hereby, or the relationship established hereunder.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                                PRIDE OFFSHORE, INC.



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                                PRIDE INTERNATIONAL, INC.



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Chief Financial Officer

                                                MEXICO DRILLING LIMITED LLC



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                                PRIDE CENTRAL AMERICA, LLC



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                                PRIDE DRILLING, LLC



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                                PRIDE NORTH AMERICA LLC



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                                PRIDE OFFSHORE INTERNATIONAL LLC



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                                PRIDE SOUTH PACIFIC LLC



                                                By:  /s/ EARL W. McNIEL
                                                   -----------------------------
                                                     Earl W. McNiel
                                                     Treasurer

                                         CREDIT LYONNAIS NEW YORK BRANCH, as
                                         Administrative Agent, Collateral Agent,
                                         Issuing Bank, Swingline Lender and
                                         Revolving Lender



                                         By:    /s/ BERNARD WEYMULLER
                                            ------------------------------------
                                         Name:  Bernard Weymuller
                                              ----------------------------------
                                         Title: Senior Vice President
                                               ---------------------------------

                                         CREDIT INDUSTRIEL ET COMMERCIAL, as
                                         Mandated Lead Arranger, Bookrunner,
                                         Issuing Bank and Revolving Lender



                                         By:    /s/ ALAIN POULET
                                            ------------------------------------
                                         Name:  Alain Poulet
                                              ----------------------------------
                                         Title: Managing Director
                                               ---------------------------------



                                         By:    /s/ JEAN-PHILIPPE GUILLON
                                            ------------------------------------
                                         Name:  Jean-Philippe Guillon
                                              ----------------------------------
                                         Title: Deputy Managing Director
                                               ---------------------------------

                                        BANQUE DE L'ECONOMIE, DU COMMERCE ET DE
                                        LA MONETIQUE, as Mandated Lead Arranger,
                                        Bookrunner and Revolving Lender



                                        By:    /s/ ALAIN POULET
                                           ------------------------------------
                                        Name:  Alain Poulet
                                             ----------------------------------
                                        Title: Managing Director
                                              ---------------------------------

                                         NATEXIS BANQUES POPULAIRES, as Mandated
                                         Lead Arranger, Bookrunner, Issuing Bank
                                         and Revolving Lender



                                         By:    /s/ ANTOINE DARGNIES
                                            ------------------------------------
                                         Name:  Antoine Dargnies
                                              ----------------------------------
                                         Title: Executive Vice President,
                                                Head of Structured Finance
                                               ---------------------------------



                                         By:    /s/ ALAIN SERRUQUES
                                            ------------------------------------
                                         Name:  Alain Serruques
                                              ----------------------------------
                                         Title: Deputy Head of Corporate Banking
                                               ---------------------------------

                                         NORDEA (acting through Nordea Bank
                                         Finland plc, New York Branch), as Lead
                                         Arranger, Bookrunner, Issuing Bank and
                                         Revolving Lender



                                         By:    /s/ HANS CHR. KJELSRUD
                                            ------------------------------------
                                         Name:  Hans Chr. Kjelsrud
                                              ----------------------------------
                                         Title: Senior Vice President
                                               ---------------------------------



                                         By:    /s/ RONNY BJORNADAL
                                            ------------------------------------
                                         Name:  Ronny Bjornadal
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------

                                         NEDSHIP BANK, as Co-Underwriter and
                                         Revolving Lender



                                         By: /s/ PJ ILLINGWORTH
                                            ------------------------------------
                                         Name: PJ Illingworth
                                              ----------------------------------
                                         Title: Deputy Managing Director
                                               ---------------------------------

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

                                     Part I
                           The Original Credit Parties

            Name of Original Borrower            Registration number (or equivalent, if any)
            -------------------------            -------------------------------------------
Pride Offshore, Inc.                                             72-1269401

            Name of Original Guarantor           Registration number (or equivalent, if any)
            --------------------------           -------------------------------------------
Pride International, Inc.                                        76-0069030

Mexico Drilling Limited LLC                                      72-1269401

Pride Central America, LLC                                       72-1269401

Pride Drilling, LLC                                              72-1269401

Pride North America LLC                                          72-1269401

Pride Offshore International LLC                                 72-1269401

Pride South Pacific LLC                                          72-1269401

                                     Part II
                         The Original Revolving Lenders

       Name of Original                                                                    Revolving
       Revolving Lender                              Facility Office                       Commitment
       ----------------                              ---------------                       ----------
Credit Lyonnais New York Branch                 1301 Avenue of the Americas             U.S.$25,000,000
                                                New York, New York 10019

Credit Industriel et Commercial                 4, rue Gaillon                          U.S.$36,000,000
                                                75 017 Paris Cedex 02
                                                France
Banque de l'Economie, du                        34, rue du Wacken                       U.S.$24,000,000
Commerce et de la Monetique                     67 000 Strasbourg

Natexis Banques Populaires                      45 rue Saint Dominique                  U.S.$60,000,000
                                                75007 Paris
                                                France

Nordea                                          Nordea Bank Finland Plc,                U.S.$60,000,000
                                                New York Branch
                                                437 Madison Avenue,
                                                21st Floor
                                                New York, NY 10022

Nedship Bank                                    609 Fifth Avenue, Fifth Floor           U.S.$45,000,000
                                                New York, New York 10017

                                   SCHEDULE 2
                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.    DOCUMENTATION

(a) this Agreement executed by the Borrower, the Original Guarantors, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Revolving Lenders, the Issuing Banks, the Mandated Lead Arrangers, the Bookrunners, the Lead Arranger and the Co-Underwriter, and all attached Schedules;

(b) the Security Agreements executed by each Credit Party that owns or operates one or more vessels granting to the Collateral Agent for the benefit of the Finance Parties a Lien in earnings from the Mortgaged Revolving Credit Facility Rigs and the Insurance Policies with respect to the Mortgaged Revolving Credit Facility Rigs to secure the Obligations, in each case together with UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such collateral;

(c) the Rig Mortgages executed by each Credit Party that owns one or more vessels granting a Lien to the Collateral Agent in the Initial Mortgaged Revolving Credit Facility Rigs to secure the Obligations, together with any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Initial Mortgaged Revolving Credit Facility Rigs and the revenues therefrom;

(d) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each of the Credit Parties in all jurisdictions where required by the Administrative Agent;

(e) certificates from a Responsible Officer of the Borrower stating that (A) all representations and warranties of such Person set forth in this Agreement and in the other Finance Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Schedule 2 have been met;

(f) copies, certified as of the Closing Date by a Secretary or Assistant Secretary of each Credit Party of (A) the resolutions of the Board of Directors of that Credit Party approving the Finance Documents to which it is a party and the transactions contemplated thereby, and (B) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Finance Documents;

(g) certificates of a Secretary or Assistant Secretary of each of the Credit Parties certifying the names and true signatures of officers of the Credit Parties authorized to sign this Agreement, Utilisation Requests, Renewal Requests, all other notices to be issued pursuant to the Finance Documents and the other Finance Documents to which such Credit Parties are a party;

(h) a detailed report from the Parent Company's independent maritime insurance broker with respect to all Insurance Policies in effect with respect to the Initial Mortgaged Revolving Credit Facility Rigs, specifying for each such Insurance Policy the amount thereof, the risks insured against thereby, the name of the insurer and each insured party thereunder and the policy or other identification number thereof, together with a certificate from such broker certifying that all such Insurance Policies are (A) in full force and effect, (B) are placed with such insurance companies, underwriters or associations, in such amounts, against such risks, and in such form, as are normally issued against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated and as are necessary or advisable for the protection of the Collateral Agent as mortgagee and (C) conform with the requirements of this Agreement;

(i) a favourable opinion of Baker Botts L.L.P., counsel to the Borrower, substantially in the form of the attached Schedule 12;

(j) a favourable opinion of the general counsel of the Parent Company substantially in the form of the attached Schedule 13;

(k) a favourable opinion of Herbert Smith, English law counsel for the Arrangers substantially in the form of Schedule 14;

(l) favourable opinions reasonably satisfactory to the Administrative Agent covering the items in the attached Schedule 15 from local counsel located in Panama and Vanuatu;

(m) a certificate from the chief financial officer of the Parent Company addressed to the Administrative Agent and each of the Revolving Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, regarding the matters set forth in Clause 22.26 (Solvency);

(n) a certificate from the chief financial officer of the Parent Company addressed to the Administrative Agent and each of the Revolving Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent and shall reaffirm that as of the Closing Date the projections prepared by the Borrower and included in the Confidential Information Memorandum are true and correct in all material respects based upon the assumptions stated therein and the best information reasonably available to such officer at the time such projections were made and shall describe any changes therein and state that such changes shall not, individually or in the aggregate, cause a Material Adverse Change to occur;

(o) copies of each of the Merger Documents certified by the Secretary or Assistant Secretary of the Borrower (A) as being true and correct copies of such documents as of the Closing Date, and (B) as being in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof without the prior written consent of the Administrative Agent;

(p)   copies of each promissory note evidencing Intercompany Debt, if any;

(q) a copy of the formal report or "management letter" submitted to the Parent Company by its independent accountants in connection with the annual audit made by it of the books of the Parent Company for the fiscal year ending 2001; and

(r) acknowledgment from Ince & Co. with respect to its irrevocable appointment by each Credit Party pursuant to Clause 41.2 (Service of process).

2. MERGER. The Merger shall have been consummated by the Borrower and its Subsidiaries, and all other conditions to the Merger shall have been satisfied in form and substance satisfactory to the Administrative Agent. All legal, financial, accounting, governmental, tax and regulatory matters, and fiduciary aspects of the Merger and the terms, conditions and structure of the proposed financing must be reasonably acceptable to the Administrative Agent.

3. RATING. The Administrative Agent shall have received a letter from S&P or Moody's confirming its rating of Index Debt as BB+ or higher or Ba2 or higher, as applicable.

4. DUE DILIGENCE. The Administrative Agent and the Revolving Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Group, including, but not limited, to a review of their Contingent Obligations, product liabilities, intellectual property, and all legal, financial, accounting, governmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

5. PAYMENT OF FEES. On the Closing Date, the Borrower shall have paid the fees required to be paid to the Agents, the Arrangers, and the Revolving Lenders and all costs and expenses which have been invoiced and are payable pursuant to Clause 15 (Fees) and Clause 20 (Costs and expenses).

6. OTHER INDEBTEDNESS. The Administrative Agent shall be reasonably satisfied that the terms, conditions and amounts of any other Debt of the Group complies with this Agreement. All Intercompany Debt required to be subordinated pursuant to Clause 25.16(d) (Debts, Guaranties and other Obligations) shall have been subordinated to the Obligations on terms and conditions satisfactory in form and substance to the Administrative Agent.

7. TERMINATION OF EXISTING BANK FACILITY. The Finance Parties shall have received sufficient evidence indicating that simultaneously with the making of the initial Loans hereunder, the obligations of the Borrower and its Subsidiaries under the Existing Bank Facility will be repaid with the proceeds of the loans under the Term Loan Agreement and all obligations of the Borrower and its lenders under the Existing Bank Facility shall be terminated (including, without limitation, any obligations of any Subsidiary of the Borrower in respect of guaranties and security agreements executed in connection with such Existing Bank Facility but excluding any obligations which expressly survive the repayment of the amounts owing under the Existing Bank Facility) such that the Liens existing in respect of the Existing Bank Facility shall be terminated and replaced with the Liens for the benefit of the Term Secured Parities or the Finance Parties (as applicable) and encumbering the same Property.

8. BUSINESS PLAN; FINANCIAL STATEMENTS. The Finance Parties shall have received true and correct copies of the Credit Parties and their Affiliates' business and financial plan for the years 2002 through 2007, together with a written analysis of such business and financial plan, in form and substance satisfactory to the Administrative Agent. The Finance Parties shall have received true and correct copies of the Original Financial Statements and such other financial information as the Administrative Agent may reasonably request. The actual results of operations for such periods shall not, individually or in the aggregate, differ from the results of operations projected for such period in the financial projections previously supplied to the Administrative Agent or included in the Confidential Information Memorandum in any respect that would cause a Material Adverse Change to occur.

9. INITIAL RIG APPRAISAL REPORTS. The Administrative Agent shall have received two satisfactory appraisals (on a fair market value basis) of the Initial Mortgaged Revolving Credit Facility Rigs dated no more than 90 days prior to the Closing Date (the "Initial Rig Appraisal Reports"). Such appraisals shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be prepared by Approved Rigbrokers. Such appraisals shall affirm that the Security Maintenance Ratio is greater than or equal to 2.0 to 1.0 on the Closing Date.

10. SECURITY DOCUMENTS. The Collateral Agent shall have received all appropriate evidence required by the Collateral Agent in its sole discretion necessary to determine that arrangements have been made for the Collateral Agent for the benefit of Finance Parties to have an Acceptable Security Interest in the Collateral, including, without limitation, (i) the delivery to the Collateral Agent of such financing statements under the Uniform Commercial Code for filing in such jurisdictions as the Collateral Agent may require, (ii) the delivery to the Collateral Agent of the Rig Mortgages for filing in such jurisdictions as the Collateral Agent may require, (iii) lien, tax and judgment searches conducted on the Credit Parties reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement and (iv) lien releases with respect to any Collateral currently subject to a Lien other than Permitted Liens.

11. NO DEFAULT. No Default shall have occurred and be continuing or would result from any Utilisation or from the application of the proceeds therefrom.

12. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Clause 22 (Representations) hereof and in each other Finance Document shall be true and correct before and after giving effect to the Utilisations and to the application of the proceeds from such Utilisations from the date of such Utilisations, as though made on and as of such date.

13. NO MATERIAL ADVERSE CHANGE. No event or events which, individually or in the aggregate, has had or is reasonably likely to cause a Material Adverse Change shall have occurred.

14. NO PROCEEDING OR LITIGATION; NO INJUNCTIVE RELIEF. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to cause a Material Adverse Change.

15. CONSENTS, LICENSES, APPROVALS, ETC. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of the Merger, this Agreement and the other Finance Documents. In addition, the Parent Company and Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Group, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

16. ENVIRONMENTAL CERTIFICATES. The Administrative Agent shall have received copies of Certificates of Inspection, Certificates of Compliance, Vessel Certificates of Financial Responsibility (Water Pollution) or International Oil Pollution Prevention Certificate, each issued by the United States Coast Guard (or the substantial equivalent in the case of foreign assets) for each of the Initial Mortgaged Revolving Credit Facility Rigs and shall be reasonably satisfied with the contents thereof.

17. REVOLVING COMMITMENT AVAILABILITY. On the Closing Date and immediately after giving effect to the transactions contemplated hereby, the Administrative Agent shall be satisfied with the sufficiency of the unused availability under the Total Revolving Commitments to meet the ongoing working capital needs of the Borrower and its Subsidiaries after the Closing Date.

18. TERM LOAN AGREEMENT. The conditions precedent to the effectiveness of the Term Loan Agreement shall have been satisfied or waived in form and substance satisfactory to the Administrative Agent prior to or contemporaneously with the Closing Date.

                                   SCHEDULE 3
                                    REQUESTS

                                     Part A
                               Utilisation Request
                              Revolving Credit Loan

From: Pride Offshore, Inc.

To:   Credit Lyonnais New York Branch, as Administrative Agent

Dated:

Dear Sirs

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meanings in this Utilisation Request.

2.    We wish to borrow a Revolving Credit Loan on the following terms:

      Proposed Utilisation Date:        [      ] (or, if that is not a Business
                                        Day, the next Business Day)

      Facility to be utilised:          Revolving Credit Facility

      Amount:                           [  ] or, if less, the Available Facility

      Interest Period:                  [      ]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4. The proceeds of this Revolving Credit Loan should be credited to [account].

5.    This Utilisation Request is irrevocable.

                                Yours faithfully

                     .......................................
                            authorised signatory for
                              PRIDE OFFSHORE, INC.

                                     Part B
                               Utilisation Request
                                Letters Of Credit

From: Pride Offshore, Inc.

To:   Credit Lyonnais New York Branch, as Administrative Agent

Dated:

Dear Sirs

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request. We wish to arrange for a Letter of Credit to be issued by [Issuing Bank]*, as the Issuing Bank, on the following terms:

      Proposed Utilisation Date:    [          ] (or, if that is not a Business
                                    Day, the next Business Day)

      Amount:                       [          ] or, if less, the Available
                                    Facility (for the Revolving Credit Facility)

      Term:                         [          ]

2. We confirm that each condition specified in Clause 6.6 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

3.    We attach a copy of the proposed Letter of Credit.

4.    This Utilisation Request is irrevocable.

5.    [Delivery instructions to be specified]

                                Yours faithfully

                     ......................................

                  authorised signatory for Pride Offshore, Inc.


*     Relevant Issuing Bank to be selected by the Borrower.

                                     Part C
                               Utilisation Request
                                 Swingline Loan

From: Pride Offshore, Inc.

To:   Credit Lyonnais New York Branch, as Administrative Agent

Dated:

Dear Sirs

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request. We wish to borrow a Swingline Loan on the following terms:

      Proposed Utilisation Date:          [        ] (or, if that is not a New
                                          York Business Day, the next New York
                                          Business Day)

      Facility to be utilised:            Swingline Facility

      Amount:                             U.S.$[         ] or, if less, the
                                          Available Facility (for the Swingline
                                          Facility)

      Interest Period:                    [        ]

2. We confirm that each condition specified in Clause 8.4 (Swingline Lender's Swingline Loans) is satisfied on the date of this Utilisation Request.

3.    The proceeds of this Swingline Loan should be credited to [account].

4.    This Utilisation Request is irrevocable.

                                Yours faithfully

            .........................................................

                            authorised signatory for
                              Pride Offshore, Inc.

                                     Part D
                                 Renewal Request
                                Letters Of Credit

From: Pride Offshore, Inc.

To:   Credit Lyonnais New York Branch, as Administrative Agent

Dated:

Dear Sirs

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is a Renewal Request. Terms defined in the Agreement have the same meaning in this Renewal Request. We wish to arrange for Letter of Credit No. __________ to be renewed by [Issuing Bank]* on the following terms:

      Proposed new Expiry Date:             [         ] (or, if that is not a Business
                                            Day, the next Business Day)

      Amount:                               {[Same amount as the amount of Letter of Credit No.
                                            __________]/[___________]**} or, if less, the
                                            Available Facility (for the Revolving Credit Facility)

2. We confirm that each condition specified in Clause 6.7 (Renewal of a Letter of Credit) is satisfied on the date of this Renewal Request.

3.    This Renewal Request is irrevocable.

4.    [Delivery instructions to be specified]

                                Yours faithfully

                     ......................................

                  authorised signatory for Pride Offshore, Inc.



* Relevant Issuing Bank that issued the Letter of Credit being renewed to be inserted by the Borrower.

**    Specify amount is less than the amount of the current Letter of Credit.

                                   SCHEDULE 4
                             MANDATORY COST FORMULA

1. The Mandatory Cost relates solely to extensions of credit in U.S. Dollars and is an addition to the interest rate to compensate the Revolving Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. Except as provided in paragraph 3 below, the Mandatory Cost for any Revolving Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Revolving Lender to the Administrative Agent on the first day of each Interest Period (or as soon as possible thereafter). The Mandatory Cost (expressed as a percentage of that Revolving Lender's participation in all Loans made from that Facility Office) for any Revolving Lender will be certified by that Revolving Lender in accordance with Clause 12.4 (Mandatory Costs; Additional Interest on Revolving Credit Loans).

3. The Mandatory Cost for any Revolving Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent on the first day of each Interest Period (or as soon as possible thereafter) as follows:

                     E x 0.01
                     --------   per cent. per annum.
                       300

      Where:

      E is designed to compensate such Revolving Lender for amounts payable under the Fees Rules and the most recent rate of charge supplied by the such Revolving Lender to the Administrative Agent pursuant to paragraph 2 above or paragraph 5 below and expressed in pounds per L1,000,000.

4.    For the purposes of this Schedule:

      (a) "FEES RULES" means the rules on periodic fees in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (b) "FEE TARIFFS" means the fee tariffs specified in the Fee Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fee Rules but taking into account any applicable discount rate); and

      (c) "TARIFF BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

5. If requested by the Administrative Agent, each Revolving Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Revolving Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Revolving Lender as being the average of the Fee Tariffs applicable to that Revolving Lender for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of that Revolving Lender.

6. Each Revolving Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Mandatory Cost. In particular, but without limitation, each Revolving Lender shall supply the following information in writing on or prior to the date on which it becomes a Revolving Lender:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) any other information that the Administrative Agent may reasonably require for such purpose.

      Each Revolving Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The rates of charge for any Revolving Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 2, 5 and 6 above.

8. The Administrative Agent shall have no liability to any Person if such determination results in a Mandatory Cost which over or under compensates any Revolving Lender and shall be entitled to assume that the information provided by any Revolving Lender pursuant to paragraphs 2, 5 and 6 above is true and correct in all respects.

9. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, or any amount payable to a Revolving Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

10. The Administrative Agent may from time to time, after consultation with the Borrower and the Revolving Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE

To:   Credit Lyonnais, New York Branch, as Administrative Agent

From: [The Existing Revolving Lender] (the "Existing Revolving Lender") and [The
       New Revolving Lender] (the "New Revolving Lender")

Dated:

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.    We refer to Clause 27.5 (Procedure for transfer):

      (a) The Existing Revolving Lender and the New Revolving Lender agree to the Existing Revolving Lender transferring to the New Revolving Lender by novation all or part of the Existing Revolving Lender's Commitment, [all of the Existing Revolving Lender's Swingline Commitment,] rights and obligations referred to in the Schedule in accordance with Clause 27.5 (Procedure for transfer).

      (b)   The proposed Transfer Date is [ ].

      (c) The Facility Office and address, fax number and attention details for notices of the New Revolving Lender for the purposes of Clause
            34.2 (Addresses) are set out in the Schedule.

3. The New Revolving Lender expressly acknowledges the limitations on the Existing Revolving Lender's obligations set out in paragraph (c) of Clause
      27.4 (Limitation of responsibility of Existing Revolving Lenders).

[4.] The New Revolving Lender confirms that the Person beneficially entitled to interest payable to that Revolving Lender in respect of an advance under a Finance Document is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.

[4/5] This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6] This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Commitment/rights* and obligations to be transferred

                           [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]

      [Existing Revolving Lender]                     [New Revolving Lender]

      By:                                             By:

      This Transfer Certificate is accepted by the Administrative Agent and the
      Transfer Date is confirmed as [           ].

      [Administrative Agent]

      By:


* Include details of participations in the Letters of Credit to be transferred.

                                   SCHEDULE 6
                            FORM OF ACCESSION LETTER

To:   Credit Lyonnais New York Branch, as Administrative Agent

From: [Subsidiary][Permitted Holding Company] and Pride Offshore, Inc.

Dated:

Dear Sirs

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter.

2. [Subsidiary][Permitted Holding Company] agrees to become an Additional Guarantor pursuant to the terms of Clause 21 of the Agreement [and accede to the Agreement as the Parent Company]* and to be bound by the terms of the Agreement as an Additional Guarantor [and Parent Company] pursuant to Clause 25.12 (New Subsidiaries; Permitted Holding Company) of the Agreement. [Subsidiary][Permitted Holding Company] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3. Without prejudice to any other mode of service allowed under any relevant law, [Subsidiary][Permitted Holding Company] irrevocably appoints Ince & Co. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and agrees that failure by a process agent to notify [Subsidiary][Permitted Holding Company] of the process will not invalidate the proceedings concerned.

4. [Subsidiary's][Permitted Holding Company's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

5.    This Accession Letter is governed by English law.


*     Include if Person delivering Accession Letter is a Permitted Holding
      Company.

        [This Accession Letter is entered into by deed.]

        Pride Offshore, Inc.                        [Subsidiary]
                                                    [Permitted Holding Company]

                                   SCHEDULE 7
                         FORM OF COMPLIANCE CERTIFICATE

To:   Credit Lyonnais New York Branch, as Administrative Agent

From: Pride Offshore, Inc.

Dated:

Dear Sirs

               Pride Offshore, Inc. - Revolving Facility Agreement
                      dated June 20, 2002 (the "Agreement")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that: [Insert details of covenants to be certified and computations relating thereto]

3.    [We confirm that no Default is continuing.]*



Signed: ................................................
        Name:
        [Responsible Office of Parent
        Company]










--------------------------------------------------------------------------------

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 8
                                   TIMETABLES


                                 Part I - Loans

Delivery of a duly completed            2:00 p.m. (New York time) on the
Utilisation Request (Clause 5.1         date falling four Business Days
(Delivery of a Utilisation Request))    before the proposed Utilisation Date.


Administrative Agent notifies the       5:00 p.m. (New York time) on the
Revolving Lenders of the Loan in        date falling four Business Days
accordance with Clause 5.4 (Revolving   before the proposed Utilisation Date.
Lenders' participation)


LIBOR is fixed                          Quotation Day as of 11:00 a.m.
                                        London time


                           Part II - Letters Of Credit


Delivery of a duly completed            2:00 p.m. (New York time) on the date
Utilisation Request  (Clause 6.3        falling five Business Days before the
(Delivery of a Utilisation Request for  proposed Utilisation Date.
Letters of Credit))


Administrative Agent notifies the       5:00 p.m. (New York time) on the date
applicable Issuing Bank and the         falling five Business Days before the
Revolving Lenders of the Letter of      proposed Utilisation Date.
Credit in accordance with Clause 6.6
(Issue of Letters of Credit)


Delivery of a duly completed Renewal    2:00 p.m. (New York time) on the date
Request (Clause 6.7 (Renewal of a       falling four Business Days before the
Letter of Credit)                       last day of the Term of the existing
                                        Letter of Credit

Administrative Agent notifies the       5:00 p.m. (New York time) on the date
applicable

Issuing Bank and the Revolving Lenders   falling four Business Days before the
of the Letter of Credit subject to       last day of the Term of the existing
a Renewal Request in accordance with     Letter of Credit
Clause 6.6 (Issue of Letters of Credit)


                      Part III - Swingline Loans

Delivery of a duly completed             11:00 a.m. (New York time) on the
Utilisation Request (Clause 8.2          proposed Utilisation Date which day
(Delivery of a Utilisation Request for   must be a New York Business Day.
Swingline Loans))


Administrative Agent notifies the        11:00 a.m. (New York time) on the
Swingline Lender of the amount of the    proposed Utilisation Date which day
Swingline Loan under Clause 8.4          must be a New York Business Day.
(Swingline Lender's Swingline Loan)

                                   SCHEDULE 9
                            FORM OF LETTER OF CREDIT



To:   [Beneficiary] (the "Beneficiary")

                                                                      [Date]

                Irrevocable Standby Letter of Credit no.[ ]



At the request of [              ], [Issuing bank] (the "Issuing Bank") issues
this irrevocable standby letter of credit ("Letter of Credit") in your favour on the following terms and conditions:

1.    Definitions

      In this Letter of Credit:

      "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].

      "Demand" means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

      "Expiry Date" means [                  ].

      "Total L/C Amount" means [                  ].

2.    Issuing Bank's agreement

(a) The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by [ ] p.m. ([London] time) on the Expiry Date.

(b) Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c) The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.    Expiry

(a) The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b) Unless previously released under paragraph (a) above, on [ ] p.m. ([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c) When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.    Payments

      All payments under this Letter of Credit shall be made in [ ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.    Delivery of Demand

      Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or officer (if any) as follows:

      --------------------------------------------------------------------------

6.    Assignment

      The Beneficiary's rights under this Letter of Credit may not be assigned or transferred.

7.    UCP

      Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

8.    Governing Law

      This Letter of Credit is governed by English law.

9.    Jurisdiction

      The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.


Yours faithfully,

[Issuing Bank]

By:

                                    SCHEDULE

                                 FORM OF DEMAND



To:   [Issuing Bank]

                                                                      [Date]

Dear Sirs

                        Standby Letter of Credit no. [ ]
           issued in favour of [Beneficiary] (the "Letter of Credit")

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.    We certify that the sum of [     ] is due [and has remained
      unpaid for at least [     ] Business Days] [under [set out
      underlying contract or agreement]].  We therefore demand payment of
      the sum of [      ].

2.    Payment should be made to the following account:

      Name:____________________________________________________________________

      Account Number:__________________________________________________________

      Bank:____________________________________________________________________

3.    The date of this Demand is not later than the Expiry Date.

Yours faithfully

__________________________________              ________________________________
(Authorised Signatory)                          (Authorised Signatory)



                                For [Beneficiary]

                                   SCHEDULE 10

                                     FORM OF
                                  RIG MORTGAGE


                                                                   UNITED STATES


================================================================================




                         FIRST PREFERRED FLEET MORTGAGE





                                     [OWNER]

                                       and


                        CREDIT LYONNAIS NEW YORK BRANCH,
                               as Collateral Agent


                             For the Finance Parties
                                  Named Herein





                         Dated June 20, 2002



================================================================================

                                      INDEX

Section Matter                                                           Page
--------------                                                           ----
ARTICLE I      DEFINITIONS AND INTERPRETATION.......................       3

ARTICLE II     THE MORTGAGE.........................................       4

ARTICLE III    PAYMENT COVENANTS....................................       5

ARTICLE IV     PRESERVATION OF SECURITY.............................       6

ARTICLE V      COVENANTS; REPRESENTATIONS AND WARRANTIES............       8

ARTICLE VI     PROTECTION OF SECURITY...............................       9

ARTICLE VII    ENFORCEABILITY AND MORTGAGEE'S POWERS................      10

ARTICLE VIII   FURTHER ASSURANCES...................................      12

ARTICLE IX     POWER OF ATTORNEY....................................      12

ARTICLE X      EXPENSES AND INDEMNITIES.............................      13

ARTICLE XI     COMMUNICATIONS.......................................      14

ARTICLE XII    ASSIGNMENTS..........................................      15

ARTICLE XIII   WAIVER; AMENDMENT....................................      15

ARTICLE XIV    MISCELLANEOUS........................................      15

ARTICLE XV     JURISDICTION.........................................      16

                         FIRST PREFERRED FLEET MORTGAGE


      This FIRST PREFERRED FLEET MORTGAGE (this "Mortgage") dated as of June 20, 2002 is by [OWNER, a _____________________] having its principal offices at 5847 San Felipe, Suite 3300, Houston, Texas 77057 (the "Owner"), in favor of CREDIT LYONNAIS NEW YORK BRANCH, a French banking association having offices at 1301 Avenue of the Americas, New York, New York 10019, as Collateral Agent and mortgagee (in such capacity, the "Mortgagee") for the benefit of the Finance Parties (as defined in the Revolving Credit Agreement referred to below).

                                    RECITALS

      A. The Owner is the sole owner of the whole (100%) of the vessels described on Exhibit A attached hereto and made a part hereof.

      B. Pursuant to the terms of the Revolving Credit Agreement dated as of June 20, 2002 (as the same may be amended or supplemented from time to time, the "Revolving Credit Agreement") and made by and among [the Owner][Pride Offshore, Inc., a Delaware corporation (the "Borrower")], Credit Lyonnais New York Branch, as Administrative Agent and the lenders identified in Exhibit B attached hereto and who hereafter may become a party thereto ("Revolving Lenders"), the Revolving Lenders agree to make available to the [Owner][Borrower] a Revolving Credit Agreement in the maximum principal amount at any one time outstanding of Two Hundred and Fifty Million United States Dollars (US$250,000,000) (the "Revolving Credit Facility") in the form of Loans and Letters of Credit (each as defined in the Revolving Credit Agreement). The Revolving Credit Agreement, and interest, fees and commissions thereon, are to be paid and repaid, as the case may be, as provided in the Revolving Credit Agreement. The Revolving Credit Agreement is evidenced by the Revolving Credit Agreement and the other Finance Documents (as defined in the Revolving Credit Agreement).

      [C. The Owner has guaranteed the Borrower's obligations owing to the Revolving Lenders under the Finance Documents pursuant to Clause 21 of the Revolving Credit Agreement the "Guaranty").]

      D. It is required under the terms of the Revolving Credit Agreement that the Owner shall grant and execute this Mortgage as security for its obligations under the [Guaranty and the Borrower's obligations under the] Revolving Credit Agreement.

      E. Therefore, the Owner, in order to secure its obligations under the [Guaranty and the Borrower's obligations under the] Revolving Credit Agreements and the Finance Documents, and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Mortgage, has duly authorized the execution and delivery of this Mortgage under and pursuant to 46 U.S.C. Section 31301 et seq., as amended (the "Ship Mortgage Act"), which is entered into by the Owner in consideration of the Revolving Lenders agreeing, at the request of the Owner [and the Borrower], to make the Revolving Credit Agreement available to the [Owner][Borrower] and as a condition thereto and for other good and valuable consideration provided by the Revolving Lenders (the sufficiency of which the Owner hereby acknowledges).

      NOW, THEREFORE, the Owner and the Mortgagee agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      Section 1.1 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:

      ["Borrower" has the meaning set forth in the Recitals hereof.]

      "Commitment" has the meaning set forth in the Revolving Credit
Agreement.

      "Credit Party" has the meaning set forth in the Revolving
Credit Agreement.

      "Effective Date" means the date of this Mortgage.

      "Excepted Liens" has the meaning set forth in Section 5.1(b) hereof.

      "Finance Documents" has the meaning set forth in the Revolving Credit Agreement.

      "Finance Party" has the meaning set forth in the Revolving
Credit Agreement.

      ["Guaranty" has the meaning set forth in the Recitals hereof.]

      "Hazardous Materials" shall mean, collectively, "Hazardous
Substance" and "Hazardous Waste" as those terms are defined in the Revolving Credit Agreement.

      "Lien" has the meaning set forth in the Revolving Credit
Agreement.

      "Mortgage" has the meaning set forth in the first paragraph hereof.

      "Mortgagee" has the meaning set forth in the first paragraph hereof.

      "Owner" has the meaning set forth in the first paragraph hereof.

      "Revolving Credit Agreement" has the meaning set forth in the Recitals hereof.

      "Revolving Credit Facility" has the meaning set forth in the Recitals hereof.

      "Revolving Credit Facility Period" means the period commencing on the Effective Date and ending on the date upon which all amounts owing under the Revolving Credit Facility and all other amounts due to the Finance Parties pursuant to the Revolving Credit Agreement and the other Finance Documents have been repaid in full and the Revolving Credit Agreement has terminated.

      "Rigs" means the whole of each of the offshore drilling rigs described on Exhibit A hereto, and includes any share or interest therein, and their engines, generators, drilling machinery and equipment, anchors, chains, pumps and pumping equipment, furniture and fittings, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and all additions, improvements and replacements hereafter made in or to said rigs or any part thereof and all of their freight, hires and earnings.

      "Secured Indebtedness" means all obligations and liabilities of the Owner and the other Credit Parties except for the U.S. Parent (whether for principal, interest, fees, reimbursement obligations, expenses or any other charges whatsoever), now existing or hereafter incurred under, arising out of or in connection with any Finance Document to which it is a party [including, without limitation, in the case of the Owner, the Guaranty], and the due performance and compliance by the Owner and the other Credit Parties except for the U.S. Parent with the terms of each such Finance Document.

      "Ship Mortgage Act" has the meaning set forth in the Recitals hereof.

      "United States Dollars" and "US$" means the lawful currency of the United States of America.

      Section 1.2 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Revolving Credit Agreement shall bear the same meanings when used but not otherwise defined in this Mortgage.

      Section 1.3 In this Mortgage:

            (a) section headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Sections are to sections of this Mortgage;

            (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

            (c) references to Persons include bodies corporate and unincorporated;

            (d) references to assets include property, rights and assets of every description;

            (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

            (f) references to any enactment include re-enactments, amendments and extensions thereof.

                                   ARTICLE II
                                  THE MORTGAGE

      Section 2.1 Granting Clause. In order to secure the payment of the Secured Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the other Finance Documents to which it is a party, the Owner has GRANTED, CONVEYED and MORTGAGED and does by these presents GRANT, CONVEY and MORTGAGE unto the Mortgagee for the benefit of the Finance Parties and their respective successors and assigns, the whole (100%) of each Rig; TO HAVE AND TO HOLD the same unto the Mortgagee for the benefit of the Finance Parties and their respective successors and assigns forever, upon the terms herein set forth.

      Section 2.2 Termination. If (a) the Owner[, the Borrower] or [its][their] respective successors and assigns shall pay or cause to be paid to the Mortgagee and the other Finance Parties and their respective successors or assigns the Secured Indebtedness in full as and when the same shall become due and payable in accordance with the terms of the Revolving Credit Agreement, [the Guaranty,] this Mortgage and the other Finance Documents; and (b) the Commitments have been terminated, then these presents and the rights hereunder shall cease, determine and be void and, in such event, the Mortgagee agrees by accepting this Mortgage to furnish, execute and record, at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage, otherwise to be and remain in full force and effect.

      Section 2.3 Partial Release; No Waiver. If any Rig is sold, transferred, conveyed or otherwise disposed in accordance with the Revolving Credit Agreement, such Rig shall be released in writing by the Mortgagee from the lien of this Mortgage and such release shall not affect the Mortgagee's lien on the remaining Rigs. Notwithstanding anything to the contrary herein, it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

      Section 2.4 Owner Liable. The Owner shall remain liable to perform all the obligations assumed by it in relation to each Rig; and until such time as the Mortgagee or any Finance Party shall become the owner thereof following foreclosure, neither the Mortgagee nor any other Finance Party shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

      Section 2.5 Recordation under the Ship Mortgage Act. For the purpose of this Mortgage and its filing and recordation as required by the Ship Mortgage Act, (i) the total amount of the Secured Indebtedness is $250,000,000.00 of principal, plus interest, expenses and fees thereon plus the performance of mortgage covenants; (ii) the interest of the Owner (mortgagor) in the Rigs is 100% and the interest mortgaged to the Mortgagee is 100%; (iii) the respective addresses of the Owner (mortgagor) and Mortgagee are as set forth on the first page of this Mortgage; and (iv) subject to the partial release provisions in
Section 2.3 above, the discharge amount of the Mortgage is the same as the total amount, and upon receipt thereof, the Mortgagee shall release the Rigs from the lien of this Mortgage. The Mortgagee expressly does not waive the preferred status of this Mortgage.

                                   ARTICLE III
                                PAYMENT COVENANTS

      Section 3.1 Payment Obligations. The Owner hereby covenants with the Mortgagee and the other Finance Parties:

            (a) to pay and indemnify the Mortgagee and the other Finance Parties for all such reasonable expenses, claims, liabilities, losses, costs, duties, fees, charges, or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Mortgagee and the other Finance Parties (or in respect of which the Owner agrees in this Mortgage to indemnify the Mortgagee and the other Finance Parties) at the times and in the manner specified in this Mortgage;

            (b) to pay interest on any such reasonable expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in
Section 3.1(a) from the date on which demand by the Mortgagee or any other Finance Party is first made to the Owner to reimburse such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys (both before and after any relevant judgment), at a rate per annum equal at all times to the Prime Rate (as defined in the Revolving Credit Agreement) plus 2%; and

            (c) to pay and perform its obligations which may be or become due or owing to the Mortgagee or any other Finance Party, as the case may be, under this Mortgage and the other Finance Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

                                   ARTICLE IV
                            PRESERVATION OF SECURITY

      Section 4.1 Owner's Covenants Concerning the Security. It is declared and agreed that:

            (a) the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Secured Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Indebtedness;

            (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Finance Documents;

            (c) the Mortgagee shall not have to wait for any Finance Party to enforce any of the other Finance Documents, to the extent it may do so pursuant to the terms thereof, before enforcing the security created by this Mortgage;

            (d) no failure or delay on the part of the Mortgagee in exercising any right, power or privilege hereunder and no course of dealing between the Owner and the Mortgagee or any other Finance Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Mortgagee or any other Finance Party would otherwise have. No notice to or demand on the Owner in any case shall entitle the Owner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Mortgagee or the Finance Parties to any other or further action in any circumstances without notice or demand; and

            (e) any waiver by the Mortgagee of any terms of this Mortgage or any consent given by the Mortgagee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

      Section 4.2 Settlements; No Waiver. Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Finance Parties or any of them by the Owner, any Credit Party, or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

      Section 4.3 Mortgagee's Rights Not Affected. The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Owner, any Credit Party, the Mortgagee, any Finance Party or any other Person:

            (a) any waiver granted to or composition with the Owner, any Credit Party, or any other Person; or

            (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Owner, any Credit Party, or any other Person; or

            (c) any legal limitation, disability, incapacity or other circumstances relating to the Owner, any Credit Party, or any other Person; or

            (d) any amendment or supplement to the Revolving Credit Agreement, any of the other Finance Documents or any other document or security (except that the Secured Indebtedness shall be defined by reference to the Revolving Credit Agreement, other Finance Document or other document or security as amended or supplemented); or

            (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Owner, any Credit Party, or any other Person; or

            (f) the unenforceability, invalidity or frustration of any obligations of any of the Owner, any Credit Party, or any other Person under the Revolving Credit Agreement, any of the other Finance Documents, or any other document or security.

      Section 4.4 Moneys Received by Mortgagee. Until the Secured Indebtedness has been unconditionally and irrevocably paid in full to the satisfaction of the Mortgagee and the Commitments have been terminated, any moneys received, recovered or realized under Article VII relating in whole or in part to the Secured Indebtedness shall be held in a cash collateral account as security for the Secured Indebtedness and applied to the Secured Indebtedness in accordance with Section 32.5 of the Revolving Credit Agreement.

                                    ARTICLE V
                    COVENANTS; REPRESENTATIONS AND WARRANTIES

      Section 5.1 Owner's Covenants Concerning the Rigs and Other Matters. The Owner covenants with the Mortgagee and the other Finance Parties that throughout the Revolving Credit Facility Period the Owner will:

            (a) comply with and satisfy all the requirements and formalities established by the Ship Mortgage Act and any other pertinent legislation of the United States to perfect this Mortgage as a legal, valid and enforceable first (subject only to Permitted Liens) and preferred Lien upon the Rigs and promptly to furnish to the Mortgagee from time to time such proofs as the Mortgagee may request for its satisfaction with respect to the compliance by the Owner with the provisions of this subsection (a);

            (b) place, and use due diligence to retain, a properly certified copy of this Mortgage on board each Rig with her papers and cause such certified copy of this Mortgage to be exhibited to any and all Persons (and to any representative of the Mortgagee on demand) having business with such Rig which might give rise to any Lien thereon other than the Lien of this Mortgage, Permitted Liens, Liens for wages of the crew (including the master of the Rig), Liens for general average or salvage, Liens for wages of stevedores when employed directly by a person listed in Section 31341 of the Ship Mortgage Act and other maritime Liens incurred in the ordinary course of business provided such other maritime liens are inferior to the Liens created by this Mortgage (all such Liens herein collectively called "Excepted Liens"); and to place and keep prominently displayed in the chart room and in the master's cabin of each Rig a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                               NOTICE OF MORTGAGE

            This Rig is covered by a First Preferred Fleet Mortgage to Credit Lyonnais New York Branch, as Collateral Agent and Mortgagee for the benefit of the Finance Parties referred to in the said Mortgage under authority of the United States Ship Mortgage Act, as amended and recodified as 46 U.S.C. Section 31301 et seq. Under the terms of the said Mortgage neither the Owner nor any charterer nor the master of this Rig nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Rig any lien whatsoever other than for crew's wages and salvage and other Excepted Liens (as that term is defined in said Mortgage);

            (c) at its sole cost and expense and at no cost to the Mortgagee, cause this Mortgage to be duly filed with the U.S. Coast Guard National Vessel Documentation Center in accordance with the provisions of 46 U.S.C.Section31321, on the date hereof and subsequently duly recorded, and will otherwise comply with and satisfy all the applicable provisions of the U.S. Code, Title 46, Ch. 301 and Ch. 313, as amended, in order to establish, record and maintain this Mortgage as a first preferred mortgage thereunder upon the Rigs; and

            (d) do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Rigs to the lien of this Mortgage as aforesaid.

      Section 5.2 Representations and Warranties. The Owner hereby represents and warrants to the Mortgagee and covenants with the Mortgagee that:

            (a) The Owner is a "citizen" of the United States of America as defined in 46 U.S.C. Section 802, as amended, duly qualified to engage in the United States coastwise trade and foreign commerce of the United States, and shall remain such a citizen during the life of this Mortgage.

            (b) The Owner lawfully owns and is lawfully possessed of the whole (100%) of each of the Rigs free from any Lien whatsoever other than the lien of this Mortgage and Excepted Liens, and the Owner will warrant and defend the title to, and possession of, each of the Rigs and every part thereof for the benefit of the Mortgagee, against the claims and demands of all persons whomsoever.

            (c) Except for Excepted Liens, prior to and as of the date of this Mortgage, the Owner is not aware of any maritime Liens, prior mortgages or other obligations or liability on the Rig. The Mortgagee acknowledges that is has received written notice complying with the disclosure requirements of Section 31323 of the Ship Mortgage Act.

                                   ARTICLE VI
                             PROTECTION OF SECURITY

      Section 6.1 Mortgagee's Rights. The Mortgagee shall without prejudice to its other rights and powers under this Mortgage and the other Finance Documents be entitled (but not bound) at any time and as often as may be reasonably necessary to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Finance Documents (including, without limitation, any actions entitled under the Revolving Credit Agreement) and all reasonable expenses, liabilities, or losses (including, without limitation, reasonable legal fees) so incurred by the Mortgagee and the other Secured Parties in or about the protection or maintenance of the said security together with interest payable thereon according to Section 3.1(b) shall be repayable to it by the Owner on demand; provided that if no Event of Default exists, the Mortgagee shall give the Owner written notice and opportunity to take such action on the Mortgagee's behalf prior to taking any such action; provided further, however, to the extent this Mortgage states that the Mortgagee may take any action during the occurrence and continuance of an Event of Default

(including, without limitation, under Article VII hereof), the Mortgagee shall not be entitled to take such action unless an Event of Default shall have occurred and be continuing.

                                  ARTICLE VII
                      ENFORCEABILITY AND MORTGAGEE'S POWERS

      Section 7.1 Events of Default. During the continuance of any of the Events of Default specified in the Revolving Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred, the security constituted by this Mortgage shall become immediately enforceable and the Mortgagee shall be entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as mortgagee of the Rigs or otherwise and in particular:

            (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of the Ship Mortgage Act or any other applicable law including the laws of any other applicable jurisdiction;

            (b) to take possession of the Rigs or any of them whether actually or constructively and/or otherwise to take control of such Rigs wherever located and cause the Owner or any other Person in possession of the Rigs forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

            (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurance Policies (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

            (d) to collect, recover, compromise and give a good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurance Policies or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

            (e) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with any Rig, the Insurance Policies, or any Requisition Compensation as the Mortgagee thinks reasonably necessary and to discharge, compound, release or compromise claims against the Owner in respect of any Rig which have given or may give rise to any charge or Lien on such Rig or which are or may be enforceable by proceedings against such Rig;

            (f) following acceleration of the Revolving Credit Agreement, to sell any Rig or any share therein, upon advance notice of ten (10) consecutive days published in any newspaper authorized to publish legal notices of that kind in the hailing port and the places of sale of the Rigs and by sending notice of such sale at least fourteen (14) days prior to the date fixed for such sale to the Owner, and each other Person entitled to notice under applicable Legal Requirements, free from any claim of or by the Owner of any nature whatsoever, and with or (subject to the rights of third parties under applicable law) without the benefit of any charter party or other contract for her employment, by public auction or private contract at such place and upon such commercially reasonable terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Mortgagee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, except in the case of gross negligence or willful misconduct, and/or itself to purchase such Rig at any such public auction and to set off the purchase price against all or any part of the Secured Indebtedness in the manner specified in Clause 32.5 of the Revolving Credit Agreement; provided, however that in the event any such Rig shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale;

            (g) subject to the rights of any charter, to manage, insure, maintain and repair any Rig and to charter, employ, sail or lay up any Rig in such manner, upon such terms and for such period as the Mortgagee deems reasonably expedient; and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things reasonably incidental or conducive thereto and in particular to enter into such arrangements respecting such Rig, and the insurance, management, maintenance, repair, classification, chartering and employment of such Rig, in all respects as if the Mortgagee were the owner of such Rig and without being responsible for any loss thereby incurred;

            (h) to recover from the Owner on demand any liabilities, losses and reasonable expenses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Section 7.1(g);

            (i) generally and in addition, but not in lieu of any of the above rights, to recover from the Owner on demand any liabilities, losses and reasonable expenses incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid; and

            (j) generally, take any other action or exercise any other right permitted by applicable law.

      Section 7.2 Sufficiency of Payments Received. The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

      Section 7.3 Mortgagee, Secured Parties Not Liable. Neither the Mortgagee, the Finance Parties, nor any of their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of its, his, or her gross negligence or wilful misconduct.

      Section 7.4 No Mortgagee-in-Possession. To the fullest extent permitted by law, the Mortgagee shall not by reason of the taking possession of any Rig be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

      Section 7.5 Purchaser's Rights on Sale. Upon any sale of any Rig or any share therein by the Mortgagee, the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

      Section 7.6 Divestiture of Owner's Rights. A sale of any Rig made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Owner therein and thereto, and shall bar the Owner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.

                                  ARTICLE VIII
                               FURTHER ASSURANCES

      Section 8.1 Perfection and Preservation of the Collateral. The Owner shall execute and do all such assurances, acts and things as the Mortgagee may reasonably require for:

            (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

            (b) preserving or protecting any of the rights of the Mortgagee and the other Finance Parties under this Mortgage; or

            (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall inure to the benefit of any transferee, successor or assignee of the Mortgagee as is referred to in Section 12.1; or

            (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

            (e) the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Owner; provided, however, that, to the extent this Mortgage states that the Mortgagee may direct the Owner to take an action during the occurrence and continuance of an Event of Default (including, without limitation, under Section 7 hereof), the Mortgagee shall not be entitled to request the Owner to take such action unless an Event of Default shall have occurred and be continuing.

                                   ARTICLE IX
                                POWER OF ATTORNEY

      Section 9.1 Owner's Attorney. The Owner, by way of security and in order to more fully secure the performance of the Owner's obligations under this Mortgage, hereby irrevocably appoints the Mortgagee as its attorney for the duration of the Revolving Credit Facility Period for the purposes of:

            (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to any Rig (including without limitation, transferring title to such Rig to a third party);

            (b) executing, signing, perfecting, doing and (if required) registering every such further assurance document, act, or thing as is referred to in Section 8.1; and

            (c) demanding, collecting, receiving, compromising, and suing for all freights, hires, earnings, issues, revenues and income of any Rig; provided, however, that such powers shall not be exercisable by or on behalf of the Mortgagee unless an Event of Default shall have occurred and be continuing (and, in the case exercised with respect to an action contemplated by Section 7.1(f), unless the Loans shall have been accelerated).

      Section 9.2 Third Parties. The exercise of such power as is referred to in
Section 9.1(a) by or on behalf of the Mortgagee shall not put any Person dealing with the Mortgagee upon any enquiry as to whether this Mortgage has become enforceable nor shall such Person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to Sections 9.1(a), 9.1(b) and 9.1(c), the exercise by the Mortgagee of such power shall be conclusive evidence as against third parties of its right to exercise the same.

                                    ARTICLE X
                            EXPENSES AND INDEMNITIES

      Section 10.1 Mortgage Preparation. The Owner agrees to pay all reasonable out-of-pocket costs and expenses of the Mortgagee in connection with the negotiation, preparation, execution and delivery of this Mortgage and any amendment, waiver, release or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel and any valuation fees) and, after the occurrence and during the continuance of an Event of Default, each of the Mortgagee and the Finance Parties in connection with the enforcement of this Mortgage (including, without limitation, the actual reasonable fees and disbursements of counsel for the Mortgagee and the Finance Parties).

      Section 10.2 Owner's Indemnity. WITHOUT LIMITING THE FOREGOING SECTION 10.1, THE OWNER HEREBY FURTHER INDEMNIFIES THE MORTGAGEE, EACH OTHER FINANCE PARTY, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS FROM AND HOLDS HARMLESS AND AGREES TO DEFEND EACH OF THEM AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, OR REASONABLE EXPENSES INCURRED BY ANY OF THEM, AS A RESULT OF, OR ARISING OUT OF, OR IN ANY WAY RELATED TO, OR BY REASON OF, (A) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (WHETHER OR NOT THE MORTGAGEE IS A PARTY THERETO) RELATED TO THE ENTERING INTO AND/OR PERFORMANCE OF THIS MORTGAGE HEREUNDER OR THE CONSUMMATION OF ANY TRANSACTIONS CONTEMPLATED HEREBY, WHETHER INITIATED BY THE OWNER OR ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, THE ACTUAL REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION,

LITIGATION OR OTHER PROCEEDING OR (B) ANY PERSONAL INJURY TO OR DEATH OF OR ANY LOSS OR DAMAGE TO PROPERTY OF ANY PERSON OR (C) THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS IN THE AIR, SURFACE WATER, GROUNDWATER, SURFACE OR SUBSURFACE OF ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES, THE GENERATION, STORAGE, TRANSPORTATION OR DISPOSAL OF HAZARDOUS MATERIALS AT ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES, THE NON-COMPLIANCE OF ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES WITH FEDERAL, STATE AND LOCAL LAWS, REGULATIONS, AND ORDINANCES (INCLUDING APPLICABLE PERMITS THEREUNDER) APPLICABLE TO ANY SUCH RIG, FACILITY OR LOCATION, OR ANY VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS ASSERTED AGAINST THE OWNER, ANY OF ITS AFFILIATES, OR ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES, INCLUDING, IN EACH CASE, WITHOUT LIMITATION, THE ACTUAL REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND OTHER CONSULTANTS INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING. TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY OR HOLD HARMLESS AND DEFEND THE MORTGAGEE SET FORTH IN THIS SECTION 10.2 MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE OWNER SHALL MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. SUCH OBLIGATION TO INDEMNIFY, HOLD HARMLESS AND DEFEND THE MORTGAGEE AND OTHER PERSONS SET OUT ABOVE SHALL APPLY IRRESPECTIVE OF THE NEGLIGENCE OR STRICT LIABILITY OF THE MORTGAGEE OR ANY OTHER INDEMNIFIED PERSON, UNLESS SUCH LOSS OR INJURY ARISES DIRECTLY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE OR SUCH OTHER INDEMNIFIED PERSON.

      Section 10.3 Payment Currency. If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made in a currency (the "Payment Currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "Contractual Currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the Contractual Currency at the rate of exchange, (a) falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall or (b) exceeds the amount due under or in connection with this Mortgage, the Mortgagee shall reimburse the Owner the excess. For the purposes of this Section 10.3, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee to purchase the contractual currency with the Payment Currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Mortgagee to do so) to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

                                   ARTICLE XI
                                 COMMUNICATIONS

      Section 11.1 Notices. All notices required to be given to the Mortgagee shall be made to the following address:

                  Credit Lyonnais New York Branch
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Attention: Gloria Beloti-Fields
                  17th Floor - Syndications
                  Telecopier:  212-459-3172
                  Telephone:  212-261-7186

All other notices shall be made to the addresses given in Clause 34 of the Revolving Credit Agreement.

                                  ARTICLE XII
                                   ASSIGNMENTS

      Section 12.1 Assignees. This Mortgage shall be binding upon and shall inure to the benefit of the Owner, the Mortgagee and the Finance Parties and their respective transferees, successors and permitted assigns, and references in this Mortgage to any of them shall be construed accordingly.

      Section 12.2 No Assignment by Owner. Except as permitted by the Revolving Credit Agreement, the Owner may not assign or transfer any of the Rigs or its rights and/or obligations under this Mortgage.

                                  ARTICLE XIII
                                WAIVER; AMENDMENT

      Section 13.1 No Waiver. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee (with the consent of either the Required Revolving Lenders or, to the extent required by Clause 38 of the Revolving Credit Agreement, all of the Revolving Lenders).

                                  ARTICLE XIV
                                  MISCELLANEOUS

      Section 14.1 Governing Law. This Mortgage shall be governed by the federal maritime laws of the United States of America and to the extent necessary by the laws of the State of New York.

      Section 14.2 No Invalidity, Etc. If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

      Section 14.3 Delegation of Powers. The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Rigs. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate (other than gross negligence or willful misconduct); provided such delegation has been made in good faith.

      Section 14.4 Counterparts. This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

      Section 14.5 Mortgagee. For purposes of the Ship Mortgage Act, the "mortgagee" under this Mortgage is Credit Lyonnais New York Branch, in its capacity as Collateral Agent.

                                   ARTICLE XV
                                  JURISDICTION

      Section 15.1 New York. Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the United States or State of New York sitting in New York City in the Borough of Manhattan and the Owner hereby accepts for itself and its property, generally and unconditionally, the non-exclusive jurisdiction of such court. The Owner further irrevocably consents to the service of process out of such court in any such action or proceeding in the manner provided for in the Revolving Credit Agreement. Nothing herein shall affect the right of the Mortgagee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Owner in any other jurisdiction.

      Section 15.2 Power to Seize Rig or Take Action. Without prejudice to the generality of Section 15.1, the Mortgagee shall have the right to arrest and take action against any Rig or the Owner at whatever place such Rig or the Owner shall be found and for the purpose of any action which the Mortgagee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against such Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of such Rig (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

      IN WITNESS whereof the Owner has caused this Mortgage to be executed the day and year first before written.

                                       [OWNER]


                                       By:__________________________________
                                       Name:________________________________
                                       Title:_______________________________

                           ACKNOWLEDGMENT OF MORTGAGE


STATE OF TEXAS          }
                        }
COUNTY OF HARRIS        }


      On this 20th day of June, 2002 before me personally appeared ______________________________ to me known who being by me duly sworn did depose and say that he is the ______________________________, of [Owner], the company described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the __________________ of said company; and that said instrument is the act and deed of the company.

      And the said ___________________________ did further produce to me sufficient proof that he is the __________________________ of said company and that he was duly authorized by the said company to execute the foregoing mortgage, and I the notary hereby certify that the signature of the said ______________________ on the foregoing mortgage is authentic.


                                          _____________________________________
                                                     Notary Public

                                    EXHIBIT A


                                                                       Official
Rig Name           Owner                              Flag              Number
--------           -----                              ----              ------



                                    EXHIBIT B

                            List of Revolving Lenders

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York 10019

Credit Industriel et Commercial
4, rue Gaillon
75 017 Paris Cedex 02
France

Banque de l'Economie, du Commerce et de la Monetique
34, rue du Wacken
67 000 Strasbourg

Natexis Banques Populaires
45 rue Saint Dominique
75007 Paris France

Nordea Bank Finland Plc, New York Branch
437 Madison Avenue
21st Floor
New York, NY 10022

DVB Group, DVB NedshipBank
609 Fifth Avenue, Fifth Floor
New York, NY 10017 - 1021

                                   SCHEDULE 11

                           FORM OF SECURITY AGREEMENT


         This Security Agreement dated as of June 20, 2002 ("Security Agreement") is between _______________________________, a __________________
(the "Debtor"), and Credit Lyonnais New York Branch, as collateral agent ("Collateral Agent") for the Finance Parties (as defined below).

                                  INTRODUCTION

         A. Pride Offshore, Inc., a Delaware corporation (the "Borrower"), has entered into a Revolving Credit Agreement dated as of June 20, 2002 (as amended, modified, supplemented or restated from time to time, the "Revolving Credit Agreement", the defined terms of which are used in this Security Agreement unless otherwise defined herein) together with the lenders party thereto (the "Revolving Lenders"), and Credit Lyonnais New York Branch, as administrative agent ("Administrative Agent") for the Revolving Lenders, providing for the making of Loans by the Revolving Lenders and the Swingline Lender, and the issuance of Letters of Credit by the Issuing Banks.

         B. The Debtor has guaranteed the Borrower's obligations owing to the Finance Parties under the Finance Documents pursuant to Clause 21 of the Revolving Credit Agreement (the "Guaranty").](1)

         C. Under the Credit Agreement, it is required that the Debtor shall secure its obligations under the [Finance Documents][Guaranty] by entering into this Security Agreement.

         Therefore, the Debtor hereby agrees with the Collateral Agent for its benefit and the benefit of the other Finance Parties as follows:

Section 1. Definitions.

         Any terms used in this Security Agreement that are defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York ("UCC") shall have the meanings assigned to those terms by the UCC as of the date of this Security Agreement, unless otherwise defined in this Security Agreement.

Section 2. Security Interest.

         2.1 Grant of Security Interest. The Debtor hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Finance Parties a security interest in the Collateral (as defined in Section 2.2 below) to secure the performance and payment of (a) the Obligations of the Debtor now and hereafter existing under the Revolving Credit Agreement, and any other

---------

(1) To be inserted in Security Agreements executed by Material Subsidiaries of the Borrower.

Finance Documents, whether for principal, Reimbursement Obligations, interest, fees, expenses, indemnification or otherwise (all such obligations being the "Secured Obligations").

         2.2 Collateral. "Collateral" shall mean all of Debtor's right, title, and interest in the following, whether now owned or hereafter created or acquired or arising:

                  (a) Earnings. (i) (A) All rent, charterhire, day rates and fees and other moneys and rights and claims to moneys payable to the Debtor arising from, the Mortgaged Revolving Credit Facility Rigs listed on Schedule
2.2 attached hereto (the "Debtor Rigs"); (B) all rights of the Debtor to payment under, and any moneys whatsoever payable to the Debtor under, any bareboat or time charter, drilling contract, or other contract for the use or employment of the Debtor Rigs, and all other rights and benefits whatsoever accruing to the Debtor thereunder, including (but without prejudice to the generality of the foregoing) all claims for damages for any breach by any charterer or other party thereto of such bareboat or time charter, drilling contract, or other contract for the use or employment of the Debtor Rigs; and (C) all freights, passage moneys, hire moneys, compensation payable to the Debtor in the event of the requisition of any Debtor Rig for hire, remuneration for salvage and towage services, demurrage and detention moneys, and any other earnings whatsoever due or to become due to the Debtor and all insurance proceeds payable to the Debtor with respect to any third party liability for any loss of or damage to all or any part of any Debtor Rig and (ii) all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of any Debtor Rig or its capture, seizure, arrest, detention or confiscation by any Governmental Authority or Persons acting on behalf of any Governmental Authority ("Earnings");

                  (b) Insurance Policies. (i) All insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Debtor Rigs and all renewals of and replacements for the same, (ii) all claims, returns of premium and other moneys due and to become due under or in respect of said insurances and (iii) all other rights of the Debtor under or in respect of said insurances; and

                  (c) Proceeds. Any proceeds of any of the foregoing Collateral,

         2.3 Debtor Remains Liable. Anything herein to the contrary notwithstanding: (a) the Debtor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform its obligations thereunder to the same extent as if this Agreement had not been executed; (b) as between the Debtor and the Collateral Agent, the exercise by the Collateral Agent of any rights hereunder shall not release the Debtor from any obligations under any contracts and agreement included in the Collateral; and (c) Collateral Agent shall not have any obligation under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform or fulfill any of the obligations of the Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment the Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

Section 3. Representations and Warranties. The Debtor hereby represents and warrants the following to the Collateral Agent and the Finance Parties:

         3.1 Debtor's Name. The true and correct name of the Debtor, is the name of the Debtor as listed on the signature pages to this Security Agreement or as most recently notified to the Collateral Agent pursuant to Section 4.5 hereof.

         3.2 Lien Priority and Perfection. The security interest in the Collateral created pursuant to this Security Agreement creates a valid and binding security interest in the Collateral, securing the performance and payment of the Secured Obligations, and such security interests will be perfected first priority security interests upon the filing of appropriate financing statements naming the Debtor as debtor and Collateral Agent as collateral agent in the jurisdictions set forth on the attached Schedule 3.2, or as otherwise notified to the Collateral Agent, to the extent such interest may be perfected under the UCC.

Section 4. Debtors' Covenants.

         4.1 Further Assurances. The Debtor agrees that at any time, at the Debtor's expense, the Debtor shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary and that the Collateral Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, provided, however, that, to the extent this Agreement states that the Collateral Agent may direct the Debtor to take an action during the occurrence and continuance of an Event of Default (including, without limitation, under Section 5 hereof), the Collateral Agent shall not be entitled to request the Debtor to take such action unless an Event of Default shall have occurred and be continuing. Without limiting the generality of the foregoing, each Debtor will at the Collateral Agent's request (a) deliver and pledge to the Collateral Agent duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent any instrument, document or chattel paper representing any Earnings or right to receive Earnings or arising as a result of the disposition of any Collateral, and (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably necessary, and as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby. The Debtor shall furnish to the Collateral Agent from time to time any statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request.

         4.2 Insurance. Upon the request of the Collateral Agent, after the occurrence and during the continuance of an Event of Default, the Debtor shall execute and deliver to the Collateral Agent any additional assignments and other documents as may be necessary or desirable to enable the Collateral Agent to directly collect any insurance proceeds.

         4.3 Transfer of Collateral; Release of Security Interest. The Debtor shall not sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral, except as permitted by the Revolving Credit Agreement (including, without limitation but for the avoidance of doubt, by merger permitted under the Term Loan Agreement). The Collateral Agent shall promptly, at the Debtor's expense, execute and deliver all further instruments and documents, and take all further action that the Debtor may reasonably request in order to release

(for itself and on behalf of the other Term Secured Lenders) its security interest in (a) any Collateral which is disposed of in accordance with the terms of the Revolving Credit Agreement or (b) any Collateral the release of which is contemplated by the Term Loan Agreement or this Security Agreement (including, without limitation, in the case of termination of this Security Agreement according to Section 7.4 hereof).

         4.4 Change of Name, State of Incorporation. The Debtor will notify the Collateral Agent in writing 15 days prior to any change in the Debtor's name or jurisdiction of formation.

Section 5. Remedies. If any Event of Default shall have occurred and remain uncured:

         5.1 UCC Remedies. To the extent permitted by law, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to it, all the rights and remedies of a collateral agent under the UCC (whether or not the UCC applies to the affected Collateral).

         5.2 Assembly of Collateral. The Collateral Agent may require the Debtor to, at the Debtor's expense, promptly assemble all or part of the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to all parties. The Collateral Agent may occupy any premises owned or leased by the Debtor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Debtor in respect of such occupation. The Collateral Agent shall have no obligation to take any action to assemble or otherwise take control of the Collateral, whether for the purposes of sale or otherwise.

         5.3 Sale of Collateral. Upon at least ten Business Days prior written notice to the Debtor of the time and place of any proposed sale or other disposition, the Collateral Agent may sell all or part of the Collateral at a public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Collateral Agent deems commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned in such announcement.

         5.4 Earnings. The Collateral Agent may, or may direct any Debtor to, take any action the Collateral Agent deems necessary or advisable to enforce collection of the Earnings including, without limitation, notifying the corresponding account debtors or obligors of the assignment of such Earnings to the Collateral Agent and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Collateral Agent. Upon such notification and direction, and at the expense of the Debtor, the Collateral Agent may enforce collection of any such Earnings, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Debtor might have done. After receipt by the Debtor of notice that the Collateral Agent has so notified and directed an account debtor or obligor all amounts and proceeds (including instruments) received by the Debtor in respect of the corresponding Earnings shall be received in trust for the benefit of the

Collateral Agent hereunder, shall be segregated from other funds of the Debtor, and shall promptly be paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as Collateral. The Debtor shall not adjust, settle, or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         5.5 Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent in order set forth in Clause 32.5 of the Revolving Credit Agreement.

Section 6. Collateral Agent as Attorney-in-Fact for Debtor.

         6.1 Attorney-In-Fact. The Debtor hereby irrevocably appoints the Collateral Agent as the Debtor's attorney-in-fact, with full authority to, if an Event of Default shall have occurred and be continuing (a) act for the Debtor and in the name of the Debtor to, in the Collateral Agent's discretion if an Event of Default shall have occurred and be continuing, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law, (b) receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, and (c) ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and (d) file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

         The power of attorney granted hereby is coupled with an interest and is irrevocable.

         6.2 Collateral Agent Performance. If the Debtor fails to perform any covenant contained herein, the Collateral Agent may itself perform, or cause performance of, such covenant, and the Debtor shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Section 7.1, provided that if no Event of Default exists, the Collateral Agent shall give the Debtor written notice and opportunity to perform prior to itself performing or causing to perform.

         6.3 Collateral Agent's Duties. The powers conferred on the Collateral Agent under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for monies or other property actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care as to the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, provided that the Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 7. Miscellaneous.

         7.1 Expenses. The Debtor shall upon demand pay to the Collateral Agent for its benefit and the benefit of the other Finance Parties the amount without duplication of any reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and the other Finance Parties may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder, and
(c) the failure by the Debtor to perform or observe any of the provisions hereof.

         7.2 Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtor from the terms of this Security Agreement shall be effective unless the same shall be in writing and authenticated by the Debtor, the Collateral Agent, and either, as required by the Revolving Credit Agreement, the Required Revolving Lenders or all the Revolving Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in the Revolving Credit Agreement. All such notices and other communications shall be effective as provided in the Revolving Credit Agreement.

         7.4 Continuing Security Interest; Transfer of Interest. Unless earlier terminated according to Section 4.3 hereof, this Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full and termination of the Secured Obligations, (b) be binding upon the Debtor, the Collateral Agent, the Finance Parties and their respective successors, and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of, and be binding upon, the Collateral Agent, the Finance Parties, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Secured Party assigns or otherwise transfers any interest held by it under the Revolving Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Revolving Credit Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Security Agreement. Upon the indefeasible payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

         7.5 Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

         The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

                                      DEBTOR:

                                      [DEBTOR]


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                      COLLATERAL AGENT:

                                      CREDIT LYONNAIS NEW YORK BRANCH,
                                      as Collateral Agent


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                  SCHEDULE 2.2

                                   Debtor Rigs

                                  SCHEDULE 3.2

                        List of UCC Filing Jurisdictions

                                 SCHEDULE 22.17
                INITIAL MORTGAGED REVOLVING CREDIT FACILITY RIGS


RIG                        REGISTERED OWNER        FLAG     OFFICIAL OR PATENT     HOME PORT     CLASS       LOCATION      OPERATING
---                        ----------------        ----     -------------------    ---------     -----       --------      ---------
                                                                  NUMBER                                                    STATUS
                                                                  ------                                                    -------
Pride Alabama            Pride Offshore, Inc.       US            648034             Houma        yes           GOM        stacked
Pride Alaska             Pride Offshore, Inc.       US            649720             Houma        yes           GOM        stacked
Pride Arkansas           Pride Offshore, Inc.       US            626102             Houma        yes           GOM        stacked
Pride California         Pride Offshore, Inc.     Panama       19861-PEXT-6       Panama City     yes           GOM        stacked
Pride Colorado           Pride Offshore, Inc.       US            646539             Houma        yes           GOM        stacked
Pride Kansas             Pride Offshore, Inc.     Panama       27750-PEXT-1       Panama City     yes           GOM       operating
Pride Louisiana        Mexico Drilling Limited    Panama        9920-PEXT-6       Panama City     yes      GOM (Mexico)   operating
                                 LLC
Pride Mississippi        Pride Offshore, Inc.       US            636406             Houma        yes           GOM        stacked
Pride Nevada           Mexico Drilling Limited   Vanuatu            921            Port Vila      yes      GOM (Mexico)   operating
                                 LLC
Pride New Mexico         Pride Offshore, Inc.       US            643364             Houma        yes           GOM       operating
Pride North Dakota          Pride Offshore          US            636379            Houston       yes           GOM       operating
                          International LLC
Pride Rotterdam             Pride Offshore       Vanuatu           1127            Port Vila      yes         N. Sea      operating
                          International LLC
Pride South Carolina   Mexico Drilling Limited   Vanuatu           1225            Port Vila      yes      GOM (Mexico)   operating
                                 LLC
Pride South Pacific    Pride South Pacific LLC    Panama       6346-PEXT-11       Panama City     yes        W. Africa     stacked
Pride Tennessee             Pride Offshore          US            640126            Houston       yes           GOM        stacked
                          International LLC
Pride Texas              Pride Offshore, Inc.     Panama       27989-PEXT-1       Panama City     yes           GOM       operating
Pride Utah               Pride Offshore, Inc.     Panama       26284-PEXT-3       Panama City     yes           GOM        stacked

Pride West Virginia         Pride Offshore          US            651994            Houston       yes           GOM       operating
                          International LLC
Pride Wyoming            Pride Offshore, Inc.     Panama       23888-PEXT-1       Panama City     yes           GOM        stacked